UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934
(Amendment No.  )

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MYR Group Inc.
(Name of Registrant as Specified in its Charter)

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MYR GROUP

2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

MYR GROUP INC. IS AN EQUAL OPPORTUNITY EMPLOYER | ©2024 MYR GROUP INC. | NASDAQ: MYRG |

LETTER TO SHAREHOLDERS
March 6, 2024
Dear Fellow Shareholder,
On behalf of the Board of Directors and management, we are pleased to invite you to attend the 2024 Annual Meeting of Shareholders of MYR Group Inc., which will be held virtually via live webcast at 8:00 a.m. Mountain Time on Wednesday, April 24, 2024 (the “2024 Annual Meeting”). At that time, you will be able to attend, participate, and vote your shares electronically, by visiting virtualshareholdermeeting.com/MYRG2024. The virtual meeting room will open to shareholders at 7:45 a.m. Mountain time.

We have decided to hold the 2024 Annual Meeting virtually again this year because hosting a virtual annual meeting enables greater shareholder attendance and participation from any location around the world while improving meeting efficiency and our ability to communicate effectively with our shareholders. It also reduces the cost and environmental impact of the 2024 Annual Meeting.

At the 2024 Annual Meeting, we will act on the matters described in the Notice of the 2024 Annual Meeting of Shareholders of MYR Group Inc. and the Proxy Statement that follow this letter. Shareholders of record at the close of business on February 29, 2024 are entitled to notice of, and to vote at, the 2024 Annual Meeting.

It is important that your shares are represented and voted at the 2024 Annual Meeting regardless of the size of your holdings. Even if you plan on attending and participating in the 2024 Annual Meeting, please vote as soon as possible to ensure the presence of a quorum. Instructions on how to vote early are included in the Proxy Statement section titled "QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING." If you do not vote promptly, we may incur additional costs in soliciting proxies. Voting in advance does not deprive you of your right to attend and vote electronically during the 2024 Annual Meeting. Our Board of Directors and Management look forward to your participation in the 2024 Annual Meeting and appreciate your continued support.

Sincerely yours,

Kenneth M. Hartwick                                     Richard S. Swartz
Chair of the Board of Directors                         President and Chief Executive Officer

MYR GROUP INC.
12121 Grant Street, Suite 610
Thornton, CO 80241

YOUR VOTE IS IMPORTANT
NOTICE OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS OF MYR GROUP INC.
March 6, 2024
MYR Group Inc. will hold its 2024 Annual Meeting of Shareholders on Wednesday, April 24, 2024. At the meeting, shareholders will be asked to consider and act upon the following items of business discussed in the attached Proxy Statement. Please note that this Notice of Meeting does not contain all the information you should consider, and you should read the Proxy Statement in its entirety before voting.

WHEN: Wednesday, April 24, 2024 at 8:00 a.m. Mountain Time
WHERE: Online at virtualshareholdermeeting.com/MYRG2024
WHO CAN VOTE: Shareholders of record at the close of business on February 29, 2024 are entitled to vote at the meeting, or any postponement or adjournment thereof.

ITEMS OF BUSINESS	BOARD RECOMMENDATIONS
Proposal 1.
Election of two Class II director nominees for two year terms	FOR Each Director Nominee
Proposal 2.
Advisory approval of the compensation of our named executive officers	FOR
Proposal 3.
Approval of the MYR Group Inc. 2017 Long-Term Incentive Plan (amended and restated as of April 24, 2024);	FOR
Proposal 4.
Ratification of the appointment of our independent registered public accounting firm	FOR
and consideration of other business properly presented at the meeting

ATTEND ONLINE: To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions and vote online during the meeting by following the instructions provided at virtualshareholdermeeting.com/MYRG2024. Please see page one of the accompanying Proxy Statement for details regarding the virtual meeting.
In addition, information on how to obtain access to the list of shareholders of record entitled to vote at the 2024 Annual Meeting, during the ten days before the meeting, is available by contacting the corporate secretary at Secretary@MYRgroup.com.
Important Notice Regarding the Availability of Proxy Materials for our 2024 Annual Meeting of Shareholders to be held on April 24, 2024.
This Notice of the Meeting, the Proxy Statement, the accompanying proxy card and our 2023 Annual Report on Form 10-K were first made available to shareholders on March 6, 2024 at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com.

William F. Fry
Senior Vice President, Chief Legal Officer and Secretary

PROXY STATEMENT	1
VIRTUAL MEETING FORMAT
PROXY SUMMARY	2
CORPORATE GOVERNANCE	7
Code of Ethics and Corporate Governance Principles
Director Independence
Executive Sessions of the Board
Communications with the Board and Reporting of Concerns
Board Leadership Structure
Board Authority to Retain Outside Consultants
Risk Oversight
Board and Committee Self-Evaluations
Committee Membership and Meeting Attendance
Board Refreshment
Overboarding Policy
NOMINATING, ENVIRONMENTAL, SOCIAL, AND CORPORATE GOVERNANCE COMMITTEE MATTERS	11
Committee Independence and Responsibilities
Criteria for Nomination to the Board of Directors
Diversity
Board Diversity Matrix
Director Succession Planning
PROPOSAL 1. ELECTION OF TWO CLASS II DIRECTOR NOMINEES FOR TWO-YEAR TERMS	14
Vote Required
2024 Director Nominees - Class II
Class I and Class III Directors
Non-Employee Director Compensation
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	26
COMPENSATION COMMITTEE MATTERS	27
Committee Independence and Responsibilities
Compensation Consultants
Management Succession Planning and Diversity
Compensation Risk Assessment
Compensation Committee Report
COMPENSATION COMMITTEE LETTER	30
COMPENSATION DISCUSSION AND ANALYSIS	31
Introduction
Objectives of Our Compensation Program
Key Features of Our Compensation
Components of Our Compensation
Shareholder Engagement and Say-on-Pay
2023 Target Compensation
Management’s Role in Determining Compensation
Peer Groups, Pay Mix and Use of Compensation Consultants
Analysis of 2023 Compensation Decisions and Actions
Conclusion of the CD&A

PROXY STATEMENT
We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (collectively the “Board” and each individually, a “Director”) of MYR Group Inc. of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 24, 2024 (the “2024 Annual Meeting”). We began making these proxy materials available to our shareholders at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com on or about March 6, 2024.
Throughout this proxy statement, references to “MYR Group,” the “Company,” “we,” “us,” and “our” refer to MYR Group Inc. and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires.
VIRTUAL MEETING FORMAT
We have decided to hold the 2024 Annual Meeting virtually again this year because hosting a virtual 2024 Annual Meeting enables greater shareholder attendance and participation from any location around the world, while improving meeting efficiency and our ability to communicate effectively with our shareholders. It also reduces the costs and environmental impact of the 2024 Annual Meeting. For all of these reasons, there will not be a physical location for the 2024 Annual Meeting, and you will not be able to attend in person.
We have designed the virtual 2024 Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual 2024 Annual Meeting will be conducted on the internet via live webcast. Shareholders will be able to attend and participate online and submit questions during the 2024 Annual Meeting by visiting virtualshareholdermeeting.com/MYRG2024. Shareholders will be able to vote their shares electronically during the 2024 Annual Meeting.
Shareholders who would like to attend and participate in the 2024 Annual Meeting will need the 16-digit control number included on their proxy card or voting instruction form. The 2024 Annual Meeting will begin promptly at 8:00 a.m. Mountain time. We encourage you to access the 2024 Annual Meeting prior to the start time. Online check-in will begin at 7:45 a.m. Mountain time.
Shareholders should confirm that they have a strong internet connection if they intend to attend and participate in the 2024 Annual Meeting. Attendees should allow sufficient time to log in and ensure that they can hear streaming audio prior to the start of the 2024 Annual Meeting.
Questions and Information Accessibility
The virtual 2024 Annual Meeting format allows shareholders to communicate with us during the 2024 Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the 2024 Annual Meeting, you may do so by logging into the virtual meeting platform at virtualshareholdermeeting.com/MYRG2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the 2024 Annual Meeting that comply with the meeting rules of conduct will be addressed during the 2024 Annual Meeting, subject to time constraints.
Technical Difficulties
If you encounter any difficulties accessing the virtual 2024 Annual Meeting, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the 2024 Annual Meeting and through its conclusion.

MYR GROUP INC. | 2024 PROXY STATEMENT	1

PROXY SUMMARY
This section introduces and provides overview information and the recommendations of the Board for each of the proposals to be voted on at the 2024 Annual Meeting, in addition to highlighting our corporate governance, business results and executive compensation. This overview of voting items does not contain all of the information that you should consider, and we encourage you to review the entire 2024 proxy statement (the “Proxy Statement”) prior to determining how you wish to vote your shares.

PROPOSAL 1. ELECTION OF TWO CLASS II DIRECTOR NOMINEES FOR TWO-YEAR TERMS (full proposal begins on page 14)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES FOR TWO-YEAR TERMS.
The Board and the Nominating, Environmental, Social and Corporate Governance Committee (the "NESG Committee") believe that the two Class II nominees possess the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the Company’s shareholders. Further biographical and qualification information for each director nominee can be found in the full proposal.
Our Director Nominees
At our 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), shareholders approved amendments to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out our classified Board so that the Board is fully declassified from and after the election of directors at our 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). As a result, at the 2024 Annual Meeting, the Class II directors standing for election will be elected for a two-year term that expires at our 2026 Annual Meeting. Next year, directors elected at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) will be elected for a one-year term that expires at the 2026 Annual Meeting. Beginning with the 2026 Annual Meeting, all directors will stand for election each year for one-year terms.
You are being asked to vote on the election of two Class II directors, each for a term ending in 2026 and until a successor has been duly elected and qualified. Directors will be elected by the affirmative vote of a majority of votes cast in this uncontested election.

	Age	Director Since	Primary Occupation	Independent	Other Public Boards	Committee Membership			Board Recommendation
						Audit	Comp	NESG
Donald C.I. Lucky	61	2015	Partner, Reynolds Mirth Richards & Farmer LLP	Yes	None	0	✓	l	For
Shirin S. O'Connor	60	2020	Corporate Vice President - Engineering, Procurement, and Construction at Microsoft Corporation	Yes	None	0	✓	✓	For
✓Committee member
lCommittee Chair

2	MYR GROUP INC. | 2024 PROXY STATEMENT

Corporate Governance Highlights
We are committed to sound corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders and strengthens Board and management accountability.

• Separate Chair of the Board and Chief Executive Officer Positions	• Regular Executive Sessions Without Management Present
• Independent Chair of the Board	• Annual “Say-on-Pay” Shareholder Vote on Executive Compensation
• All Independent Directors Except our Current Chief Executive Officer	• 100% Independent Audit, Compensation and NESG Committees
• Majority Voting in Uncontested Elections	• Annual Engagement of Independent Executive Compensation Consultant
• Risk Oversight by Full Board and Committees	• Engagement Every Three Years of Independent Compensation Consultant for Director Compensation
• Balanced Director Ages (3 Under 60)	• Investor Outreach Program
• Annual Board and Committee Self-Evaluations	• Stock Ownership Guidelines for Named Executive Officers and Directors
• Annual Performance Evaluation of Named Executive Officers by Directors	• Code of Business Conduct and Ethics for Officers and Directors
• Periodic Engagement of Independent Executive and Corporate Governance Consultant	• Director Overboarding Policy
• Board Authority to Retain Outside Consultants	• Board Refreshment Policy With an Expected Director Retirement Age of 72.
• Three of Eight Independent Directors are Female or Racially/Ethnically Diverse	• Board and its Committees Conduct Annual Self-Evaluation Exercises.

MYR GROUP INC. | 2024 PROXY STATEMENT	3

PROPOSAL 2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (full proposal begins on page 62)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
The Board and the Compensation Committee seek a non-binding advisory vote to approve the compensation of our named executive officers (“NEOs”) as described under the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables.” The Board values shareholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when evaluating future executive compensation decisions.

(1)Represents net income attributable to MYR Group.
2023 Performance
Our revenues for the year ended December 31, 2023 were $3.64 billion compared to $3.01 billion and $2.50 billion for the years ended December 31, 2022 and 2021, respectively. Our net income attributable to MYR Group for the year ended December 31, 2023 was $91.0 million compared to $83.4 million and $85.0 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2023, our backlog was $2.51 billion compared to $2.50 billion and $1.79 billion as of December 31, 2022 and 2021, respectively.
Executive Compensation Highlights
Compensation decisions are based on a number of factors, including peer company data and general market data, Company performance against pre-established goals, relative performance of the Company’s stock compared to a peer group, and the experience and contributions of individual executives. At the 2023 Annual Meeting, our shareholders voted on an advisory resolution regarding the compensation of our NEOs (the “Say-on-Pay” proposal), which was approved by more than 93% of the votes represented at the 2023 Annual Meeting and entitled to vote. Our executive compensation program seeks to attract, motivate and retain executive talent and emphasizes pay for performance. Our executive compensation program includes base salary, short-term incentive compensation under our Management Incentive Plan (amended and restated as of May 1, 2014) (the “MIP”), long-term equity compensation under our 2017 Long-Term Incentive Plan (as amended and restated as of April 23, 2020) (the “LTIP”), a defined-contribution retirement plan, profit sharing, and very limited perquisites.

4	MYR GROUP INC. | 2024 PROXY STATEMENT

We continue to strive to adhere to the following best practices in executive compensation:

	WE DO:		WE DO NOT:
☑	Pay for Performance	X	Allow Hedging of our Stock
☑	Hold Annual “Say-on-Pay” Shareholder Vote	X	Allow Pledging of our Stock
☑	Require Officers and Directors to Meet Stock Ownership Guidelines	X	Provide Tax Gross-Ups
☑	Encourage Shareholder Input	X	Provide Single Trigger Change in Control Provisions
☑	Maintain a Clawback Policy	X	Allow Short-Selling of our Stock
☑	Maintain an Independent Compensation Committee	X	Guarantee Minimum Annual Cash Incentive Payments to our NEOs
☑	Conduct Annual Compensation Review and Risk Assessment	X	Provide Dividends or Dividend Equivalents on Unvested Equity
☑	Provide Incentive Compensation Based Upon Financial and Safety Performance Metrics	X	Allow Repricing of Stock Options Without Shareholder Approval
☑	Cap Annual Cash Incentive and Performance Awards	X	Grant Stock Options Below Fair Market Value as of the Grant Date
☑	Base Significant Portion of Long-Term Incentive Awards on Relative Total Shareholder Return
☑	Engage an Independent Compensation Consultant
☑	Align the Financial Interests of our NEOs with those of Shareholders

PROPOSAL 3. APPROVAL OF THE MYR GROUP INC. 2017 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF APRIL 24, 2024). (full proposal begins on page 64)
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MYR GROUP INC. 2017 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF APRIL 24, 2024).
On February 22, 2024, the Board approved and adopted, subject to shareholder approval, the MYR Group Inc. 2017 Long-Term Incentive Plan (amended and restated as of April 24, 2024) (the “A&R 2024 LTIP”). If approved by shareholders, the A&R 2024 LTIP will amend and restate the MYR Group Inc. 2017 Long-Term Incentive Plan (as amended and restated as of April 23, 2020), which itself was an amendment and restatement of the original MYR Group Inc. 2017 Long-Term Incentive Plan. The amendment and restatement is intended to add an additional 700,000 shares to the current plan’s share pool to be available for awards under the A&R 2024 LTIP. The amendment and restatement is also intended to further update the plan document from what was approved in 2020, as further described below.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and the ability to provide equity-based and incentive-based awards under the A&R 2024 LTIP is critical to achieving this success. We believe we would be at a competitive disadvantage if we could not use stock-based awards to recruit and compensate our officers, other employees and directors. Material features and other details of the A&R 2024 LTIP can be found under “Proposal 3. Approval of the MYR Group Inc. 2017 Long-Term Incentive Plan (amended and restated as of April 24, 2024)” and the A&R 2024 LTIP in its entirety is found in Appendix A.

MYR GROUP INC. | 2024 PROXY STATEMENT	5

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (full proposal begins on page 82)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Board and the Audit Committee believe that the appointment of Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024 is in the best interests of the Company and its shareholders.

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2024 ANNUAL MEETING (found on page 83)
We will also act upon any other business as may properly come before the 2024 Annual Meeting of Shareholders and any adjournments or postponements of the 2024 Annual Meeting. The Board or proxy holders will exercise their discretion on any other matters that may arise at the 2024 Annual Meeting.

6	MYR GROUP INC. | 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Shareholders and others can access our corporate governance materials, including our Certificate of Incorporation, Amended and Restated By-Laws (the "By-Laws"), committee charters, Corporate Governance Principles, Code of Business Conduct and Ethics (the “Code of Ethics”) and other corporate governance related materials on our website at investor.myrgroup.com/corporate-governance/governance-documents. Copies of these materials are also available free of charge to any shareholder who sends a written request to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.
The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
CODE OF ETHICS AND CORPORATE GOVERNANCE PRINCIPLES
Our Code of Ethics, which is applicable to all of our directors, officers and employees, is intended to promote honest and ethical conduct, full and accurate public communication and compliance with applicable laws, rules and regulations.
Our Code of Ethics seeks to encourage diversity and social responsibility. We believe a diverse workforce provides a range of perspectives, skills and experiences that will help us meet the challenges and opportunities in our rapidly changing industries.
Our Code of Ethics calls for us to seek to reduce the impact of our operations on the environment and to promote sustainability and environmental awareness at all levels of the Company. Our policy also calls for us to work to prevent pollution and reduce consumption of resources through waste management strategies that promote waste minimization, re-use, recovery and recycling, as appropriate. Additionally, the policy emphasizes the need to incorporate energy efficiency measures into our operations and promote efficient energy use where commercially and economically feasible. Amendments to the Code of Ethics or any grant of a waiver from a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer requiring disclosure under applicable SEC and The Nasdaq Stock Market LLC ("Nasdaq") rules will be disclosed on our website.
Additionally, the Board has adopted Corporate Governance Principles that provide a framework for MYR Group’s corporate governance. The Corporate Governance Principles assist the Board in the exercise of its responsibilities to help confirm compliance with governing law and our policies.
DIRECTOR INDEPENDENCE
Our Corporate Governance Principles require that at least a majority of the Board qualify as independent directors under Nasdaq listing standards and any other requirements of the committees upon which he or she serves. Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that a director who is, or at any time during the past three years was, employed by the Company, is not considered independent. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Members of our Audit Committee and Compensation Committee, respectively, are subject to certain additional qualification requirements as described below under “Audit Committee Matters” and “Compensation Committee Matters.” During the Board’s annual review of director independence, the Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of MYR Group and our senior management.
After considering the Nasdaq listing standards and information provided by each director and director nominee, the Board, upon the recommendation of the NESG Committee, affirmatively determined that the following directors and director nominees are independent: Bradley T. Favreau, Kenneth M. Hartwick, Ajoy H. Karna, Jennifer E. Lowry, Donald C.I. Lucky, Shirin S. O'Connor and William D. Patterson. The Board also previously affirmatively determined that Maurice Moore was independent under the Nasdaq listing standards prior to his retirement from the Board on April 21, 2023. Richard S. Swartz is currently serving as President and Chief Executive Officer ("CEO") of the Company and therefore is not considered an independent director.

MYR GROUP INC. | 2024 PROXY STATEMENT	7

EXECUTIVE SESSIONS OF THE BOARD
In accordance with the Corporate Governance Principles, the independent directors meet at least twice per year in executive sessions. Executive sessions are typically held following Board meetings, without management present.
COMMUNICATIONS WITH THE BOARD AND REPORTING OF CONCERNS
The Board values and encourages constructive dialogue with shareholders and other interested parties on compensation and other important governance topics. Shareholders and other interested parties can communicate with the directors, individually or as a group, by writing to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241 or by completing and submitting the “Information Request” form on our corporate website at www.myrgroup.com under the “Investor Resources” tab of the “Investors” section.
The Secretary forwards communications relating to matters within the Board’s purview to the appropriate directors, communications relating to matters within a Board committee’s area of responsibility to the Chair of the appropriate committee and communications relating to ordinary business matters to the appropriate Company officer. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations, advertisements or inappropriate communications. Anyone who has a concern about the Company’s conduct, accounting, financial reporting, internal controls, or auditing matters may submit that concern anonymously or confidentially to the Company’s Anonymous Incident Reporting System, MySafeWorkplace, at 800-461-9330 or www.mysafeworkplace.com.
BOARD LEADERSHIP STRUCTURE
The Board does not require the separation of the offices of the Chair of the Board ("Board Chair") and the CEO, and our Corporate Governance Principles provide that the Board is free to choose its Board Chair in any way that it deems best for the company at any given point in time. When determining the leadership structure that allows the Board to effectively carry out its responsibilities and represent our shareholders' interests, the Board considers various factors, including our specific business needs, our industry's demands, our operating and financial performance, the economic and regulatory environment, the Board's self-evaluations, alternative leadership structures and our corporate governance policies and practices.
The Board believes that separate Board Chair and CEO positions provide strong leadership for our Company. By separating these positions, our CEO is able to focus on managing the Company’s daily operations and our Board Chair can devote his time and attention to matters of Board oversight and governance.
The Corporate Governance Principles provide that if the Board Chair is not an independent director, the Board will appoint an independent director to serve as lead director. As the Board Chair is currently an independent director, the Board does not have a separate lead independent director.
All of our committee members and our committee chairs are independent.
The NESG Committee and the Board periodically review and consider this leadership structure to confirm it remains appropriate for MYR Group.
BOARD AUTHORITY TO RETAIN OUTSIDE CONSULTANTS
The Board has the necessary power and authority to request and obtain information directly from management, to retain outside consultants and to consult directly with management and employees where it deems appropriate. The Audit Committee has the sole authority to appoint, compensate, retain and oversee the Company’s independent registered public accountants. The Compensation Committee has the sole authority to engage, retain, oversee and terminate compensation advisers for our senior management compensation review and for our directors’ compensation review. The NESG Committee has the sole authority to retain and terminate search firms used to identify director candidates.

8	MYR GROUP INC. | 2024 PROXY STATEMENT

RISK OVERSIGHT
We do not view risk in isolation but consider risk as part of our regular consideration of business strategy and decisions. Assessing and managing risk is the responsibility of management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create shareholder value. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees.
The Board has the responsibility to oversee and review certain aspects of our risk management efforts, either directly or through its committees, based upon management’s identification, assessment and mitigation of risk. We approach risk management by integrating strategic planning and operational decision-making with risk oversight by management and the Board. The Board commits extensive time and effort to discussing and establishing the Company’s strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the strategic plan review, the Board and management focus on the primary value drivers for the Company and risks facing the Company, as well as the Company’s corporate responsibilities.
Only independent Directors serve on our committees that support the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its risk management oversight responsibilities in the areas of financial reporting, internal controls (including internal controls over information technology systems and security), compliance with public reporting requirements and cyber security. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from compensation policies and programs, including the review of incentive compensation to ensure our programs contribute to our success, increase shareholder value and discourage unnecessary and excessive risk taking. The NESG Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks primarily related to corporate governance, director succession, the composition of the Board, as well as climate, environmental, and social matters. Each of the Chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.
We believe that our leadership structure supports the risk oversight function of the Board.
BOARD AND COMMITTEE SELF-EVALUATIONS
Each year, the Board and each of the Audit Committee, the Compensation Committee, and the NESG Committee conduct a self-evaluation addressing matters that the Board and committees consider relevant to their performance. These evaluations include an assessment by each director of the performance of the Board and the committee or committees on which the director sits. The NESG Committee oversees the evaluation process.
The Board periodically retains an independent, third-party executive and corporate governance consultant to facilitate Board and committee self-evaluations and individual director performance evaluations.
COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE
Our Board designates the members and Chairs of committees based on the NESG Committee’s recommendations. The Board's three standing committees—Audit, Compensation, and NESG—are each composed entirely of independent directors. Non-independent directors do not serve on any of the committees.
Each of the three standing committees has a written charter adopted by the Board. The charters define each committee’s roles and responsibilities. The charters are available on our website at investor.myrgroup.com/corporate-governance/corporate-documents. MYR Group will provide copies of these charters free of charge to any shareholder who sends a written request to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.

MYR GROUP INC. | 2024 PROXY STATEMENT	9

We expect directors to regularly attend Board meetings and meetings of the committees on which they serve. In 2023, the Board held 7 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 4 meetings, and the NESG Committee held 3 meetings. Each of our directors serving during the year ended December 31, 2023 attended at least 75% of the aggregate number of meetings of the Board and committees on which they served (held during the period in which the director served). The overall aggregate director attendance for all Board and committee meetings was 100%. All directors serving at the time of the 2023 Annual Meeting, including the director nominees, attended that meeting. All current directors are expected to attend the 2024 Annual Meeting and each annual meeting of shareholders generally.
Current membership of the standing committees is as follows:

	Audit	Compensation	NESG
Bradley T. Favreau	0	✓	✓
Kenneth M. Hartwick	✓	0	0
Ajoy H. Karna	✓	0	0
Jennifer E. Lowry	l	0	0
Donald C.I. Lucky	0	✓	l
Shirin S. O'Connor	0	✓	✓
William D. Patterson	0	l	0
Richard S. Swartz	x	x	x
x Not an independent director; therefore, does not serve on any committee.
lCommittee Chair
✓Committee member
BOARD REFRESHMENT
The Board's Corporate Governance Principles establish the general policies that (i) typically directors will not be nominated for reelection or reappointment to the Board after fifteen years of service as a member of the Board and (ii) directors will not be nominated for reelection or reappointment to the Board after reaching the age of 72. Directors are expected to tender their resignations immediately following the first annual meeting of shareholders following their 72nd birthday. The Board retains its discretion to waive these policies in individual cases.
OVERBOARDING POLICY
The Board's Corporate Governance Principles provide that directors should serve on the boards of directors of no more than three other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve the Company. Directors should advise the Chair of the Board and the NESG Committee before accepting an invitation to serve on the board of directors of another public company. The Board takes into account the nature of and time involved in a director’s service on other boards in evaluating the qualifications of each director. The NESG Committee evaluates director time commitments annually and compliance with this policy. All of our current Board members are in compliance with the Company’s overboarding policy.

10	MYR GROUP INC. | 2024 PROXY STATEMENT

NOMINATING, ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board has determined that all of the NESG Committee members are independent under the Nasdaq listing standards. The primary responsibilities of the NESG Committee include, among others:
•identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•advising the Board with respect to the Board’s size, composition, procedures and committees;
•advising the Board on corporate governance matters, including the ongoing review and assessment of the Board's Corporate Governance Principles;
•overseeing the self-evaluation of the Board and the Board's committees;
•assisting the board in identifying, evaluating and monitoring environmental, climate, health, safety, social, and public policy trends, issues and concerns and other corporate responsibility matters ("ESG") that could affect MYR Group's business activities, performance and reputation; and
•assisting the board in determining whether the Company has appropriate policies, management systems, strategies and initiatives in place with respect to ESG.
CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS
The NESG Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership in accordance with the committee’s charter, our Certificate of Incorporation, our By-Laws, our Corporate Governance Principles and additional criteria that may be considered regarding director candidate qualifications. Candidates for nomination to the Board may be suggested by current directors, management, shareholders, or a third-party search firm engaged to assist with director recruitment. When a third-party search firm is engaged, the NESG Committee generally provides the firm with guidance as to the qualifications, qualities, and skills that the NESG Committee is seeking in potential candidates, and the search firm identifies candidates for the NESG Committee's consideration.
The NESG Committee will consider candidates for nomination to the Board suggested by shareholders. Shareholder recommendations for Board candidates should be submitted in writing to our Secretary at MYR Group Inc. 12121 Grant Street, Suite 610, Thornton, CO 80241. For information regarding how shareholders may nominate director candidates to the Board, see "2025 Annual Meeting of Shareholders - Shareholder Proposals and Nominations for the 2025 Annual Meeting" in this Proxy Statement.
In evaluating potential candidates for Board membership, the NESG Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the NESG Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the NESG Committee will conduct interviews with the candidate and may invite other Board members or Company executives to interview the candidate to assess the candidate’s overall qualifications. The NESG Committee will consider the candidate against the criteria described below in the context of the Board’s then current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This evaluation process is the same of all candidates, including any director candidates identified by shareholders.

MYR GROUP INC. | 2024 PROXY STATEMENT	11

Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and is significantly influenced by the particular needs of the Board from time to time, there is not a specific set of qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal requirements, the Nasdaq listing standards and the provisions of our Certificate of Incorporation, By-Laws, Corporate Governance Principles and charters of the Board’s committees. When considering nominees, the NESG Committee will take into consideration many factors including, but not limited to, a candidate’s:
•record of accomplishment in his or her field;
•ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company;
•depth and breadth of experience at an executive, policy-making level in business, financial services, academia, law, government, technology or other areas relevant to the Company’s activities;
•personal and professional ethics, integrity and values;
•commitment to enhancing shareholder value;
•ability to exercise good judgment and provide practical insights and diverse perspectives;
•knowledge of the Company’s industry, markets and customers;
•vision, leadership and individual talents;
•absence of real and perceived conflicts of interest;
•ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;
•ability to attend Board and committee meetings in person;
•ability to develop a good working relationship with other members of the Board; and
•ability to contribute to the Board’s working relationship with senior management.
When considering nominees, the NESG Committee may also consider whether the candidate possesses the qualifications, experience, attributes and skills, taken as a whole, it considers appropriate in the context of the Board’s overall composition and needs.
The Board is responsible for nominating directors for election to the Board. When considering whether our directors, including the nominees, have the experience, qualifications, attributes and skills to serve on the Board, the Board considers the NESG Committee’s recommendations and the individual’s breadth of knowledge of our industry and customers, integrity, particular experiences, talents, business judgment, vision, leadership skills and what each individual would bring to the Board as a whole, including the information discussed in each of the director’s individual biographies. Additionally, the Board considers and values a director’s or director nominee’s extensive experience as a business leader and strong understanding of business operations in general.
Under the heading “Proposal 1. Election of Two Class II Director Nominees for Two-Year Terms” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly traded companies, together with the nominee's qualifications, experience, key attributes and skills that the NESG Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.

12	MYR GROUP INC. | 2024 PROXY STATEMENT

DIVERSITY
MYR Group's Board believes diversity on the Board is critical to the Company’s ability to create long-term value for its shareholders. The Board has and will continue to make diversity, including gender, race/ethnicity, national origin, career experience, and diversity of mind, key factors when considering director candidates. The Board believes that a diverse board strengthens Board performance and better positions the Board to make thoughtful decisions. Diverse backgrounds are key for our Board to provide effective governance, advice on the Company’s operations, and to assess risk and opportunities for the Company’s business. Pursuant to our Corporate Governance Principles, the NESG Committee considers the value of diversity on the Board in the director-nominee identification and nomination process and believes that a diverse board strengthens Board performance and better positions the Board to make thoughtful decisions. Accordingly, the NESG Committee strives to select nominees with complementary and diverse skills, backgrounds and experiences. The NESG Committee assesses the effectiveness of this approach as part of its review of the Board’s composition and as part of the Board’s and the Committee’s self-evaluation process.
In recent years our board composition has shifted and reduced its average tenure. Specifically, five new directors have joined our Board since 2016 and the average tenure of our current directors is 7.50 years.
BOARD DIVERSITY MATRIX
The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606. Two of our directors identify as women, one as White/Middle Eastern, one as Asian, and two as non US-citizens. Additionally, under the definition utilized by Institutional Shareholder Services (ISS), one director identifies as having two races/ethnicities.

Board Diversity Matrix (As of February 22, 2024)
Total Number of Directors:	8

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White (other than Middle Eastern)	2	5
Middle Eastern	1
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background
DIRECTOR SUCCESSION PLANNING
The NESG Committee regularly reviews the size and composition of the Board, which includes identifying measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity, and recommends opportunities for adding diversity to the Board. While the NESG Committee performs the initial review of the succession plans and makes recommendations to the Board as necessary, the entire Board has the primary responsibility for Board and committee succession planning and has developed both long-term and contingency plans.

MYR GROUP INC. | 2024 PROXY STATEMENT	13

PROPOSAL 1. ELECTION OF TWO CLASS II DIRECTOR NOMINEES FOR TWO-YEAR TERMS.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWO CLASS II DIRECTOR NOMINEES FOR TWO-YEAR TERMS.
The Board currently consists of eight directors. The directors are divided into three classes, designated as Class I, Class II and Class III. At our 2023 Annual Meeting, shareholders approved amendments to our Certificate of Incorporation to phase out our classified Board so that the Board is fully declassified from and after the election of directors at our 2026 Annual Meeting. As a result, at the 2024 Annual Meeting, the Class II directors standing for election will be elected for a two-year term that expires at our 2026 Annual Meeting. Next year, directors elected at the 2025 Annual Meeting (Class III directors) will be elected for a one-year term that expires at the 2026 Annual Meeting. Beginning with the 2026 Annual Meeting, all directors will stand for election each year for one-year terms.
The NESG Committee recommended to the Board, and the Board approved, the nominations of Donald C.I. Lucky and Shirin S. O'Connor, each for a term ending at the 2026 Annual Meeting or until his or her successor has been chosen and qualified.
Each of the nominees was chosen by the Board to serve as a director because the Board and the NESG Committee believe that their qualifications, experience, background and skills, taken together, demonstrate their capacity to make a continuing meaningful contribution to the Board’s oversight of the business and affairs of the Company. Accordingly, the Board believes that the continued service of each of the nominees on the Board will serve the best interests of the Company and all of its shareholders.
If any nominee should be unavailable to serve due to an unanticipated event, the Board may designate another person as a substitute nominee or, in accordance with our By-Laws, act to reduce the total number of directors on the Board. If the Board substitutes another nominee, the shares represented by your proxy card will be voted for the substitute nominee. None of the nominees are related to one another or to any other director or executive officer of MYR Group or its subsidiaries by blood, marriage or adoption.
VOTE REQUIRED
Our By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR, and votes AGAINST, but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
In a contested election, where the number of director nominees exceeds the number of directors to be elected, a plurality vote standard will apply, and the director nominees who receive the most FOR votes will be elected.
In this election, because the number of director nominees does not exceed the number of directors to be elected, the election of directors at the 2024 Annual Meeting will not be a contested election. As a result, each of the nominees will be elected if the number of shares voted FOR such nominee’s election exceeds 50% of the number of votes cast on the issue of such nominee’s election (including votes FOR and votes AGAINST, but excluding any votes to ABSTAIN or broker non-votes).
If you return a proxy card without giving specific voting instructions, then your shares will be voted FOR the election of each of the nominees.

14	MYR GROUP INC. | 2024 PROXY STATEMENT

2024 DIRECTOR NOMINEES - CLASS II
The following is information as of February 29, 2024, regarding each director who is up for election at the 2024 Annual Meeting.
Nominees for Election as Class I Directors

Donald C.I. Lucky

Age: 61
Director Since: 2015
Independent: Yes
Nominated for Class: II
Committee Membership: Audit ☐ Compensation ☒ NESG ☒ (Chair)
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Lucky is a construction attorney and the Construction Practice Leader at the century-old Alberta-based law firm of Reynolds Mirth Richards & Farmer LLP, where he has practiced since 1988 and previously served as Managing Partner. He has advised contractors and owners in major power projects, including oil and gas, solar, wind and carbon capture, engineer procurement and construction mega projects and more than 100 public-private finance infrastructure projects (hospitals, penitentiaries, water treatment and transportation) throughout Canada, the United States and Australia. Mr. Lucky has appeared as counsel at all levels of the Courts of Alberta and the Northwest Territories and in mediations and arbitrations as counsel and adjudicator. In addition to his practice of law, he taught Construction Law at the University of Alberta from 2002 to 2015 and has received numerous industry awards and recognitions in the area of construction law and otherwise, including being inducted into the Canadian College of Construction Lawyers in 2009. Mr. Lucky earned his Bachelor of Commerce and Bachelor of Law degrees from the University of Alberta, and his Master of Law degree from the University of Cambridge.

Qualifications, Experience, Key Attributes and Skills:

Throughout his career as an attorney in the construction industry, Mr. Lucky has demonstrated a detailed understanding of the legal issues and risks of our current and expanding markets. Mr. Lucky’s perspective as an academic and his involvement in various energy projects in multiple countries provides the Board with valuable new ideas and perspectives. Mr. Lucky’s experience in the construction industry, along with the wealth of knowledge he has gained through advocating for contractors, gives the Board significant insight for our strategic planning as well as an understanding and awareness of the Company’s opportunities and challenges, all of which makes him highly qualified to serve as Chair of the NESG Committee and as a member on the Compensation Committee.

MYR GROUP INC. | 2024 PROXY STATEMENT	15

Shirin S. O'Connor

Age: 60
Director Since: 2020
Independent: Yes
Nominated for Class: II
Committee Membership: Audit ☐ Compensation ☒ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: None

Ms. O’Connor has served as Corporate Vice President - Engineering, Procurement, and Construction at Microsoft Corporation, a technology company, since 2022. She previously served as Vice President, Global Engineering, Global Procurement, and Quality/Continuous Improvement at Air Products and Chemicals, Inc. an industrial gases company, from 2020 to 2022. In 2020, Ms. O’Connor also previously served as Vice President, Project Director for Fluor Corporation’s (an engineering and construction firm) Energy and Chemicals Business Line. She has over 28 years of experience executing and leading large and mega capital projects for a wide range of industries including Energy and Chemicals, Advanced Technologies and Life Sciences, and Mining and Metals both domestically and internationally. Ms. O’Connor also previously served as Fluor’s Director of Engineering for Americas from 2018 to 2020 providing leadership oversight of engineering resources and execution in South America, US, and Canada. Prior to this role, Ms. O'Connor served as a Project Director for Fluor Corporation from 2005 to 2018. Ms. O’Connor earned a Bachelor of Science degree in electrical engineering from Clemson University and a Master of Science degree in electrical engineering from the University of South Carolina. Ms. O’Connor is also a registered professional engineer.

Qualifications, Experience, Key Attributes and Skills:

Ms. O’Connor has substantial project management, leadership, and engineering experience, including leading mega projects and support groups in the engineering construction sector. Her skills of oversight, management, and estimating of large-scale engineering, procurement and construction projects provide the Board and management with valuable insight; and contribute to the Board’s understanding of the work routinely performed by the Company. Ms. O’Connor’s ability to quickly understand large project opportunities broadens our Board’s experience and understanding of our work and the accompanying risk. Her experiences, including leading groups in sophisticated multinational organizations, make Ms. O’Connor well qualified to serve on the Board, the Compensation Committee and the NESG Committee.

16	MYR GROUP INC. | 2024 PROXY STATEMENT

CLASS I AND CLASS III DIRECTORS
The following is information as of February 29, 2024 regarding Class I and Class III directors.
CLASS II DIRECTORS

Kenneth M. Hartwick

Age: 61
Director Since: 2015
Independent: Yes
Class: I
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: Via Renewables LP

Mr. Hartwick has served as President and CEO for Ontario Power Generation, an owner of power generation in Canada and United States, since 2019. Mr. Hartwick is also a Director at Ontario Power Generation. Previously, Mr. Hartwick served as Senior Vice President of Finance, Strategy, Risk & Chief Financial Officer for Ontario Power Generation from 2016 to 2019. From 2015 to 2016, Mr. Hartwick served as the Chief Financial Officer of Wellspring Financial Corporation, a Canadian sales financing company. Prior to joining Wellspring Financial Corporation, Mr. Hartwick served for ten years as Director, President and CEO of Just Energy Group Inc., an integrated retailer of commodity products. At Just Energy Group, Inc., his role included putting in place a broad set of financing arrangements for growth in North America and the United Kingdom and the expansion of the sales organization across these locations. Prior to that, Mr. Hartwick held a variety of senior executive roles, gaining an extensive financial background in the energy, consumer products and capital markets areas, including the positions of CEO and Chief Financial Officer at Just Energy Group, Inc., Chief Financial Officer at Hydro One, Inc. and a partner at Ernst & Young LLP. In each of these roles, Mr. Hartwick participated in the expansion and growth of the businesses and the establishment of financial platforms to support that growth. Mr. Hartwick currently serves on the Board of Directors of Via Renewables LP, a publicly traded retail energy services company. From 2004 to 2016, Mr. Hartwick served on the Board of Directors of Atlantic Power Corporation, a publicly traded power generation company in the United States and Canada. From 2014 through 2016, Mr. Hartwick served on the Board of Governors for Trent University, his alma mater. Mr. Hartwick earned his Honors of Business Administration Degree from Trent University, Peterborough, Ontario and is a Certified Public Accountant.

Qualifications, Experience, Key Attributes and Skills:

Mr. Hartwick’s experience in senior executive positions, including the roles of chief executive officer and chief financial officer, brings leadership, risk management, and strategic planning experience to the Board and Audit Committee. Mr. Hartwick’s in-depth knowledge of financing initiatives as a senior executive in North American markets provides the Board with proficiencies to support business development, growth strategies and expenditure plans. Mr. Hartwick’s experience as a director of other publicly-traded companies enables him to provide insights into a variety of strategic planning, risk management, compensation, finance and governance practices. The culmination of Mr. Hartwick’s leadership in the energy industry and financial sector make him a valued advisor and highly qualified to serve as Board Chair and as a member of our Audit Committee.

MYR GROUP INC. | 2024 PROXY STATEMENT	17

Jennifer E. Lowry

Age: 55
Director Since: 2018
Independent: Yes
Class: I
Committee Membership: Audit ☒ (Chair) Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: Clearway Energy, Inc. & Electriq Power Holdings, Inc.

Ms. Lowry is a retired finance and strategy executive. Ms. Lowry served as Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc., a global food company, from 2016 until her retirement in 2021. From 2012 to 2016, Ms. Lowry held senior management roles with Exelon Corporation (“Exelon”), a U.S. power generator, and Constellation Energy Group, Inc. (“Constellation”), an energy company which merged with Exelon. With Constellation she served as Treasurer and Vice President, and while at Exelon she was Senior Vice President, Generation Company Strategy. Prior to that, she held executive positions at companies within the electric power industry including Cogentrix Energy Group, Inc. and The AES Corporation, where she worked in Treasury, Corporate Finance and Project Development Groups.

Since February 2022, Ms. Lowry has served on the board of Clearway Energy, Inc., where she currently is the chair of the Energy Risk Management Committee. In August of 2023, Ms. Lowry was also appointed to the Board of Directors of Electriq Power Holdings, Inc. Ms. Lowry also has served on numerous governing committees within Constellation and Exelon and previously served as Chair of the Maryland Zoo Board of Trustees. She attended Dartmouth College, where she earned a Bachelor of Arts degree and Bachelor of Engineering degree with a focus on electrical engineering, and she earned a Masters in Management from the Northwestern University Kellogg School of Management.

Qualifications, Experience, Key Attributes and Skills:

Ms. Lowry’s experience in senior executive positions, in several industries, including the electric power industry with several major utilities, brings industry knowledge and expertise, strong leadership qualities and a diverse set of finance, strategy, risk management, and governance skills to our Board. Her financial and strategic transactional experience with both national and global organizations offers unique perspectives to our Board. Ms. Lowry’s collective leadership, experience and skillset makes her a valuable asset and highly qualified to serve on our Board and as the Chair of our Audit Committee.

18	MYR GROUP INC. | 2024 PROXY STATEMENT

Richard S. Swartz

Age: 60
Director Since: 2019
Independent: No
Class: I
Committee Membership: Audit ☐ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Swartz was appointed President and CEO of MYR Group in 2017. Mr. Swartz also chairs the Company’s internal executive committee. Mr. Swartz has more than 40 years of industry experience. He began his career in field operations, and subsequently served in a variety of senior management positions including as the Vice President of our subsidiary Sturgeon Electric Company, Inc. (“Sturgeon Electric”) C&I division, Vice President of Sturgeon Electric’s T&D—Midwest division, Group Vice President C&I and T&D—West, and MYR Group’s Executive Vice President and Chief Operating Officer for six years, preceding his CEO appointment. Mr. Swartz was instrumental in the development and inception of project management and productivity improvement programs as well as in the formulation of several corporate safety initiatives. He spearheaded Sturgeon Electric’s participation in OSHA's Voluntary Protection Program (“VPP”) for the Mobile Workforce Demonstration Program, for which Sturgeon Electric has achieved and maintained STAR status since 2008.

Qualifications, Experience, Key Attributes and Skills:

Mr. Swartz’s 40 years of experience with the Company’s operations brings leadership, risk management, technical and strategic planning experience to the Board. His extensive knowledge of the Company’s personnel and capabilities provides valuable insight to the Board.

MYR GROUP INC. | 2024 PROXY STATEMENT	19

CLASS III DIRECTORS

Bradley T. Favreau

Age: 40
Director Since: 2016
Independent: Yes
Class: III
Committee Membership: Audit ☐ Compensation ☒ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: American Outdoor Brands, Inc.

Mr. Favreau currently serves as Partner at Engine Capital Management, LLC (“Engine Capital Management”), which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital Management since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. Beginning in 2022, Mr. Favreau has served as a director and member of the Compensation Committee at American Outdoor Brands, Inc., a leading provider of outdoor lifestyle products and accessories. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital Management, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG. Mr. Favreau received a Master of Business Administration from Columbia Business School and a Bachelor of Science degree from the Kelley School of Business at Indiana University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Favreau’s experience at an investment firm with investments in a broad range of industries provides the Board with additional financial and operational expertise. Such knowledge helps our Company to position itself for future growth and allocate capital effectively. Mr. Favreau’s experiences as a director and member of the Audit Committee of RDM Corporation and as a consultant at HUSCO International offer the Board additional awareness and perspectives for the Company’s oversight and risk management functions. Mr. Favreau, with his financial background and experience serving on another board of directors, has proven to be a valuable asset to the Board, the Compensation Committee and the NESG Committee.

20	MYR GROUP INC. | 2024 PROXY STATEMENT

Ajoy H. Karna

Age: 57
Director Since: 2022
Independent: Yes
Class: III
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Karna has served as Executive Vice President and Chief Financial Officer of Covetrus, Inc., a global animal-health technology and services company, since 2022. From 2012 through 2022, Mr. Karna held senior management roles with Sysco Corporation, a wholesale restaurant food distributor, including Senior Vice President, Treasury, M&A & Corporate Finance; Senior Vice President, Finance; Senior Vice President & CEO, Foodservice Europe; and Senior Vice President, Strategy and CFO International. Prior to Sysco, Mr. Karna served in various senior roles for PepsiCo, Inc. and its subsidiaries including Senior Vice President, Merger and Acquisitions. Prior to PepsiCo, Inc. Mr. Karna served in various finance roles of increasing responsibility for the Quaker Oats Company. Mr. Karna holds an undergraduate degree in finance from Georgetown University and a Master of Business Administration degree from Northwestern University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Karna's more than 33 years of experience in finance, strategy, and management provide the Board with added insight into financial, business, and strategic matters. Additionally, Mr. Karna’s international business, treasury, supply chain, and mergers & acquisitions experience provide value to the Board. His time with large multi-national corporations such as Sysco Corporation and PepsiCo, Inc., as well as other companies, allows him to provide a unique perspective and serve as a valuable asset to the Board and as a member of our Audit Committee.

MYR GROUP INC. | 2024 PROXY STATEMENT	21

William D. Patterson

Age: 69
Director Since: 2007
Independent: Yes
Class: III
Committee Membership: Audit ☐ Compensation (Chair) ☒ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Patterson is a retired water utility executive who is currently engaged in not-for-profit and philanthropic activities. From 2010 through 2016, Mr. Patterson provided advisory and consulting services to utilities through EnSTAR Management Corporation, a company that he founded. In 2010, Mr. Patterson retired from American Water Works Company Inc. (“American Water Works”), the largest investor-owned U.S. water and wastewater utility company. From 2009 until his retirement in 2010, Mr. Patterson served as Senior Vice President of Corporate and Business Development for American Water Works. From 2005 to 2008, Mr. Patterson served as Senior Vice President and Chief Financial Officer of Pennichuck Corporation, an investor-owned water utility holding company. From 2003 to 2005, he served as an executive advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. His experience also includes nearly 20 years of work within the investment banking industry, serving in senior positions at E.F. Hutton, Shearson Lehman and Smith Barney, where he was managing director and co-head of the corporate finance department’s regulated utilities practice. Mr. Patterson earned his Bachelor of Science degree in civil engineering from Princeton University, graduating summa cum laude. He earned his Master of Business Administration degree in finance and accounting from the University of Chicago Booth School of Business.

Qualifications, Experience, Key Attributes and Skills:

Mr. Patterson is a financial executive and expert with 30 years of experience primarily serving the regulated utility and energy/utility infrastructure markets. Mr. Patterson brings a broad-based track record of success as a banker, investor and advisor and has held senior management and independent director positions for both public and private companies. His service as a senior executive for various companies in the utility industry provides him with an understanding and awareness of our markets and a valuable perspective that make Mr. Patterson highly qualified to serve as Chair of the Compensation Committee.

22	MYR GROUP INC. | 2024 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain directors and to compensate directors for their service on the Board in amounts that are commensurate with their Board and committee responsibilities. The Compensation Committee reviews director compensation periodically and recommends changes to the Board when it deems them appropriate. The Compensation Committee and the Board consider analyses prepared by the Compensation Committee’s independent executive and director compensation consultant, Mercer, a wholly-owned subsidiary of March & McLennan Companies, Inc. ("Mercer"), of reported director compensation practices at our peer companies. The Compensation Committee generally seeks to target our directors’ total compensation (defined as total cash compensation and total equity compensation) at or near the median total compensation of the directors of our peers.
In February 2022, at the request of our Compensation Committee, Mercer performed and presented to the Compensation Committee a study of reported non-employee director compensation practices (the “2022 Mercer Non-Employee Director Compensation Study”). The 2022 Mercer Non-Employee Director Compensation Study included comparisons of our non-employee director compensation to a peer group of companies, which assisted the Compensation Committee with designing our non-employee director compensation program to be competitive with the peer group and other companies in our markets.
According to the 2022 Mercer Non-Employee Director Compensation Study, total cash compensation compared to a group of our peers was below the 50th percentile and annual equity compensation was near the 50th percentile, which resulted in total direct compensation below the 50th percentile.
In 2023, the Compensation Committee again considered the 2022 Mercer Non-Employee Director Compensation Study and changes in the Board’s structure and recommended to the Board, and the Board approved, no changes to non-employee director compensation for 2023, which was as follows:
•Annual retainer of $80,000 (including seven in-person Board meetings and up to ten telephonic Board meetings);
•Additional cash compensation of $2,000 for attendance in-person and $1,000 for attendance telephonically for each additional meeting above the number of Board meetings included in the annual retainer;
•Annual retainer of $50,000 annually for the Board Chair;
•Annual retainer of $20,000 for the Chair of the Audit Committee;
•Annual retainer of $15,000 for the Chair of the Compensation Committee;
•Annual retainer of $12,500 for the Chair of the NESG Committee;
•Annual equity award of $110,000 in the form of time-based restricted stock units ("Restricted Stock Units");
•Additional annual equity award of $50,000 for the Board Chair in the form of Restricted Sock Units; and
•Reimbursement for reasonable costs and expenses incurred in connection with attendance at Board and committee meetings.

MYR GROUP INC. | 2024 PROXY STATEMENT	23

Director Compensation Table
The following table sets forth the compensation received by each of our non-employee directors in the year ended December 31, 2023. Beginning with the Board meeting in April 2023 our non-employee directors received one-quarter of the annual cash retainer and one-quarter of the additional cash compensation for serving as the Chair of a board committee or as Board Chair at each quarterly board meeting:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Bradley T. Favreau	80,000	109,879	189,879
Kenneth M. Hartwick(4)	130,000	159,995	289,995
Ajoy H. Karna	80,000	109,879	189,879
Jennifer E. Lowry(5)	95,000	109,879	204,879
Donald C.I. Lucky(6)	92,500	109,879	202,379
Maurice E. Moore(7)	25,000	—	25,000
Shirin S. O'Connor	80,000	109,879	189,879
William D. Patterson(8)	95,000	109,879	204,879
(1)This column reflects the cash fees earned by directors in 2023, including fees that were paid in the form of common stock. Our non-employee directors have the option of receiving between 10% and 60% of their annual cash retainer in the form of our common stock. In addition to fees received, the amounts in this column include the cash equivalent of the stock received by a director making this election. In 2023, none of our directors elected to receive shares of stock as a portion of their annual retainer.
(2)Messrs. Favreau, Karna, Lucky, and Patterson, and Mses. Lowry and O'Connor were each awarded 877 Restricted Stock Units and Mr. Hartwick was awarded 1,277 Restricted Stock Units, on April 20, 2023. The amounts in this column represent the aggregate grant date fair value of those awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Compensation-Stock Compensation Topic 718, excluding the effect of estimated forfeitures. These awards vest at the end of a one-year period. These amounts are based upon the closing stock price on the date of the grant for these awards and may not correspond to the actual value that may be recognized. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2023 included in our 2023 Annual Report on Form 10-K (the "2023 Form 10-K").
(3)As of December 31, 2023, Messrs. Favreau, Karna, Lucky, and Patterson and Mses. Lowry and O'Connor each held 877 unvested Restricted Stock Units, and Mr. Hartwick held 1,277 unvested Restricted Stock Units.
(4)Includes cash compensation of $50,000 for Mr. Hartwick's service as Board Chair.
(5)Includes cash compensation of $15,000 for Ms. Lowry's service as the Chair of the Audit Committee.
(6)Includes cash compensation of $12,500 for Mr. Lucky's services as the Chair of the NESG Committee.
(7)Compensation earned by Mr. Moore during 2023 related to services he provided through his retirement from the Board on April 21, 2023 and includes cash compensation of $5,000 for Mr. Moore's service as the Chair of the Audit Committee.
(8)Includes cash compensation of $15,000 for Mr. Patterson's service as the Chair of the Compensation Committee.
Director Stock Ownership
The Board has established stock ownership guidelines for our non-employee directors to reinforce the importance of aligning the interests of our directors and shareholders. The guidelines for non-employee directors generally require directors to meet an equity ownership level with a value equal to or greater than four times the annual cash retainer within five years from the date the director was appointed to the Board. A non-employee director has three years to meet an incremental increase in the minimum stock ownership level caused by an increase in the annual retainer. We have adopted retention requirements with respect to these stock ownership guidelines whereby directors are expected to retain shares received through the vesting of Restricted Stock Units if they have not satisfied the required equity ownership level.

24	MYR GROUP INC. | 2024 PROXY STATEMENT

The following table sets forth each non-employee director’s ownership as of February 29, 2024 for stock ownership guidelines purposes:

Name	Share Ownership(1) (#)	Value Of Share Ownership(2) ($)	Ownership Guideline	Current Ownership Multiple
Bradley T. Favreau	11,702	1,832,884	4.0 ×	22.9	x
Kenneth M. Hartwick	22,288	3,490,969	4.0 ×	43.6	x
Ajoy H. Karna	2,302	360,562	4.0 ×	4.5	x
Jennifer E. Lowry	9,991	1,564,890	4.0 ×	19.6	x
Donald C.I. Lucky	18,542	2,904,233	4.0 ×	36.3	x
Shirin S. O'Connor	5,392	844,549	4.0 ×	10.6	x
William D. Patterson	32,627	5,110,367	4.0 ×	63.9	x
(1)The numbers of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purposes and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2023 of $156.63, whichever is higher.

Trading Restrictions
Our insider trading policy, among other things, prohibits our directors from hedging the economic risk of their stock ownership by purchasing or using, directly or indirectly, through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. The policy also prohibits trading in our securities outside of specified window periods and without pre-clearance.

MYR GROUP INC. | 2024 PROXY STATEMENT	25

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have a written policy and procedures, which has been adopted by the Board and is administered by the Audit Committee (the “RPT Policy”), for the review, approval and ratification of any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any related person has or will have a direct or indirect material interest. Under our policy, the definition of related persons includes, among others, any person who is or was, during the last fiscal year, an executive officer, director or nominee for director of the Company, any shareholder owning more than 5% of any class of our voting securities, or an immediate family member of any such person.
It is the policy of the Company to prohibit related person transactions unless the Company’s Audit Committee has determined in advance of the Company or a subsidiary entering into the transaction that it will be conducted on terms that are fair to the Company or the subsidiary and the transaction is in the best interests of the Company or the subsidiary. The Audit Committee will review all of the relevant facts and circumstances of all proposed related person transactions that require the Audit Committee's approval and either approve or disapprove of the entry into the related person transaction, subject to the exceptions described below. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related person transaction was initiated by the Company, a subsidiary or the related person, (iii) whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related person transaction, (v) the approximate dollar value of the amount involved in the related person transaction, particularly as it relates to the related person, (vi) the related person's interest in the related person transaction and (vii) any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.
One of the Company’s subsidiaries, Sturgeon Electric Company, Inc., employs Ron Egan as a Logistics and Manufacturing Manager. Ron Egan is the brother of Don Egan, the Company’s Senior Vice President and COO – C&I. Ron Egan’s total annual cash and equity compensation for 2023 was approximately $125,000, which amount is generally consistent with the compensation provided to other similarly-situated employees. Ron Egan is also eligible to participate in Company benefit plans that are available to other employees in similar positions and locations. This related person transaction was reviewed and approved by the Audit Committee in accordance with the RPT Policy.

26	MYR GROUP INC. | 2024 PROXY STATEMENT

COMPENSATION COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Compensation Committee in accordance with our By-Laws. The Board has determined that each member of the Compensation Committee qualifies as an “independent” director as defined under the Nasdaq rules and, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act.
The Compensation Committee firmly believes that the compensation of our executive officers should emphasize paying for performance that contributes to our success while encouraging behavior that is in our shareholders’ long-term best interests. The Compensation Committee is responsible for assisting the Board in overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. To represent and assist the Board in its oversight of the Company’s compensation practices and under its charter, the Compensation Committee performs, among others, the following tasks:
•reviews and recommends changes to the Company’s executive compensation philosophy, general compensation programs and executive benefit plans, including incentive-compensation programs and equity-based plans;
•reviews and recommends any changes to the goals and objectives of the Company’s executive compensation plans;
•annually evaluates the performance of executive officers in light of the goals and objectives of the Company’s executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels of executive officers based on this evaluation;
•evaluates the appropriate level of compensation for Board and committee service on our Board and determines and approves, or recommends to the Board for its approval, the level of compensation for such service;
•establishes and reviews stock ownership guidelines for directors and officers;
•oversees management succession, in accordance with the Board’s Corporate Governance Principles; and
•reviews and recommends to the Board the frequency with which the Company will conduct Say-on-Pay Votes and reviews and approves proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement.
The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees as it deems appropriate.
The “Compensation Discussion and Analysis” included in this Proxy Statement goes into further detail about the Compensation Committee’s processes for determining the appropriate levels of compensation for NEOs and directors.
COMPENSATION CONSULTANTS
In order to fulfill its duties, the Compensation Committee has the authority to retain, at the Company’s expense, its own advisors and compensation consultants and to approve their compensation. These external compensation consultants provide the Compensation Committee with guidance on compensation trends, program designs and market research and advice and recommendations on both executive and director compensation. They also help evaluate the competitive position of executive officers’ and directors’ compensation and provide advice on incentive award programs. Their findings are discussed in more detail in “Compensation Discussion and Analysis.”
Compensation consultants are engaged by and report directly to the Compensation Committee on executive compensation matters and meet separately with the Compensation Committee outside the presence of management. Interaction between the compensation consultants and management is generally limited to providing necessary information and data.

MYR GROUP INC. | 2024 PROXY STATEMENT	27

As it has in prior years, the Compensation Committee directly retained Mercer to serve as its executive and director compensation consultant. The Compensation Committee reviewed the independence of Mercer’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisers. Following its review, the Compensation Committee concluded that Mercer had no conflicts of interest and could provide the Compensation Committee with objective and independent executive and director compensation advice. Mercer did not provide any services to the Company during 2023 other than those matters for which it was engaged by the Compensation Committee.
MANAGEMENT SUCCESSION PLANNING AND DIVERSITY
The Compensation Committee regularly reviews and provides input on management’s succession planning and talent management. This review includes an ongoing evaluation of management’s talent and leadership at both the workforce and senior management levels as well as an endorsement of extensive training and professional development programs for all employees. The Compensation Committee believes that a diverse workforce strengthens the Company and, accordingly, considers the importance of diversity as well as of skills, backgrounds and experiences in its review of management’s succession planning and talent management.
COMPENSATION RISK ASSESSMENT
In reviewing and approving compensation programs, the Compensation Committee considers whether the programs are likely to promote risk-taking behavior that could adversely affect the Company. The Compensation Committee has designed the Company’s compensation programs, including the Company’s incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated into our programs available for our executive officers:
•A Balanced Mix of Compensation Components — The target compensation mix for the Company’s executive officers is composed of base salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•Multiple Performance Metrics — The Company’s incentive compensation plans use multiple Company-wide metrics, which encourage retention of executives and focus on the achievement of objectives for the overall benefit of the Company. The incentive compensation granted under the plans in 2023 included:
◦Annual cash incentive compensation under the MIP that was dependent on multiple performance metrics, including pre-tax income and safety performance.
◦40% of the long-term incentive compensation granted under the LTIP in the form of Restricted Stock Units with three-year ratable vesting.
◦60% of the long-term incentive compensation granted under the LTIP in the form of performance awards that will cliff-vest, if earned, on December 31, 2025. The amount of the grant was allocated evenly, based on their grant date fair value, between awards that will pay out based on the performance measures of return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) as compared to a group of peer companies.
•Capped Incentive Awards — Annual cash incentive awards are capped at 235% of salary for our CEO and lesser amounts for our other executive officers. The number of performance shares that can be earned is capped at 200% of target for all executive officers.
•Clawback Provisions — In accordance with the requirements of the Nasdaq listing standards, we maintain an executive officer clawback policy (the “Clawback Policy”) that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement.
•Stock Ownership Guidelines — Stock ownership guidelines call for significant share ownership for our executive officers.

28	MYR GROUP INC. | 2024 PROXY STATEMENT

•Stock Retention Policy — Executive officers are expected to retain the net shares received through the vesting of Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.
•Anti-Hedging and Pledging Policy — Executive officers are expected to comply with our insider trading policy that prohibits our executive officers from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.
The Compensation Committee annually performs an assessment of compensation-related risks for all of our compensation policies and programs. These assessments include a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the discretion provided in the oversight of these programs. Periodically, the Compensation Committee retains outside consultants to assist in these assessments.
In 2023, the Compensation Committee retained Mercer to conduct an independent assessment of compensation-related risks for all of our policies and programs. Mercer’s assessment included a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the negative discretion provided in the oversight of these programs. Based on Mercer’s assessment and the Compensation Committee’s independent assessment of compensation related risks, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In the event that the Company’s risk profile was to change, the Compensation Committee would consider appropriate adjustments in policies and practices.
COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in our Proxy Statement to be filed with the SEC in connection with our 2024 Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee:	William D. Patterson, Chair Bradley T. Favreau Donald C.I. Lucky Shirin S. O'Connor
The information contained in the above Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

MYR GROUP INC. | 2024 PROXY STATEMENT	29

COMPENSATION COMMITTEE LETTER
Dear Fellow Shareholder,

2023 saw the company build on its efforts to grow responsibly while maintaining a focus on safety and fostering lasting relationships.
Continuing that growth in the future requires attracting, retaining and incentivizing quality talent. The Compensation Committee believes that the design of its compensation programs helps accomplish that and is an important driver of shareholder value creation. Our programs reward success when the management team’s efforts build shareholder value and limit compensation when our performance expectations are not met. We have designed our compensation programs to incentivize employees at all levels within the organization and to specifically reward our key leaders for their contributions to both our short-term and long-term performance.
We believe that the pay of our executive officers should be linked to our long-term performance. For this reason our compensation programs are designed to reward strong financial performance and safe operations. We also recognize the importance of attracting and retaining the very best employees, and we regularly review our compensation programs to confirm we are competitive with the market for quality talent. In addition, we offer extensive training and professional development programs for all employees to provide them with opportunities for meaningful career paths.
The Compensation Committee annually reviews the performance metrics and the equity compensation vehicles used in our long-term equity compensation program to confirm they are aligned with the goals we believe will drive shareholder value. Following our analysis for 2023, we concluded that the financial performance metric of return on invested capital and the market-based metric of relative total shareholder return continued to be appropriate. We believe these metrics align the long-term equity compensation opportunities of our executive officers with shareholder value creation. In addition to this focus on long-term value, we also provide short-term incentives to employees for both financial and safety performance.
In addition to our annual “Say-on-Pay” proposal, we invite our shareholders to provide feedback on our executive compensation programs, as we believe these conversations have improved and will continue to improve our programs. With the positive responses to our “Say-on-Pay” votes over recent years and based on our annual review of best practices with our independent compensation consultant, we have maintained our fundamental compensation programs and structures. Through these review processes and shareholder feedback, we continue to endeavor to improve these programs with the objective of improving shareholder value.

On behalf of the Compensation Committee,

William D. Patterson
Chair of the Compensation Committee

30	MYR GROUP INC. | 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, principles and material components of our executive officer compensation program for our NEOs.
Named Executive Officers
Our NEOs for 2023 were as follows:

Name	Title
Richard S. Swartz	President and Chief Executive Officer
Kelly M. Huntington(1)	Senior Vice President and Chief Financial Officer
Betty R. Wynn (née Johnson)(1)	Former Senior Vice President and Chief Financial Officer
Tod M. Cooper(2)	Senior Vice President and Chief Operating Officer–Transmission & Distribution
Don A. Egan(3)	Senior Vice President and Chief Operating Officer–Commercial & Industrial
William F. Fry(4)	Vice President, Chief Legal Officer and Secretary
Jeffrey J. Waneka(3)	Former Senior Vice President and Chief Operating Officer–Commercial & Industrial
(1)Effective on February 24, 2023, Ms. Huntington was appointed to Chief Financial Officer, on that same day Ms. Wynn (herein after referred to as Betty R. Johnson or Ms. Johnson) retired from her role as Chief Financial Officer.
(2)Effective on March 1, 2024, Mr. Cooper retired from his role as Chief Operating Officer-Transmission & Distribution, on that same day Brian K. Stern was appointed to Chief Operating Officer-Transmission & Distribution.
(3)Effective on May 1, 2023, Mr. Egan was appointed to Chief Operating Officer-Commercial & Industrial, on that same day Mr. Waneka retired from his role as Chief Operating Officer-Commercial & Industrial.
(4)Effective March 1, 2024, Mr. Fry was promoted to Senior Vice President, Chief Legal Officer and Secretary.
2023 Company Performance
MYR Group is a holding company of specialty electrical construction service providers that was established in 1995 through the merger of long-standing specialty contractors. Through our subsidiaries, we serve the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada and have the experience and expertise to complete electrical installations of any type and size. Our Transmission and Distribution (“T&D”) customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Our T&D segment provides a broad range of services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. T&D services include design, engineering, procurement, construction, upgrade, maintenance, and repair services. Our Commercial & Industrial ("C&I") customers include general contractors, commercial and industrial facility owners, government agencies and developers. Our C&I segment provides a broad range of services, which include the design, installation, maintenance and repair of commercial and industrial wiring. Typical C&I contracts cover electrical contracting services for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure.
Our noteworthy 2023 highlights included the following:
•record revenues of $3.64 billion, an increase of 21.1% over 2022;
•strong backlog of $2.51 billion compared to $2.50 billion at the end of 2022; and
•net income attributable to MYR Group Inc. was $91.0 million compared to $83.4 million in 2022.
Pay For Performance
We have designed our compensation programs to reward our key executive officers for their contributions to our short- and long-term performance and to be competitive with programs offered by companies with which we compete for executive officer talent. We believe that the pay of our NEOs should be directly linked to performance; thus, our compensation programs are designed to reward strong financial performance and safe operations.

MYR GROUP INC. | 2024 PROXY STATEMENT	31

In 2023, we exceeded our pretax financial performance goal resulting in above target annual cash incentive payouts for financial performance under the MIP. Additionally, we exceeded our targets for safety performance goals, resulting in above target annual cash incentive payouts under the MIP for our total case incident rate safety performance goal and above target annual cash incentive payouts under the MIP for our lost time incident rate safety performance goal. The aggregate ROIC performance for the three years ended December 31, 2023, 2022 and 2021 resulted in a payout of 200.0%, which was at the maximum for ROIC grants made in 2021. For the 2021 TSR performance shares, TSR performance ranked at the 82nd percentile which was above maximum and, therefore, 200.0% of the target number of TSR performance shares were earned.
OBJECTIVES OF OUR COMPENSATION PROGRAM
We seek to maintain the competitiveness of our executive compensation program with those of our peers and competitors. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including results of compensation benchmarking studies, general economic conditions, the effects of inflation or other economic forces, changes in our business operations and the related financial results, results of our shareholder vote on our Say-on-Pay proposal and changes in the compensation practices of our competitors. We also take into account each executive officer’s individual performance when making compensation adjustments.
The primary objectives of our executive compensation program are to:
•attract, motivate and retain the most talented and dedicated executive officers possible;
•reward accountability and performance by linking compensation to the achievement of financial and safety performance goals;
•motivate executive leadership and promote behavior that aligns our executive officers’ interests with those of our shareholders;
•encourage our executive officers to develop business and build a backlog of profitable business to facilitate our long-term success;
•encourage our executive officers to develop business models and systems that seek out strategic opportunities, which benefit the Company and our shareholders;
•encourage our executive officers to develop and maintain an understanding of our industry’s competitive environment and position ourselves as a leader within our industry; and
•encourage our executive officers to implement a culture of legal and regulatory compliance and a commitment to operating our business with the highest standards of professional conduct, ethics and compliance.

32	MYR GROUP INC. | 2024 PROXY STATEMENT

KEY FEATURES OF OUR COMPENSATION

We seek to adhere to executive compensation best practices
☑
Competitive Pay.   We provide our executive officers with total compensation opportunities at levels that are competitive with our peer companies, and we reward outstanding performance and the achievement of strategic goals.

☑
Capped Incentive Awards.   Annual cash incentive awards are capped at 235% of target for our CEO and lesser amounts for our other NEOs, and the number of performance shares that can be earned is capped at 200% of target for all NEOs.

☑
Independent Compensation Consultant.   Our Compensation Committee has engaged its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

☑	Peer Companies. We conduct a rigorous peer group assessment and maintain a peer group that provides a valuable comparison for compensation decisions.
☑
Clawback Policy.  In accordance with the requirements of the Nasdaq listing standards, we maintain a Clawback Policy that empowers the Company to recover certain incentive compensation erroneously awarded to a Covered Officer in the event of an accounting restatement.

☑
Risk Assessment.   The Compensation Committee performed a risk assessment and determined that no element of our compensation program was reasonably likely to have a material adverse effect on our Company.

What we do to align executive compensation with the interests of our shareholders			What we don’t do
☑
Pay for Performance.   We grant equity awards that provide a mix of retention-based awards and awards that will reward our executives for the achievement of long-term performance goals that are intended to maximize shareholder value.
⊗
No Hedging or Pledging.   We have an insider trading policy that prohibits our NEOs and employees from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.

☑
“Say-on-Pay.”   We annually put our NEO compensation to an advisory vote of our shareholders and received a positive response of over 93% of the votes represented and entitled to vote on this proposal at the 2023 Annual Meeting.
⊗
No Single Trigger.   Our employment agreements with our NEOs provide for additional severance payments and benefits only on a so-called “double trigger” basis, for termination without cause or for good reason following a change of control.

☑	Stock Ownership Guidelines. We have stock ownership guidelines, with a stock retention feature, for our NEOs.	⊗	No Gross-ups. We do not include gross-up payments for excise taxes in our employment agreements.
☑	Shareholder Input. We encourage open dialogue with shareholders to solicit input and feedback on our compensation practices and policies.

MYR GROUP INC. | 2024 PROXY STATEMENT	33

COMPONENTS OF OUR COMPENSATION

Pay Component	Objective	Key Features
Base Salary	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.
Varies based on skills, experience, level of responsibility and other factors.
Adjustments are considered annually based on individual performance, level of pay relative to the market and internal pay equity.

Short-Term Incentives
To reward for annual corporate performance under the MIP.
To align NEOs’ interests with those of our shareholders by linking part of their compensation with annually established financial and safety performance goals.
To retain NEOs by providing market-competitive compensation.

Annual incentive payments are cash awards based on financial, safety and individual performance objectives.
Annual cash incentive awards are capped at 235% of salary for our CEO and lower percentages for our other NEOs.

Long-Term Incentives
To reward long-term corporate performance under the LTIP.
To align NEOs’ interests with long-term shareholder interests by linking part of NEO compensation with long-term corporate performance.
To provide opportunities for wealth creation and stock ownership, which promote retention and enable us to attract talent and motivate our NEOs.
To retain NEOs by providing multi-year vesting of equity grants and multi-year performance periods.

Targeted at levels that will provide total direct compensation (salary plus short-term incentive plus long-term equity awards) competitive with our Peer Group’s (as defined below) total direct compensation.
Balances multiple objectives using different equity types, including Restricted Stock Units and performance shares to balance multiple objectives.
Restricted Stock Units vest ratably over three-year periods.
Performance shares granted in 2023 will cliff-vest, if earned, on December 31, 2025 and the number of shares that can be earned is capped at 200% of target.

Profit Sharing Contributions to Diversified Holdings Savings Plan	To reward annual corporate performance for our employees, including our NEOs.	Contribute up to 10% of salary depending on the profitability of the Company, up to the maximum allowed by the plan.
401(k) Matching Contributions to Diversified Holdings Savings Plan	To provide certain retirement income for our employees, including our NEOs.	Provide a match of 100% of an employee’s contributions up to the first 6% of the employee’s salary, up to the maximum allowed by the plan.
Executive Perquisites	To attract and retain NEOs.	Limited programs offering perquisites such as a Company vehicle or car allowance, financial planning services and relocation expenses.

34	MYR GROUP INC. | 2024 PROXY STATEMENT

SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY
At our 2023 Annual Meeting, more than 93% of the votes represented at the 2023 Annual Meeting and entitled to vote on the Say-on-Pay proposal voted in support of an advisory resolution regarding the compensation of our NEOs. These results demonstrated strong shareholder support for our overall executive compensation program. The Compensation Committee considered this favorable vote and determined that our current practices and processes did not require any significant modifications to address shareholder concerns. The Compensation Committee will continue to consider the outcome of these annual advisory votes when considering future executive compensation arrangements.
In addition to our annual Say-on-Pay proposal, shareholders are encouraged to provide feedback on our corporate governance policies and our executive compensation programs, including their various components. Management reports to the Compensation Committee on issues or concerns our shareholders raise with respect to our executive compensation programs. We encourage shareholders to reach out to the Board or the Compensation Committee with any feedback on our executive compensation programs. For more information on providing feedback and the related procedures, please see “Corporate Governance—Communications with the Board and Reporting of Concerns” in this Proxy Statement.

MYR GROUP INC. | 2024 PROXY STATEMENT	35

2023 TARGET COMPENSATION
We endeavor to maintain strong compensation practices, which requires effective governance standards with respect to the oversight of our executive compensation policies and practices. Although we do not use a specific formula to determine the mix of at-risk pay that is performance-based and fixed compensation paid to our NEOs, our emphasis on pay-for-performance results in at-risk performance-based compensation (which we define as performance share awards and cash awards tied to performance) representing a significant part of our NEOs’ target compensation. In 2023, at-risk performance-based compensation represented approximately 57% of the target total direct compensation for our CEO and an average of approximately 49% of the target total direct compensation for our other NEOs, as shown in the charts below:
2023 TARGET COMPENSATION

CEO

Performance: Short Term 22%
Restricted Stock Units 23%
Base Salary 20%
Performance: Long Term 35%

OTHER NEO

Performance: Short Term 24%
Restricted Stock Units 17%
Performance: Long Term 25%
Base Salary 34%

The target total direct compensation for our CEO and other NEOs as compared to the median peer group total (as discussed below under “Peer Groups, Pay Mix and Use of Compensation Consultants”) is shown below for 2023:

	2023 Target Total Direct Compensation ($ in 000s)(1)	Median Peer Group Total Direct Compensation Based on Mercer’s 2023 Report ($ in 000s)
Chief Executive Officer	$4,513	$4,266
Other NEOs(2)	$1,367	$1,192
(1)2023 target total direct compensation includes base salary, target annual cash incentive awards under our MIP and target equity awards under our LTIP, which are valued in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the fair value of equity awards and vesting details are included in footnote 15 to our audited consolidated financial statements found in our 2023 Form 10-K.
(2)Represents the average total direct compensation of Ms. Huntington and Messrs. Cooper, Egan and Fry.

36	MYR GROUP INC. | 2024 PROXY STATEMENT

MANAGEMENT’S ROLE IN DETERMINING COMPENSATION
The Compensation Committee oversees the executive compensation program for our NEOs, as discussed under “Compensation Committee Matters.” Our management also plays an important role in setting the compensation of our NEOs by initially recommending various aspects of incentive compensation, including financial performance goals, safety performance goals and strategic goals relating to each NEO. Management also makes recommendations regarding the salary, short-term cash incentive awards and equity awards for our NEOs (other than with respect to our CEO). While our management makes recommendations as to the goals and awards for NEOs’ incentive compensation (other than with respect to our CEO), the Compensation Committee has final authority and complete discretion to ultimately set the compensation of our NEOs.
At the request of the Compensation Committee, our CEO presents to the Compensation Committee his evaluation of the performance of our other NEOs and his recommendations regarding their compensation. The Compensation Committee considers these evaluations and recommendations in determining our NEOs’ salaries and the amounts that may be paid under our incentive plans. To assist the Compensation Committee, management also prepares information tally sheets, which provide the Compensation Committee the information on key elements of actual realized compensation and potential realizable compensation for our NEOs so that the Compensation Committee may fully evaluate our total compensation packages. Further, the Compensation Committee discusses compensation decisions with Mercer, its independent compensation consultant, and deliberates on such decisions without management present.
PEER GROUPS, PAY MIX AND USE OF COMPENSATION CONSULTANTS
The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies to establish initial compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should be considered only as a point of reference for measurement and not as the determinative factor for our NEOs’ compensation. The results of the studies do not supplant the significance of the individual performance of our NEOs that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that is used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, the Compensation Committee has discretion to determine the frequency of performing benchmarking and other studies.
We annually compare our compensation program with those companies in a peer group that the Compensation Committee evaluates together with Mercer (the “Peer Group”). The companies selected for inclusion in the Peer Group, which are listed below, were selected on the basis of a number of factors, including similar industry characteristics, organization size and financial characteristics such as revenues, total assets and market capitalization, as well as companies we compete with for talent. At the time of selection, all of the companies were publicly traded U.S. companies in the construction, engineering and commercial services industries with annual revenue between approximately one-quarter and two times our annual revenue.

MYR GROUP INC. | 2024 PROXY STATEMENT	37

The companies included in the Peer Group for the evaluation of 2023 executive compensation are as follows:
EXECUTIVE COMPENSATION PEER GROUP FOR 2023

• Ameresco, Inc.	• IES Holdings, Inc.
• APi Group Corporation	• Infrastructure and Energy Alternatives, Inc.(1)
• Arcosa, Inc.	• Matrix Service Company
• Astec Industries, Inc.	• Oceaneering International, Inc.
• Clean Harbors, Inc.	• Primoris Services Corporation
• Comfort Systems USA, Inc.	• Sterling Construction Company, Inc.
• Dycom Industries, Inc.	• Tetra Tech, Inc.
• Granite Construction Incorporated	• Tutor Perini Corporation(2)
• Great Lakes Dredge & Dock Corporation	• Valmont Industries, Inc.
• Harsco Corporation(3)
(1)Per the Form 15 filed on November 1, 2022, subsequent to the 2023 Mercer Executive Compensation Review, Infrastructure and Energy Alternatives, Inc. was no longer a publically traded company.
(2)The chief executive officer of Tutor Perini Corporation is a significant shareholder of that company and as a result, Mr. Perini can significantly influence operations and governance of the company. Therefore, in consultation with Mercer, Tutor Perini Corporation was excluded from Rick Swartz's compensation analysis.
(3)Harsco Corporation, changed their name to Enviri Corporation in June 2023.

38	MYR GROUP INC. | 2024 PROXY STATEMENT

The Compensation Committee used the 2023 Mercer Executive Compensation Review (as defined below) to develop the 2023 executive compensation. In February 2023 Mercer performed and presented to the Compensation Committee an executive compensation study (the “2023 Mercer Executive Compensation Review”). The 2023 Mercer Executive Compensation Review included comparisons of our executive compensation programs to the Peer Group, which assisted the Compensation Committee with designing our executive compensation program for 2023 to be competitive with the Peer Group and our markets. According to the 2023 Mercer Executive Compensation Review, MYR Group was positioned over the Peer Group median of annual revenue and below the Peer Group median of total assets and market capitalization, respectively, as indicated in the chart below:
2023 MERCER EXECUTIVE COMPENSATION REVIEW OF
MYR GROUP AMONG ITS PEER GROUP(1)

2,542
2,162
2,308
1,206
1,478
1,141
2,500
2,000
1,500
1,000
500
0
Annual Revenue
Total Assets
Market Capitalization
MYR Group ($ Millions)
Peer Group Median ($ Millions)

(1) All data in graph was taken from the 2023 Mercer Executive Compensation Review.
The Compensation Committee generally considers the median total compensation of the peer group in determining total executive compensation and allows business and individual performance to determine whether actual pay is above or below the median. The Compensation Committee believes that this review of peer group programs provides valuable information during the Compensation Committee’s review and design of both the NEOs’ overall compensation levels and individual components of compensation, including the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation.

MYR GROUP INC. | 2024 PROXY STATEMENT	39

ANALYSIS OF 2023 COMPENSATION DECISIONS AND ACTIONS
2023 Base Salary
Salary is a critical element of our NEOs’ compensation because it provides them with a base level of guaranteed monthly income as compensation for services provided to the Company. The Compensation Committee generally reviews the salaries of the NEOs annually. To assist with that review, the Compensation Committee often will refer to the salaries in effect for comparable officers at companies in the Peer Group. The Compensation Committee also considers individual performance and level of responsibility, economic conditions, the Company’s financial performance, and internal comparables in reviewing salary levels. When market or merit increases are warranted, changes in salary are generally made effective during our second quarter.
When setting salaries for our NEOs for 2023, the Compensation Committee considered the 2023 Mercer Executive Compensation Review, as well as certain other factors, including those specified above. As a result, the Compensation Committee made the following decisions related to base salaries for our NEOs in 2023:

Name	2023 Base Salary	2022 Base Salary	Percentage Increase
Richard S. Swartz	$885,000	$825,000	7.3%
Kelly M. Huntington(1)	$440,000	$—	N/A
Betty R. Johnson(1)	$495,000	$495,000	—%
Tod M. Cooper	$575,000	$540,000	6.5%
Don A. Egan(2)	$390,000	$332,398	17.3%
William F. Fry	$430,000	$415,000	3.6%
Jeffrey J. Waneka(2)	$430,000	$430,000	—%
(1)Effective on February 24, 2023, Ms. Huntington was appointed to Chief Financial Officer, on that same day Ms. Johnson retired from her role as Chief Financial Officer.
(2)Effective on May 1, 2023, Mr. Egan was appointed to Chief Operating Officer - Commercial & Industrial, on that same day Mr. Waneka retired from his role as Chief Operating Officer - Commercial & Industrial.
2023 Short-Term Incentive Compensation
Awards granted under the MIP are designed to provide our NEOs with annual cash performance awards to reward the achievement of certain performance goals established annually by the Compensation Committee that we believe are strongly linked to shareholder value creation. An important factor in our decision to pay our MIP awards in cash rather than in equity has been to help confirm that our compensation program remains competitive with the compensation programs of our direct competitors. The Compensation Committee established performance targets based on financial performance and safety performance goals that encouraged our NEOs to increase shareholder value by focusing on growth in revenue and earnings, and to maintain and improve safety performance in operations. These performance goals were the basis for awards under the MIP for 2023.
The amount of the payout of awards for each NEO under the MIP for 2023 depended on the percentage of each NEO’s salary that the Compensation Committee determined to be subject to the award, our performance measured against financial and safety performance goals established by the Compensation Committee and an assessment of the NEO’s individual performance.
The basic formula for calculating the 2023 MIP payout is as follows:

40	MYR GROUP INC. | 2024 PROXY STATEMENT

The Compensation Committee determined the percentage of each NEO’s salary to be subject to an award under the plan based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. No payouts under the 2023 MIP awards would be made unless the threshold levels for performance goals were achieved. Achievement of the performance goals above the maximum level would not result in any additional payments above the maximum payout level. Any payouts under the 2023 MIP awards would be calculated by the straight-line mathematical interpolation between (i) threshold and target performance for performance lower than target but greater than threshold or (ii) target and maximum for performance greater than or equal to target but less than or equal to maximum.
In 2023, each NEO’s award opportunity was based on the Company's (i) pre-tax income as the financial performance goal and (ii) total case incident rate and lost time incident rate as the safety performance goals. We chose these particular metrics because we believe they are strongly correlated with our success and are consistent with our compensation philosophy of linking NEO's compensation with Company performance. The financial and safety performance goals are intended to be challenging and ambitious but also realistic enough to be attainable given a concerted effort by our NEO's in consideration of current market and competitive conditions and trends.
In connection with its review of the percentage of each NEO’s salary that should be subject to an award under the MIP in 2023 and considering the 2023 Mercer Executive Compensation Review, the Compensation Committee set the following threshold, target and maximum award opportunities based on the achievement of financial and safety performance goals, subject to the weighting percentages set forth below:

	2023 MIP Opportunity
	(Percent of Base Salary)(1)
Name	Pre-tax Income Target	Total Case Rate Target	Lost Time Incident Rate Target	Total Payout at Threshold	Total Payout at Target	Total Payout at Maximum
Mr. Swartz	77.0%	16.5%	16.5%	55.0%	110.0%	220.0%
Mr. Cooper	52.5%	11.3%	11.3%	37.5%	75.0%	150.0%
Ms. Huntington and Messrs. Egan and Fry	49.0%	10.5%	10.5%	35.0%	70.0%	140.0%
(1)The MIP provides for a range of payouts based upon the achievement of performance goals determined by linear interpolation between achievement levels. There is no payout under the MIP unless threshold performance is achieved. Payout maximum is achieved at maximum performance.
(2)Ms. Johnson and Mr. Waneka retired from the Company during 2023 and were thus ineligible for a 2023 MIP opportunity award.
For 2023, the levels of threshold, target and maximum performance, and the Company’s actual performance are shown in the following table:

	Threshold	Target	Maximum	2023 Results
Pre-tax Income ($000)	85,500	120,068	179,796	125,004
Total Case Incident Rate	1.56	1.17	0.78	1.13
Lost Time Incident Rate	0.20	0.15	0.10	0.14
The Compensation Committee has discretion to reduce individual payouts by up to 20% or increase them by up to 15% based on an assessment of each NEO’s individual performance throughout the year, including consideration of talent development and successor preparation, contributions toward strategic initiatives, internal controls, business development, acquisition integration and information technology initiatives. The Compensation Committee conducted a review of each NEOs’ performance, with input from the human resources department and other applicable departments, and, based on its qualitative assessment of each NEOs' performance, determined not to decrease or increase the MIP payout awards to any of the NEOs.
See “Executive Compensation Tables—2023 Summary Compensation Table” for the 2023 MIP payouts to the NEOs.

MYR GROUP INC. | 2024 PROXY STATEMENT	41

2023 Long-Term Incentive Compensation
We believe that long-term performance is achieved through an ownership culture that rewards and encourages our NEOs to foster our long-term success. We believe that an effective method to reward and encourage such success is through the use of equity compensation awards. The purposes of our long-term incentive plan are to attract, motivate and retain our key employees and non-employee directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depends, to provide additional incentives to our employees and directors through stock ownership and other rights that promote and recognize our financial success and growth, and to align management’s interests with those of our shareholders.
All long-term equity awards granted to NEOs in 2023 were made under the LTIP.
The Compensation Committee has the authority to determine who will receive long-term equity awards and the nature, amounts and limitations on those awards. The Compensation Committee also has the authority to cancel outstanding grants and substitute new grants of the same or different number of shares of stock and having exercise prices that may be the same or different than the exercise price of the cancelled grants, or amend the terms of outstanding grants, provided that such amendment does not impair the rights of the grantee without the grantee’s consent. Our long-term incentive plans prohibit the repricing of outstanding stock options or stock appreciation rights without shareholder approval.
For 2023, the Compensation Committee considered the market data with respect to each NEO in the 2023 Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, and compensation objectives of retention, shareholder value creation and individual and corporate performance. As a result of this review, in February 2023, the Compensation Committee approved the following mix of equity compensation awards for our NEOs:

VALUE OF 2023 LONG-TERM INCENTIVES

TSR-Based Performance Shares: 30%
ROIC-Based Performance Shares: 30%
Time-Based Restricted Stock Units: 40%

The Compensation Committee elected this mix of equity awards because it represented an appropriate balance of the types of incentives provided by the different types of equity instruments. For example, Restricted Stock Units help to retain key employees and performance shares are designed to vary the level of rewards a NEO receives dependent upon actual corporate performance and market results that are critical to shareholders.

42	MYR GROUP INC. | 2024 PROXY STATEMENT

Time-Based Restricted Stock Units
The 40% of the equity compensation award granted to our NEOs as Restricted Stock Units will vest ratably over a three-year period beginning on the first anniversary of the grant date. The number of Restricted Stock Units was determined by dividing the amount of equity compensation allocated to Restricted Stock Units by the closing price per share of our common stock on the date of the grant.
ROIC Performance Shares
The 30% of the equity compensation award granted to our NEOs as ROIC-based performance shares can be earned based on the achievement of aggregate ROIC performance over the three-year performance period that started on January 1, 2023 and ends on December 31, 2025 compared to a target level of average ROIC. For purposes of the ROIC-based performance shares granted in 2023, ROIC, which is a non-GAAP measure that we define as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total shareholders’ equity) at the beginning and end of each calendar year in the performance period (the “2023 ROIC”), computed as follows:

2023 ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Shareholder’ Equity) at the beginning and the end of each performance year in the period
The target number of ROIC-based performance shares was determined by dividing the dollar-amount of the equity compensation award allocated to ROIC performance by the 2023 grant price of $116.47. The fair value of the shares granted were based on the closing price of our common stock on the date of the grant.
The calculation of the 2023 ROIC grant is assessed annually and the achievement in the following reporting periods are computed, if earned, based on the metrics detailed below:
•20% for the twelve-month period ended December 31, 2023;
•20% for the twelve-month period ending December 31, 2024;
•20% for the twelve-month period ending December 31, 2025; and
•40% for the average of the three annual periods above.
The ROIC performance in each of these reporting periods will be accumulated to determine the performance at the end of the performance period, subject to approval by the Compensation Committee.
The number of ROIC-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The Compensation Committee approved an ROIC target for the 2023 ROIC-based performance shares that it believed to be challenging, but achievable. See "Forward-Looking Target Performance Grants" below for additional information. The potential award levels are calculated as the straight-line mathematical interpolation between threshold and target or between target and maximum levels:

2023 ROIC Performance	Performance Shares Earned (% of Target)
Equal to or Above the Maximum	200%
Equal to the Target	100%
Equal to the Threshold	50%
Below the Threshold	0%

MYR GROUP INC. | 2024 PROXY STATEMENT	43

TSR Performance Shares
The 30% of the equity compensation award granted to our NEOs as TSR-based performance shares can be earned based on the TSR of the Company’s stock compared to the TSR of a peer group over the performance period of the equity award grant date, March 23, 2023, to December 31, 2025. We define relative TSR as the change in the fair market value, adjusted for dividends, of the Company’s common stock compared to the change in the fair market value, adjusted for dividends, of a peer group. The measurement of change in fair market value over the performance period is based on the average closing price per share of common stock for the 20 trading days preceding the grant date, March 23, 2023, and the 20 trading days preceding and including December 31, 2025. The target number of TSR-based performance shares was determined by dividing the amount of the equity compensation award allocated to TSR performance, by the fair value of the grant, which was based on a market-based metric and, therefore, is calculated utilizing a Monte Carlo simulation. The number of TSR-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The potential award levels are calculated as the straight-line mathematical interpolation between the 25th percentile and the 50th percentile or between the 50th percentile and the 75th percentile:

Relative TSR Performance	Performance Shares Earned (% of Target)
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	25%
Less than 25th Percentile	0%
The Compensation Committee selected the TSR peer group based on each company’s industry and operational comparability. The 2023 TSR peer group was comprised of companies that are in either the peer group used in the stock performance graph in 2023 Form 10-K, the peer group used to set 2023 executive compensation or certain industry peers recommended by Mercer. In order to be counted in the final TSR calculations, a company must remain publicly traded during the entire performance period.
The peer group of companies used for evaluating the Company’s relative TSR performance for the 2023 grant of TSR-based performance shares is as follows:
TSR PEER GROUP FOR 2023

• Ameresco, Inc.	• IES Holdings, Inc.
• APi Group Corporation	• Mastec, Inc.
• Arcosa, Inc.	• Matrix Service Company
• Astec Industries, Inc.	• Oceaneering International, Inc.
• Clean Harbors, Inc.	• Primoris Services Corporation
• Comfort Systems USA, Inc.	• Quanta Services, Inc.
• Dycom Industries, Inc.	• Sterling Construction Company, Inc.
• EMCOR Group, Inc.	• Tetra Tech, Inc.
• Granite Construction Incorporated	• Tutor Perini Corporation
• Great Lakes Dredge & Dock Corporation	• Valmont Industries, Inc.
• Harsco Corporation(1)
(1)Harsco Corporation, changed its name to Enviri Corporation in June 2023.

44	MYR GROUP INC. | 2024 PROXY STATEMENT

2023 Grants of Equity Awards
With respect to each NEO, the Compensation Committee considered the 2023 Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, compensation objectives of retention and shareholder value creation and individual and corporate performance, and approved equity award grants to our NEOs in the following amounts based on grant-date fair value, consistent with the presentation in the 2023 Summary Compensation Table:

Named Executive Officer	Value of 2023 Equity Grants by Grant Type
	Value of Restricted Stock Units ($)	Value of ROIC Based Performance Shares(1) ($)	Value of TSR Based Performance Shares(1) ($)	Total Value of Equity Awards ($)
Richard S. Swartz	1,061,973	796,422	796,455	2,654,850
Kelly M. Huntington	255,885	191,943	191,895	639,723
Tod M. Cooper	299,910	224,904	224,895	749,709
Don A. Egan	179,946	134,989	134,970	449,905
William F. Fry	191,943	143,957	143,880	479,780
(1)Target awards are shown. The performance shares may be earned following a performance period ending December 31, 2025. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. The ROIC-based performance shares are valued at the closing price per share of our common stock on the grant date. Because TSR is a market-based performance metric, the Company used a Monte Carlo simulation model to calculate the fair value of the grant of TSR-based performance shares in accordance with FASB ASC Topic 718, which resulted in a fair value of $165.00 per share.
(2)Ms. Johnson and Mr. Waneka retired from the Company during 2023 and were thus ineligible for equity grants during 2023.
2021 Performance Shares Vesting in 2023
The Compensation Committee granted performance share awards in 2021 under the LTIP that could be earned over the three-year performance period that started on January 1, 2021 and ends on December 31, 2023 compared to a target level of average ROIC. For purposes of the ROIC-based performance shares granted in 2021, ROIC, which is a non-GAAP measure, that we define as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period (the “2021 ROIC”), computed as follows:

2021 ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Shareholder’ Equity) at the beginning and the end of each performance year in the period
Performance is measured as the aggregate of the 2021 ROIC calculated for each of the years ended December 31, 2023, 2022 and 2021, respectively, and the average of the three years.
The 2021 ROIC threshold, target and maximum goals were 7.10%, 11.80% and 14.75%, respectively. The 2021 performance was calculated annually based in the ROIC achieved in each year of the three-year vest period for the years ended December 31, 2023, 2022 and 2021, each of which was weighted at 20% and the three year average, which was weighted at 40%. The computation of the ROIC performance shares awarded was as follows:

MYR GROUP INC. | 2024 PROXY STATEMENT	45

Performance Period		ROIC Achieved (1)	Incentive	Weight	Performance	Achievement
2021	ROIC	20.0%	200.0%	20.0%	40.0%	Above Maximum
2022	ROIC	18.6%	200.0%	20.0%	40.0%	Above Maximum
2023	ROIC	16.1%	200.0%	20.0%	40.0%	Above Maximum
3 year average ROIC		18.3%	200.0%	40.0%	80.0%	Above Maximum
Total Achievement					200.0%	At Maximum
(1) ROIC is a non-GAAP measure. Please see Appendix C for reconciliations to the most directly comparable financial measure as reported under GAAP.
The Compensation Committee also granted performance share awards in 2021 under the LTIP that could be earned based on the TSR of the Company’s stock compared to the TSR of a peer group over the performance period of the equity award grant date, March 23, 2021, to December 31, 2023. For the 2021 performance share awards based on TSR, the TSR of the Company’s stock ranked at the 82nd percentile of the TSR peer group, which was above maximum and, consequently, 200.0% of the target TSR performance shares were earned.
The chart below shows the performance share payouts in 2023 for each of our NEOs that were awarded performance shares in 2021:

Named Executive Officer	Award Type	Target Award (Shares)	Earned Award (Shares)	Award Value at End of Performance Period(1) ($)
Richard S. Swartz	ROIC	8,586	17,172	2,653,933
	TSR	5,643	11,286	1,744,251
Betty R. Johnson(2)	ROIC	2,366	4,732	731,331
	TSR	1,521	3,042	470,141
Tod M. Cooper	ROIC	3,050	6,100	942,755
	TSR	2,004	4,008	619,436
Don A. Egan	ROIC	677	1,354	209,261
	TSR	445	890	137,550
William F. Fry	ROIC	2,033	4,066	628,400
	TSR	1,336	2,672	412,958
Jeffrey J. Waneka(2)	ROIC	1,820	3,640	562,562
	TSR	1,170	2,340	361,647
(1)The vesting date was December 31, 2023, subject to the certification of the results. The award value was based on the closing stock price of $154.55 on February 20, 2024, the date the results were certified by the Compensation Committee and shares were released.
(2)Ms. Johnson and Mr. Waneka retired from the Company effective May 31, 2023 and June 1, 2023, respectively, and each received a pro rata payout (based on the number of whole months they were employed during the performance period) of the earned performance shares following certification of the results by the Compensation Committee.
Forward-Looking Target Performance Grants
We do not publicly disclose specific, forward-looking target levels of ROIC for outstanding performance share awards because these target levels relate to executive compensation to be earned and/or paid in future years, do not reflect a fair understanding of the NEOs’ compensation for 2023 and constitute confidential commercial or financial information, the disclosure of which could cause us competitive harm with regard to short-term strategies and goals. We intend to disclose this information after the conclusion of the applicable performance period. When establishing the applicable target levels for the ROIC performance measure, we specifically considered how likely it will be for us to achieve the target levels. We believe that the threshold level will be appropriately difficult to attain, and that the target level will require considerable and increasing collective effort on the part of our employees,

46	MYR GROUP INC. | 2024 PROXY STATEMENT

including our NEOs, to achieve. Achievement of the maximum level is considered to be a stretch goal given current market conditions. We cannot forecast the results of our TSR grants because it is dependent on the stock price per share in the last 20 trading days before the vest date.
Pro-Rata Earning of Shares and Acceleration of Vesting
Under the terms of the grant agreements, a NEO may earn a pro-rata share of performance shares in the event of his or her death, disability, retirement after reaching normal retirement age (defined as the earlier of age 62 or 55 years old and 10 years of service with the Company) or termination without “cause” or for “good reason.” The vesting of performance shares may be accelerated in the event of a NEO’s termination without “cause” or for “good reason” following a “change in control.” Additional information regarding these awards may be found in the 2023 Summary Compensation Table, the 2023 Grants of Plan-Based Awards Table and under “Potential Payments Upon Termination or Change in Control.”
Change in Control
As part of our long-term incentive plan, we include a “change in control” provision that more closely aligns our interests with those of the NEOs in the event of a change in control by allowing the Compensation Committee to adjust long-term incentive equity awards to maintain and protect the rights of the participants in the event of a change in control.
Other Compensation
At its discretion, the Compensation Committee may authorize profit sharing contributions to the Diversified Holdings Savings Plan (our 401(“k”) plan) accounts of our employees, including our NEOs, subject to applicable limitations. For 2023, the NEOs were awarded 5% of their eligible salary in profit sharing contributions.
Additionally, our employees, including our NEOs, receive matching contributions under our 401(k) plan. We match 100% of an employee’s contributions up to the first 6% of such employee’s salary, up to the maximum allowed by the plan.
Each NEO is eligible to utilize the financial planning service paid by the Company.
Each NEO is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any health insurance or health care plan, life insurance, disability insurance, retirement plan, vacation and sick leave plan and other similar plans. In addition, each NEO is eligible for certain other benefits that are generally available to our employees, including reimbursement of business and entertainment expenses, reimbursement of relocation expenses and perquisites, including the choice of a car allowance or the use of a company car with a gas card. The Board may revise, amend or add to the executive officer’s benefits and perquisites as it deems advisable.
The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the “All Other Compensation” column of the “Executive Compensation Tables—2023 Summary Compensation Table.”
Sign-On Bonus and Benefits for Ms. Huntington
In connection with inducing Ms. Huntington to accept our offer of employment, we agreed to provide her a sign-on and retention bonus of $100,000, which was paid on January 25, 2023. If Ms. Huntington voluntarily resigns from the Company within two years after receipt of her sign-on and retention bonus, she must reimburse the Company within fifteen days of the date of separation. In addition, in connection with joining the Company in January 2023, Ms. Huntington received certain relocation benefits totaling $124,345, which includes reimbursement for qualified moving expenses. If Ms. Huntington voluntarily resigns from the Company within two years after receipt of the reimbursement or payment for relocations expenses, she must reimburse the Company for these costs within fifteen days of the date of separation.

MYR GROUP INC. | 2024 PROXY STATEMENT	47

Employment Agreements, Severance Benefits and Change in Control Provisions
Mr. Swartz entered into an employment agreement in connection with our private placement in 2007. Mr. Swartz’s employment agreement was amended and restated in April 2017 to replace the excise tax gross-up provisions in favor of a modified cut-back approach, which is consistent with the provisions that the Company has included in new employment agreements since 2011. In January 2023, Ms. Huntington entered into an employment agreement in connection with her appointment as Senior Vice President and Chief Financial Officer that was effective in February 2023. Mr. Cooper entered into an employment agreement in April 2015 in connection with his appointment as a Senior Vice President. Mr. Egan entered into an employment agreement in connection with his appointment as Senior Vice President and Chief Operating Officer C&I in May 2023. Mr. Fry entered into an employment agreement in connection with his appointment as Vice President and Chief Legal Officer and Secretary in January 2019. These employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) provide for severance payments and benefits upon a termination of an NEO’s employment without “cause” or resignation for “good reason,” as further described below under “Executive Compensation Tables—Employment Agreements.” We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to NEOs. We view the cash severance and continuation of health and welfare benefits provided by these agreements as appropriate for the NEOs who may not be in a position to readily obtain comparable employment within a reasonable period of time due to the restrictive covenants, including a one-year non-compete covenant, in the Employment Agreements.
In addition, the Employment Agreements provide for additional severance payments and benefits upon a termination of a NEO’s employment without “cause” or resignation for “good reason” within one year following a change in control (in other words, only on a so-called “double trigger” basis). We believe that providing change in control benefits reduces the potential reluctance of our NEOs to pursue potential change in control transactions that may be in our best interest while simultaneously preserving neutrality in negotiating and executing transactions that are favorable to us. The Compensation Committee maintains a policy that it will not include gross-up payments for excise taxes as a result of a change in control pursuant to any new employment agreement. Accordingly, the Employment Agreements do not include any provisions to provide gross-up payments for excise taxes as a result of a change in control. Details regarding severance payments and benefits payable upon a termination of a NEO’s employment following a change in control are described under “Executive Compensation Tables—Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”
Stock Ownership Guidelines and Retention
In order to align the interests of our executives with those of our shareholders, our NEOs are expected to attain levels of beneficial stock ownership measured based on a multiple of his or her annual base salary, as set forth below:

Position	Stock Ownership Guideline
Chief Executive Officer	5× base salary
All Other Named Executive Officers	3× base salary
Under our stock ownership guidelines, our NEOs are expected to attain levels of beneficial stock ownership within five years from the later of the date of the NEO’s appointment to a position subject to the guidelines and three years from the effective date of an increase in compensation. We have adopted retention requirements with respect to these stock ownership guidelines whereby NEOs are expected to retain the net shares received through the vesting of restricted stock, Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.

48	MYR GROUP INC. | 2024 PROXY STATEMENT

The following table sets forth each NEO’s ownership as of February 29, 2024:

Name	Share Ownership (#)(1)	Value Of Share Ownership ($)(2)	Ownership Guideline	Current Ownership Multiple
Richard S. Swartz	145,320	22,761,472	5.0 x	25.7	x
Kelly M. Huntington(3)	1,099	172,136	3.0 x	0.4	x
Tod M. Cooper	32,149	5,035,498	3.0 x	8.8	x
Don A. Egan(4)	7,832	1,226,726	3.0 x	3.2	x
William F. Fry	13,041	2,042,612	3.0 x	4.8	x
(1)The amounts of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purpose and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2023 of $156.63, whichever is higher.
(3)Ms. Huntington became subject to the stock ownership guidelines for other NEOs in 2023 upon her appointment as Senior Vice President and Chief Financial Officer.
(4)Mr. Egan became subject to the stock ownership guidelines for other NEOs in 2023 upon his appointment as Senior Vice President and Chief Operating Officer C&I.
Trading Restrictions
We also have an insider trading policy which, among other things, prohibits NEOs from hedging the economic risk of their stock ownership by purchasing or using directly or indirectly through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. Among other restrictions, the policy also prohibits trading in our securities outside of specific window periods and without pre-clearance.
Clawback Arrangements
In accordance with the requirements of the Nasdaq listing standards, we maintain an executive officer clawback policy (the “Clawback Policy”) that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement.
CONCLUSION OF THE CD&A
We have designed and administer our compensation programs in a manner that emphasizes the retention of our NEOs and rewards them appropriately for positive results. We monitor the programs in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our NEOs for results aligned with the interests of our shareholders.

MYR GROUP INC. | 2024 PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES
2023 SUMMARY COMPENSATION TABLE
The following table shows the compensation earned by our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Comp(2) ($)	All Other Compensation(3) ($)	Total ($)
Richard S. Swartz President and Chief Executive Officer	2023	870,000	—	2,654,850	1,055,746	42,315	4,622,911
	2022	812,500	—	2,268,882	1,127,768	39,245	4,248,395
	2021	768,750	—	1,899,867	1,427,162	41,548	4,137,327
Kelly M. Huntington(4) Senior Vice President, Chief Financial Officer	2023	423,077	100,000	639,723	326,712	167,145	1,656,657
Betty R. Johnson Former Senior Vice President, Chief Financial Officer	2023	246,500	—	—	—	58,350	304,850
	2022	490,000	—	674,840	476,092	59,300	1,700,232
	2021	468,750	—	649,832	609,154	56,500	1,784,236
Tod M. Cooper Senior Vice President, Chief Operating Officer T&D	2023	566,250	—	749,709	468,508	51,950	1,836,417
	2022	530,000	—	699,807	551,739	53,300	1,834,846
	2021	493,750	—	674,830	641,643	45,955	1,856,178
Don A. Egan Senior Vice President, Chief Operating Officer C&I	2023	378,588	—	449,905	292,356	44,135	1,164,984
William F. Fry Vice President, Chief Legal Officer and Secretary	2023	426,250	—	479,780	329,162	44,436	1,279,628
	2022	411,250	—	449,843	399,577	41,358	1,302,028
	2021	395,000	—	449,843	513,314	38,928	1,397,085
Jeffrey J. Waneka Senior Vice President, Chief Operating Officer C&I	2023	218,060	—	—	—	34,434	252,494
	2022	427,500	—	499,726	415,366	42,899	1,385,491
	2021	418,750	—	499,874	544,178	43,486	1,506,288
(1)Represents the aggregate grant date fair value of stock awards, including Restricted Stock Units and performance shares granted under the LTIP during the applicable period in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts and vesting details are included in footnote 15 to our 2023 Form 10-K. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date (target performance). These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers. Below is a breakout of the 2023 performance for the share grant date fair values assuming probable performance and maximum performance (in the case of maximum, based on the maximum number of shares multiplied by the fair value on the grant date) :

50	MYR GROUP INC. | 2024 PROXY STATEMENT

Named Executive Officer	Probable Performance (Target) ($)	Maximum Performance ($)
Richard S. Swartz	1,592,877	3,185,754
Kelly M. Huntington	383,838	767,676
Tod M. Cooper	449,799	899,598
Don A. Egan	269,959	539,918
William F. Fry	287,837	575,674
(2)Represents the dollar value of the cash awards earned under our MIP by the NEOs for fiscal 2023, 2022 and 2021. For further details regarding the MIP, see “Compensation Discussion and Analysis—Analysis of 2023 Compensation Decisions and Actions—2023 Short-Term Incentive Compensation” above.
(3)The following supplemental table describes the items of compensation reported in this column for 2023:

Name	401(k) Matching Contribution ($)	Profit Sharing Contribution ($)	Automobile and Other Travel Expenses(a) ($)	Financial Planning Services ($)	Relocation Services ($)
Richard S. Swartz	19,800	21,350	1,165	—	—
Kelly M. Huntington	19,800	—	14,400	8,600	124,345
Betty R. Johnson	19,800	21,350	7,200	10,000	—
Tod M. Cooper	19,800	21,350	10,800	—	—
Don A. Egan	19,800	21,350	2,985	—	—
William F. Fry	19,800	21,350	3,286	—	—
Jeffrey J. Waneka	13,084	21,350	—	—	—
a.Represents the NEO’s personal use of a company automobile or automobile and fuel allowance and related expenses and reimbursements for certain personal travel-related expenses.
(4)Ms. Huntington received relocation benefits of $124,345 (reflected in footnote 3), which includes reimbursement for qualified moving expenses. Should Ms. Huntington voluntarily resign from the Company within two years after receipt of the reimbursement or payment for expenses she must reimburse the Company for these costs within fifteen days of the date of separation. Ms. Huntington also received a $100,000 sign-on bonus when she joined the Company in January of 2023. Should Ms. Huntington voluntarily resign from the Company within two years after receipt of the sign-on bonus she must reimburse the Company the full amount of the sign-on bonus within fifteen days of the date of separation.

MYR GROUP INC. | 2024 PROXY STATEMENT	51

2023 GRANTS OF PLAN-BASED AWARDS
The following table sets forth the estimated future payouts for grants of awards made to each of the NEOs under the MIP and LTIP for 2023:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Performance Metric	Threshold (#)	Target (#)	Maximum (#)
Richard S. Swartz		486,750	973,500	1,947,000
	3/23/2023				TSR	1,206	4,827	9,654		796,455
	3/23/2023				ROIC	3,419	6,838	13,676		796,422
	3/23/2023								9,118	1,061,973
Kelly M. Huntington		154,000	308,000	616,000
	3/23/2023				TSR	290	1,163	2,326		191,895
	3/23/2023				ROIC	824	1,648	3,296		191,943
	3/23/2023								2,197	255,885
Tod M. Cooper		215,625	431,250	862,500
	3/23/2023				TSR	340	1,363	2,726		224,895
	3/23/2023				ROIC	965	1,931	3,862		224,904
	3/23/2023								2,575	299,910
Don A. Egan		136,500	273,000	546,000
	3/23/2023				TSR	204	818	1,636		134,970
	3/23/2023				ROIC	579	1,159	2,318		134,989
	3/23/2023								1,545	179,946
William F. Fry		150,500	301,000	602,000
	3/23/2023				TSR	218	872	1,744		143,880
	3/23/2023				ROIC	618	1,236	2,472		143,957
	3/23/2023								1,648	191,943
(1)These amounts reflect the threshold, target and maximum annual cash incentive compensation amounts that could have been earned by each NEO during 2023 based on the achievement of annual performance goals under the MIP. For further details regarding the MIP, see “Compensation Discussion and Analysis—Analysis of 2023 Compensation Decisions and Actions—2023 Short-Term Incentive Compensation” above. Actual amounts awarded under the MIP that were earned in 2023 are disclosed in the “Executive Compensation Tables—2023 Summary Compensation Table.”
(2)These amounts reflect the threshold, target and maximum number of ROIC-based performance shares and TSR-based performance shares granted on March 23, 2023 under the LTIP. The ROIC-based performance shares will ultimately vest, if earned, upon the achievement of performance goals over the January 1, 2023-December 31, 2025 performance period. The TSR-based performance shares will ultimately vest, if earned, upon the achievement of performance goals over the March 23, 2023-December 31, 2025 performance period.
(3)This column contains the Restricted Stock Unit awards only. The Restricted Stock Unit awards granted on March 23, 2023 under the LTIP to the NEOs will vest ratably over a three-year period beginning on the first anniversary of the grant date.
(4)Represents the aggregate grant date fair value of Restricted Stock Units and performance shares granted under the LTIP during the fiscal year ended December 31, 2023 in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date (target performance). The fair value per share of the Restricted Stock Units and ROIC-based performance awards granted on March 23, 2023 was the grant date share price of $116.47. The fair value per share of the TSR-based performance awards granted on March 23, 2023, which are based on a market-based performance measure was $165.00, as determined using a Monte Carlo simulation. Assumptions used in the calculation of these amounts and vesting details are included in footnote 15 to our audited consolidated financial statements in our 2023 Form 10-K. These amounts reflect our expected accounting expense for these awards and may not correspond to the actual value that may be recognized by the officers.

52	MYR GROUP INC. | 2024 PROXY STATEMENT

EMPLOYMENT AGREEMENTS
Under each Employment Agreement, the NEO is eligible to receive salary, an annual cash incentive award, as defined under the MIP, severance pay under certain conditions, use of a Company car and gas card or a car allowance in accordance with the Company’s policy, and is eligible to participate in all incentive, 401(k), profit sharing, health and welfare benefit plans, policies and arrangements applicable generally to our other similarly-situated executive officers. Subject to prior notice, each Employment Agreement automatically renews annually for an additional one-year term.
Each Employment Agreement contains non-competition covenants restricting the ability of the NEO to compete with us, to solicit our clients or to recruit our employees during the term of his or her employment and for a period of one year thereafter and prohibiting him or her from disclosing confidential information and trade secrets at any time during or after his or her employment.
Each Employment Agreement generally terminates upon the NEO’s:
•death;
•disability;
•termination for cause by the Company or without good reason by the employee;
•termination without cause or for good reason; or
•termination without cause or for good reason following a “Change in Control” (as defined in each Employment Agreement and generally described below).
If termination results from any of the foregoing, each NEO is entitled to all compensation earned and all benefits and reimbursements due through the date of termination. Additionally, if termination results from any of the reasons below, the NEO would be entitled to the following additional payments and/or benefits (as fully detailed in Potential Payments Upon Termination or Change in Control table presented below):

Reason for Termination	Potential Payment(s)
Disability	Long-term disability benefits pursuant to the terms of any long-term disability policy provided to similarly situated employees of the Company in which the NEO participates.
Termination by the Company without cause or resignation by the employee for good reason	Lump-sum payment of twice the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO breaches the restrictive covenants or becomes reemployed in the two-year period following his or her termination.
Termination by the Company without cause or resignation by the employee for good reason within 12 months following a change in control, a so-called “double trigger” provision	Lump-sum payment of three times the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.

MYR GROUP INC. | 2024 PROXY STATEMENT	53

Each Employment Agreement generally defines “cause” as an NEO’s:
•material breach of the non-competition, non-solicitation and confidentiality provisions of the NEO’s Employment Agreement;
•commission of a criminal act by the NEO against the Company, including but not limited to fraud, embezzlement or theft;
•conviction or plea of no contest or nolo contendre to a felony or any misdemeanor that may result in a term of imprisonment greater than one year; or
•failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Board that is not cured within 30 days after the receipt of written notice from the Company.
“Good reason” for a NEO’s resignation exists under each Employment Agreement if, among other things, the NEO’s base salary and/or annual target incentive opportunity is reduced, his or her duties are materially reduced, he or she is required to relocate to a work site more than 50 miles from his or her current work site or if the Company materially breaches a material provision of the NEO’s Employment Agreement and fails to cure such breach within 30 days of the receipt of written notice of the breach.
Each Employment Agreement generally defines a “change in control” as the occurrence of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets” as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii), respectively. As described above, if a NEO is terminated without cause or resigns for good reason within 12 months following a “change in control,” the NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, as well as a lump-sum payment equal to three times the NEO’s base salary, three times target annual incentive and company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.
The foregoing descriptions of the terms of the Employment Agreements are qualified in their entirety by reference to the terms and conditions of such agreements that the Company has filed with the SEC.
“Change in control” is similarly defined in the LTIP. Under the terms of the long-term incentive plans, award agreements may provide for one or more of the following effects in connection with a change in control:
•the acceleration or extension of time periods for purposes of exercising, vesting in or realizing gain from any award granted under the LTIP;
•the waiver or modification of performance or other conditions related to the payment or other rights under an award;
•provision for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee; or
•other modifications or adjustments to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of plan participants upon or following a change in control.

54	MYR GROUP INC. | 2024 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described above under “Employment Agreements,” our NEOs have severance and change in control clauses in their Employment Agreements. The following table summarizes and quantifies the compensation that would have become payable to each current NEO upon termination or a change in control (and qualifying termination) on December 31, 2023, given the NEO’s compensation and service levels as of such date:

		Termination due to Retirement(1)	Termination due to Death(2)	Termination due to Disability(3)	Termination without Cause or for Good Reason(4)	Termination without Cause or for Good Reason within 12 months following a Change in Control(5)
Name	Benefit	$	$	$	$	$
Richard S. Swartz	Severance pay(6)	—	—	388,038	3,717,000	5,575,500
	Welfare benefits	—	—	11,742	46,968	46,968
	Accelerated equity(7)	1,918,410	4,671,008	4,671,008	4,671,008	6,096,588
	Total	1,918,410	4,671,008	5,070,788	8,434,976	11,719,056
Kelly M. Huntington	Severance pay(6)	—	—	178,538	1,496,000	2,244,000
	Welfare benefits	—	—	8,424	33,696	33,696
	Accelerated equity(7)	—	458,305	458,305	458,305	724,307
	Total	—	458,305	645,267	1,988,001	3,002,003
Tod M. Cooper	Severance pay(6)	—	—	252,115	2,012,500	3,018,750
	Welfare benefits	—	—	9,318	37,272	37,272
	Accelerated equity(7)	576,379	1,416,968	1,416,968	1,416,968	1,827,978
	Total	576,379	1,416,968	1,678,401	3,466,740	4,884,000
Don A. Egan	Severance pay(6)	—	—	171,000	1,326,000	1,989,000
	Welfare benefits	—	—	9,318	37,272	37,272
	Accelerated equity(7)	—	—	—	—	748,605
	Total	—	—	180,318	1,363,272	2,774,877
William F. Fry	Severance pay(6)	—	—	184,404	1,462,000	2,193,000
	Welfare benefits	—	—	9,318	37,272	37,272
	Accelerated equity(7)	—	913,990	913,990	913,990	1,177,289
	Total	2,494,789	7,460,271	1,107,712	2,413,262	3,407,561
(1)Upon the retirement of a NEO after reaching normal retirement age (defined as the earlier of age 62 or 55 years old and 10 years of service with the Company) the NEO shall be entitled to the calculated number of performance shares outstanding as of December 31, 2023, that are expected to be earned prorated for the length of service completed as of December 31, 2023.
(2)Upon the death of a NEO their estate shall be entitled to all of their unvested restricted stock and the calculated number of performance shares outstanding as of December 31, 2023, that are expected to be earned prorated for the length of service completed as of December 31, 2023.
(3)Represents the amount of salary continuation and other benefits to which the NEO is entitled under the terms of our long-term disability policy for a period of 180 days from the date of termination due to long-term disability. After six months of salary continuation, as provided by us, the NEO will be eligible for benefits under the terms of our long-term disability insurance plan, which provides a benefit equal to 60% of the NEO’s monthly base salary (up to a maximum monthly benefit of $10,000 until age 65 or older, as defined in the plan). Also includes the value of accelerated equity.
(4)Represents the sum of (a) twice the sum of the NEO’s base salary and target annual incentive (for 2023, the target annual incentive was 110% of annual salary for Mr. Swartz, 75% of the salary for Mr. Cooper, and, 70% of annual salary for Ms. Huntington and Messrs. Egan and Fry, (b) the estimated cost of two years of company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity.

MYR GROUP INC. | 2024 PROXY STATEMENT	55

(5)Represents the sum of (a) three times the sum of the NEO’s base salary and target annual incentive (for 2023, the target annual incentive was 110% of annual salary for Mr. Swartz, 75% of the salary for Mr. Cooper, and, 70% of annual salary for Ms. Huntington and Messrs. Egan and Fry), (b) the estimated cost of two years of company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity.
(6)Severance pay includes the NEO’s base salary and target annual incentive applicable to the type of severance or change in control payment shown.
(7)Accelerated equity reflects the amount of compensation that each NEO would receive upon the accelerated vesting of any outstanding unvested stock-based awards as of the date of termination. Equity award agreements between the Company and a person who was a NEO at the time of the award contain an accelerated vesting clause. Equity awards made before an officer becomes a NEO are not subject to a similar accelerated vesting clause and will be forfeited upon termination. The compensation amount shown is based upon (a) full vesting of the number of unvested Restricted Stock Units outstanding as of December 31, 2023, (b) the number of performance shares outstanding as of December 31, 2023 that are expected to be earned prorated for the length of service completed as of December 31, 2023 for termination without cause or resignation for good reason or all performance shares outstanding (at target) for termination without cause or resignation for good reason within 12 months following a change of control and (c) the closing market price per share of our common stock as reported on the Nasdaq on December 29, 2023, which was $144.63 per share. The compensation amounts for unvested Restricted Stock Units are calculated by multiplying the number of shares of unvested Restricted Stock Units times the closing market price. The compensation amount for the unvested performance shares for termination without cause or resignation for good reason is calculated by multiplying the number of unvested performance shares by the closing price and then multiplying that amount by the percentage earned (number of months the executive worked from date of grant to date of termination divided by the number of months in the vesting period for the performance shares). The compensation amount for unvested performance shares for termination without cause or resignation for good reason within 12 months following a change of control is calculated by multiplying the number of unvested performance shares at target by the market closing price on the date of termination.
NEO Departures
Ms. Johnson retired from her role as Chief Financial Officer on February 24, 2023 and retired from the Company on May 31, 2023. At the time of her retirement from the Company, Ms. Johnson was eligible for retirement benefits pursuant to the award agreements governing her outstanding performance share awards, as she had attained “normal retirement age” (defined as the earlier of age 62 or 55 years old and 10 years of service). Pursuant to the applicable terms and conditions of her outstanding unvested performance share awards, following her retirement from the Company, a pro-rated portion of her outstanding performance shares (based on the number of whole months she was employed during the performance period) will continue to vest on their original stated vesting schedules (subject to the achievement of applicable performance goals). Her pro-rated 5,431 outstanding unvested performance shares had an aggregate value of $692,453 (assuming target performance) at the time of her retirement from the Company. Ms. Johnson did not receive any additional payments or benefits in connection with her retirement.
Mr. Waneka retired as COO - C&I effective May 1, 2023 and retired from the Company on June 1, 2023. At the time of his retirement from the Company, Mr. Waneka was eligible for retirement benefits pursuant to the award agreements governing his outstanding performance share awards, as he had attained “normal retirement age” (defined as the earlier of age 62 or 55 years old and 10 years of service). Pursuant to the applicable terms and conditions of his outstanding unvested performance share awards, following his retirement from the Company, a pro-rated portion of his outstanding performance shares (based on the number of whole months he was employed during the performance period) will continue to vest on their original stated vesting schedules (subject to the achievement of applicable performance goals). His pro-rated 4,134 outstanding unvested performance shares had an aggregate value of $528,449 (assuming target performance) at the time of his retirement from the Company. Mr. Waneka did not receive any additional payments or benefits in connection with his retirement.

56	MYR GROUP INC. | 2024 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END
The following table sets forth for each NEO outstanding equity awards as of the end of the 2023 fiscal year:

STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Richard S. Swartz	03/23/21	3,816	(2)	551,908
	03/23/22	6,098	(2)	881,954
	03/23/23	9,118	(2)	1,318,736
	03/23/22				22,912	(3)	3,313,763
	03/23/23				23,330	(4)	3,374,218
Kelly M. Huntington	03/23/23	2,197	(2)	317,752
	03/23/23				5,622	(4)	813,110
Betty R. Johnson	03/23/22				3,088	(3)	446,617
Tod M. Cooper	03/23/21	1,356	(2)	196,118
	03/23/22	1,881	(2)	272,049
	03/23/23	2,575	(2)	372,422
	03/23/22				7,066	(3)	1,021,956
	03/23/23				6,588	(4)	952,822
Don A. Egan	03/23/21	301	(2)	43,534
	03/23/22	470	(2)	67,976
	03/23/23	1,545	(2)	223,453
	03/23/22				1,766	(3)	255,417
	03/23/23				3,954	(4)	571,867
William F. Fry	03/23/21	904	(2)	130,746
	03/23/22	1,209	(2)	174,858
	03/23/23	1,648	(2)	238,350
	03/23/22				4,542	(3)	656,909
	03/23/23				4,216	(4)	609,760
Jeffrey J. Waneka	03/23/22				2,288	(3)	330,913
1.The closing price per share of the Company’s common stock of $144.63 on December 29, 2023 was used to determine the market values shown in this column.
2.The restricted stock unit awards granted on March 23, 2021, March 23, 2022, and March 23, 2023 vest ratably over a three-year period beginning on the first anniversary of the grant date. These awards are subject to certain clawback provisions.
3.These performance share awards will cliff vest on December 31, 2024 and will be released in the first quarter of 2025 on the date the Compensation Committee determines the level of achievement of the performance goals. These awards are split between the achievement of certain specified levels of the Company’s ROIC as defined in the applicable award agreement and the Company’s TSR compared to the TSR of a peer group of companies. Maximum award shown; ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero. These awards are subject to certain clawback provisions.
4.These performance share awards will cliff vest on December 31, 2025 and will be released in the first quarter of 2026 on the date the Compensation Committee determines the level of achievement of the performance goals. These awards are split between the achievement of certain specified levels of the Company’s ROIC as defined in the grant and the Company’s TSR compared to the TSR of a peer group of companies. Maximum award shown: ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero. These awards are subject to certain clawback provisions.

MYR GROUP INC. | 2024 PROXY STATEMENT	57

2023 OPTION EXERCISES AND STOCK VESTED
The following table sets forth for each NEO the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting(1) (#)	Value Realized On Vesting(2) ($)
Richard S. Swartz	—	—	41,281	5,891,679
Kelly M. Huntington	—	—	—	—
Betty R. Johnson	—	—	12,370	1,736,768
Tod M. Cooper	—	—	14,787	2,107,155
Don A. Egan	425	40,026	3,376	478,654
William F. Fry	—	—	9,934	1,413,596
Jeffrey J. Waneka	—	—	9,642	1,350,722
(1)The amounts shown include Restricted Stock Units that vested on March 23, 2023 and performance shares awarded in 2021 that vested on December 31, 2023. For the performance shares, final certification of results and distribution of shares occurred on February 20, 2024.
(2)The amounts shown are calculated based on the closing market price per share of our common stock on the date the shares were received.
2023 CEO PAY RATIO
We believe our compensation programs should be consistent and internally equitable. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.
For our 2023 pay ratio disclosure we used the same median employee from the prior year as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.
The ratio between the pay of our CEO to the pay of our median employee is 34:1. The annual total compensation for our median employee for 2023 was $137,375. The annual total compensation of our CEO was $4,645,873. The difference between this annual total compensation and the annual total compensation found in “Executive Compensation Tables—2023 Summary Compensation Table” is due to the inclusion of nondiscriminatory health and welfare benefit plans that are not required to be included in the 2023 Summary Compensation Table.

58	MYR GROUP INC. | 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

YEAR (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($000) (h)	Pretax Income ($000) (i)
					Total Shareholder Return(3) (f)	Peer Group Total Shareholder Return (g)
2023	$4,622,911	$8,754,528	$1,082,505	$2,029,471	$443.79	$273.54	$90,990	$125,004
2022	4,248,395	2,318,204	1,555,649	866,918	282.51	197.73	83,381	114,204
2021	4,137,327	11,951,446	1,635,947	4,436,667	339.21	187.69	85,010	116,306
2020	3,282,639	8,024,727	1,402,709	3,176,951	184.41	130.49	58,759	81,385
(1)Mr. Swartz served as our principal executive officer ("PEO") for the full year for each of 2023, 2022, 2021 and 2020. For 2023 our non-PEO NEOs included Mses. Huntington and Johnson and Messrs. Cooper, Egan, Fry and Waneka. For each of 2022 and 2021 and 2020 our non-PEO NEOs included Ms. Johnson and Messrs. Cooper, Fry and Waneka.
(2)For each of 2023, 2022, 2021 and 2020, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflected the following adjustments to the values included in column (b) and column (d), respectively:

Richard S. Swartz	2023	2022	2021	2020
Summary Compensation Table ("SCT") Total for PEO (b)	$4,622,911	$4,248,395	$4,137,327	3,282,639
- SCT “Stock Awards” column value	(2,654,850)	(2,268,882)	(1,899,867)	(1,286,539)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	3,356,782	2,209,840	4,290,165	3,629,664
[+/-] change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	1,536,204	(843,833)	3,513,544	1,487,742
[+/-] change in fair value of equity awards granted in prior years that vested in the covered year	1,893,481	(1,027,316)	1,910,277	911,221
Compensation Actually Paid to PEO (c)	8,754,528	2,318,204	11,951,446	8,024,727

Average For Non-PEO NEOs (d)	2023	2022	2021	2020
Average SCT Total for Non-PEO NEOs (c)	$1,082,505	$1,555,649	$1,635,947	1,402,709
- SCT “Stock Awards” column value	(386,520)	(581,054)	(568,595)	(455,618)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	733,059	565,901	1,283,965	1,285,391
[+/-] change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	259,186	(308,884)	1,262,819	635,868
[+/-] change in fair value of equity awards granted in prior years that vested in the covered year	341,241	(364,694)	822,531	308,601
Average Compensation Actually Paid to Non-PEO NEOs (e)	2,029,471	866,918	4,436,667	3,176,951

MYR GROUP INC. | 2024 PROXY STATEMENT	59

(3)For each of 2023, 2022, 2021 and 2020, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2019. The yearly percentage change in cumulative total shareholder return was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from December 31, 2019 through and including the last day of the covered fiscal year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this pay versus performance disclosure, our peer group consists of eleven companies which are: Astec Industries Inc, Comfort Systems USA Inc, Dycom Industries Inc, EMCOR Group Inc, Granite Construction Incorporated, IES Holdings Inc, MasTec Inc, Matrix Service Company, Primoris Services Corp, Quanta Services Inc and Tetra Tech Inc (the “Peer Group”). This Peer Group is consistent with the peer group used in Item 5 of our 2023 Form 10-K. For purposes of calculating the Peer Group total shareholder return, the returns of each component issuer of the group were weighted according to the respective issuers’ stock market capitalization at the beginning of the Measurement Period Because fiscal years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2023, 2022, 2021, and 2020, including: (a) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of Total Shareholder Return, Net Income and Pretax Income; and (b) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group.

Relationship Between Compensation Actually Paid and Total Shareholder Return

$15.0
$10.0
$5.0
$—
Compensation Actually Paid ($ Millions)
$720.00
$480.00
$240.00
$—
Total Shareholder Return
2020
2021
2022
2023
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Total Shareholder Return
Peer Group Total Shareholder Return

60	MYR GROUP INC. | 2024 PROXY STATEMENT

Relationship Between Compensation Actually Paid and Net Income

$15.0
$10.0
$5.0
$—
Compensation Actually Paid ($ Millions)
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
Net Income ($Millions)
2020
2021
2022
2023
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Net Income ($ Millions)

Relationship Between Compensation Actually Paid and Pretax Income

$15.0
$10.0
$5.0
$—
Compensation Actually Paid ($ Millions)
$160.0
$120.0
$80.0
$40.0
Pretax Income ($ Millions)
2020
2021
2022
2023
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Pretax Income ($ Millions)

The following table lists the three financial and two non-financial performance measures that we believe represent the most important performance measures used to link compensation actually paid to our PEO and non-PEO NEOs for 2023 to our performance:

Pretax Income
Total Case Incident Rate
Lost Time Incident Rate
Return On Invested Capital
Total Shareholder Return

MYR GROUP INC. | 2024 PROXY STATEMENT	61

PROPOSAL 2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
As required under Section 14A of the Exchange Act, we are asking shareholders to approve an advisory resolution on the compensation of our NEOs as reported in this Proxy Statement. At our 2023 Annual meetings, shareholders voted to hold an advisory vote on executive compensation on an annual basis. Based on the Board’s recommendation and the voting results, we determined that future say-on-pay votes will be held every year (with the next one occurring in 2025) until the next advisory vote on the frequency of such advisory votes in 2029.
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to align each NEO’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the NEOs who are crucial to our success. We urge shareholders to read the “Compensation Discussion and Analysis” and the related tables and narratives, which describe in more detail how our NEO compensation policies and procedures operate and how they achieve our compensation objectives. All of this information provides detailed discussion and analysis of the compensation of our NEOs including the following:
•We pay for performance.   We align executive compensation with short- and long-term Company-wide, business unit and individual performance. Generally, we target about half of our NEO compensation as performance-based compensation. In 2023, we exceeded our pretax financial performance goal resulting in annual cash incentive payouts at above target for financial performance under the MIP. Additionally, we exceeded our targets for safety performance goals, resulting in above target annual cash incentive payouts under the MIP for our total case incident rate safety performance goal and lost time incident rate safety performance goals. The aggregate ROIC performance for the three years ended December 31, 2023, 2022 and 2021 resulted in a payout of 200.0%, which was at the maximum for ROIC grants made in 2021. The three-year 2021 TSR performance ranked at the 82nd percentile, which was above maximum, therefore 200.0% of the target number of TSR performance shares were earned for grants made in 2021.
•We have compensation practices that encourage leadership, decision-making and actions that are aligned with our short- and long-term goals without taking inappropriate or unnecessary risks.   The practices are discussed in detail in the “Compensation Discussion and Analysis” and include:
◦stock ownership guidelines for directors and executive officers;
◦a long-standing insider trading policy, which prohibits, among other activities, the pledging of and hedging transactions with respect to our common stock;
◦a practice of offering limited executive officer perquisites; and
◦regular review of the risk profile of our compensation programs and the inclusion of significant risk mitigators in those programs, such as stock holding requirements, clawback policy and caps on incentive awards.
•The Compensation Committee acts prudently in making decisions.   All members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program design, practices and amounts awarded to our executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant, and, using that advice, selected a peer group of companies to compare to our NEOs’ compensation.

62	MYR GROUP INC. | 2024 PROXY STATEMENT

We ask our shareholders to participate annually in this review and indicate their support for our NEO compensation set forth in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We are asking our shareholders to vote “FOR” the following resolution at the 2024 Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the 2023 Summary Compensation Table and the other related tables and disclosures.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we expect to consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

MYR GROUP INC. | 2024 PROXY STATEMENT	63

PROPOSAL 3. APPROVAL OF THE MYR GROUP INC. 2017 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF APRIL 24, 2024)
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MYR GROUP INC. 2017 LONG-TERM INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF APRIL 24, 2024).
General
We are asking our shareholders to approve the MYR Group 2017 Long-Term Incentive Plan, (amended and restated as of April 24, 2024) (the “A&R 2024 LTIP”). On February 22, 2024, upon recommendation of the Compensation Committee, our Board approved and adopted, subject to the approval of our shareholders at the 2024 Annual Meeting, the A&R 2024 LTIP. If approved by shareholders, the A&R 2024 LTIP will amend and restate the MYR Group Inc. 2017 Long-Term Incentive Plan (as amended and restated as of April 23, 2020) (the “2020 Plan”), which itself was an amendment and restatement of the original MYR Group Inc. 2017 Long-Term Incentive Plan (the “2017 Plan”). The 2017 Plan was adopted by our Board in February 2017 and approved by our shareholders on April 27, 2017. The 2020 plan was approved by our shareholders on April 23, 2020.
The Board is recommending that the Company’s shareholders vote in favor of the A&R 2024 LTIP, which amends and restates the 2020 Plan in its entirety. The A&R 2024 LTIP will continue to provide the Board and Compensation Committee with the flexibility to design equity-based compensatory awards that are responsive to our business needs and authorizes a variety of awards designed to advance our interests and promote our long-term success. You are being asked to approve the A&R 2024 LTIP.
If the A&R 2024 LTIP is approved by our shareholders, it will become effective on the day of the 2024 Annual Meeting. Outstanding awards under the 2020 Plan, however, will continue in effect in accordance with their terms. If the A&R 2024 LTIP is not approved by our shareholders, then it will not become effective, no awards will be made under the A&R 2024 LTIP, and the 2020 Plan will remain in effect in accordance with its terms as previously approved by shareholders.
Our principal reason for amending and restating the 2020 Plan in the form of the A&R 2024 LTIP is to obtain shareholder approval of an additional 700,000 shares of common stock, par value $0.01 per share, of the Company available for awards under the A&R 2024 LTIP, as described below and in the A&R 2024 LTIP, with such amount subject to adjustment, including under the share counting rules of the A&R 2024 LTIP. In addition, the A&R 2024 LTIP also makes certain other substantive changes (plus certain conforming, clarifying or non-substantive changes) to the terms of the 2020 Plan, as further described below, which changes are also subject to shareholder approval.
The actual text of the A&R 2024 LTIP is attached to this proxy statement as Appendix A. The following description of the A&R 2024 LTIP is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.
Why We Recommend That You Vote for Proposal 3:
The A&R 2024 LTIP authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, phantom stock, stock bonuses and dividend equivalents for the purpose of providing our directors and the employees and consultants of the Company and its subsidiaries incentives and rewards for service and/or performance. Some of the key features of the 2020 Plan and the A&R 2024 LTIP that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees, directors, and consultants and that the ability to provide equity-based and incentive-based awards under the A&R 2024 LTIP is critical to achieving this success. We believe we would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our officers, other employees and directors.

64	MYR GROUP INC. | 2024 PROXY STATEMENT

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.
As of February 29, 2024, 560,103 shares remained available for issuance under the 2020 Plan (based on share counting mechanics under the 2020 Plan and assuming all outstanding performance shares are settled at target levels) (but decreased to 500,985 shares assuming all outstanding performance shares are settled at maximum levels). Additionally, we currently anticipate granting about $12.9 million in employee equity awards under the 2020 Plan between the date of this Proxy Statement and March 31, 2024. If the A&R 2024 LTIP is not approved, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that might be better utilized.
The following includes aggregated information regarding our view of the overhang and dilution associated with the 2017 Plan and the 2020 Plan and the potential shareholder dilution that would result if the A&R 2024 LTIP is approved. The information is as of February 29, 2024. As of that date, there were 16,739,341 shares of our common stock outstanding:
Under the 2017 Plan and 2020 Plan:
•Outstanding full-value awards as of February 29, 2024 (performance shares and restricted stock units, assuming that the outstanding performance awards achieve maximum performance): 198,974 shares would be issued (approximately 1.2% of our outstanding shares of common stock);
•No stock options have been issued under the 2017 Plan or 2020 Plan; and
•The total number of shares of common stock available for future awards as of February 29, 2024 (560,103 shares of common stock) represents a current overhang percentage of 3.3% under the 2020 Plan as of that date. Additionally, we currently anticipate granting about $12.9 million in employee equity awards under the 2020 Plan between the date of this Proxy Statement and March 31, 2024, but the specific details of these awards have not yet been finalized.
Under the A&R 2024 LTIP:
•Proposed additional shares of common stock available for future awards under the A&R 2024 LTIP: 700,000 additional shares of common stock (subject to adjustment including under the share counting rules of the A&R 2024 LTIP); such new share request of 700,000 shares of common stock represents about 4.2% of our outstanding shares of common stock — this percentage reflects the simple dilution of our shareholders that would occur if the A&R 2024 LTIP is approved.
Total potential overhang or dilution under the A&R 2024 LTIP:
•The total shares of common stock subject to outstanding awards as of February 29, 2024 (198,974 shares of common stock) plus 500,985 shares available for future awards under the LTIP as of February 29, 2024 as described above, plus the proposed new shares available for future awards under the A&R 2024 LTIP (700,000 shares of common stock), represent a total diluted overhang of 1,399,959 shares of common stock (8.4% of the outstanding shares) under the A&R 2024 LTIP.
Based on the closing price of our common stock on February 29, 2024 of $162.46 per share, the aggregate market value as of that date of the additional 700,000 shares requested for awards under the A&R 2024 LTIP was $113,722,000.

MYR GROUP INC. | 2024 PROXY STATEMENT	65

In 2021, 2022 and 2023, awards earned and granted under the 2020 Plan covered 186,116 shares, 203,360 shares and 128,999 shares, respectively, of our common stock. Based on our basic weighted average of shares of common stock outstanding for those three years of 16,838,000, 16,760,000, and 16,682,000, respectively, for the three-fiscal-year period 2021-2023, our average burn rate, not taking into account forfeitures, was 1.0% (our individual years’ burn rates were 1.1% for fiscal 2021, 1.2% for fiscal 2022, and 0.8% for fiscal 2023).
In determining the number of shares to request for approval under the A&R 2024 LTIP, our Compensation Committee worked with our management team (which received guidance from our proxy solicitor and consultant), to evaluate a number of factors including our institutional shareholder profile, share usage under the 2020 Plan and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the A&R 2024 LTIP.
If the A&R 2024 LTIP is approved, we intend to utilize the shares authorized under the A&R 2024 LTIP to continue our practice of incentivizing key individuals through annual equity grants. We currently anticipate that the shares requested in connection with approval of the A&R 2024 LTIP will last for about four years, based on historic grant rates and the approximate current share price, but could last for a different period-of-time if actual practice does not match recent rates or our share price changes significantly. As noted below, our Compensation Committee would retain full discretion under the A&R 2024 LTIP to determine the number and amount of awards to be granted under the A&R 2024 LTIP, subject to the terms of the A&R 2024 LTIP, and future benefits or amounts that may be received by participants under the A&R 2024 LTIP are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.
In evaluating this Proposal 3, shareholders should consider all of the information in this proposal, including the information set forth under “Summary of Material Terms of the A&R 2024 LTIP” below.
Material Changes From the 2020 Plan
The A&R 2024 LTIP (1) increases the number of shares of common stock available for awards by 700,000 shares, as further described in the A&R 2024 LTIP, (2) correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options by 700,000 shares, as further described in the A&R 2024 LTIP, (3) clarifies that awards under the A&R 2024 LTIP may be subjected to continued vesting to the same extent they may be subjected to accelerated vesting under the terms of the A&R 2024 LTIP, (4) revises the clawback provisions of the 2020 Plan to accommodate new stock exchange clawback listing standards, and (5) extends the term of the A&R 2024 LTIP until the 10th anniversary of the date of shareholder approval of the A&R 2024 LTIP. The A&R 2024 LTIP also makes certain other conforming, clarifying or non-substantive changes to the terms of the 2020 Plan to implement the A&R 2024 LTIP.
Other A&R 2024 LTIP Highlights
Administration.   The A&R 2024 LTIP will generally be administered by the Compensation Committee.
Reasonable A&R 2024 LTIP Limits.   Subject to adjustment as described in the A&R 2024 LTIP, total awards under the A&R 2024 LTIP are limited to 2,200,000 shares (900,000 of which were approved in 2017, 600,000 which were approved in 2020, and 700,000 of which are anticipated to be approved by the Company’s shareholders in 2024), plus any shares returned to the A&R 2024 LTIP as described below. These shares may be shares of original issuance or treasury shares or a combination of the two.
The A&R 2024 LTIP also provides that, subject to adjustment as described in the A&R 2024 LTIP, for grants under the A&R 2024 LTIP:
•the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options will not exceed 2,200,000 shares of common stock;
•no participant will be granted stock options, in the aggregate, for more than 200,000 shares of common stock during any calendar year;

66	MYR GROUP INC. | 2024 PROXY STATEMENT

•no participant will be granted SARs, in the aggregate, for more than 100,000 shares of common stock during any calendar year;
•no participant will be granted: (1) awards of restricted stock for more than 100,000 shares of common stock during any calendar year, (2) restricted stock units for more than 100,000 shares of common stock during any calendar year, and (3) performance shares for more than 100,000 shares of common stock during any calendar year;
•no participant in any calendar year will receive an award of performance units having an aggregate maximum value in excess of $3,750,000;
•no participant in any calendar year will receive cash incentive awards with an aggregate maximum value in excess of $5,000,000;
•no participant will be granted more than 100,000 units of phantom stock during any calendar year;
•no participant will be granted a stock bonus for more than 100,000 shares of common stock during any calendar year; and
•no non-employee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any awards granted under the A&R 2024 LTIP based on the grant date fair value for financial reporting purposes) in excess of $400,000.
Allowances for Conversion Awards and Assumed Plans.   Shares of common stock issued or transferred under awards granted under the A&R 2024 LTIP in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other A&R 2024 LTIP limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the A&R 2024 LTIP, under circumstances further described in the A&R 2024 LTIP, but will not count against the aggregate share limit or other A&R 2024 LTIP limits described above.
Limited Share Recycling Provisions.   Subject to certain exceptions described in the A&R 2024 LTIP, if any award granted under the A&R 2024 LTIP or the MYR Group Inc. 2007 Long-Term Incentive Plan (the “Predecessor Plan”) (in whole or in part) is cancelled or forfeited, expires, is settled for cash or is unearned, the shares of common stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the A&R 2024 LTIP. The following shares of common stock will not be added (or added back, as applicable) to the aggregate share limit under the A&R 2024 LTIP: (1) shares of common stock tendered or otherwise used in payment of the exercise price of a stock option granted under the A&R 2024 LTIP, (2) shares of common stock withheld by us or tendered or otherwise used to satisfy tax withholding, and (3) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the A&R 2024 LTIP. Further, all shares of common stock covered by SARs that are exercised and settled in shares, whether or not all shares of common stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the A&R 2024 LTIP, as further described below.
No Repricing Without Shareholder Approval.   The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the A&R 2024 LTIP or in connection with a “change in control”) is prohibited without shareholder approval under the A&R 2024 LTIP.
Change in Control Definition.   The A&R 2024 LTIP includes a definition of “change in control,” which is set forth below.

MYR GROUP INC. | 2024 PROXY STATEMENT	67

Minimum Vesting Periods.   The A&R 2024 LTIP provides that, subject to the discretionary acceleration provisions of the A&R 2024 LTIP, and except for awards under which up to an aggregate of 5% of the maximum number of shares of common stock available under the A&R 2024 LTIP may be granted:
•Time-based restrictions on stock options, SARs, restricted shares, restricted stock units and other share-based awards (or any portion of such awards) may not lapse solely by the passage of time sooner than after one year; and
•If restrictions on stock options, SARs, restricted shares, restricted stock units and other share-based awards lapse upon the achievement of management objectives, the applicable performance period with respect to any portion of the award must be at least one year, and the performance period for performance shares, performance units and cash incentive awards (or any portion of such awards) must be at least one year.
Other Features.
•The A&R 2024 LTIP also provides that, except with respect to certain converted, assumed or substituted awards as described in the A&R 2024 LTIP, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of our common stock on the date of grant.
Summary of Other Material Terms of the A&R 2024 LTIP
Administration
The A&R 2024 LTIP is administered by the Compensation Committee, except the Board may choose to administer the A&R 2024 LTIP, including with respect to the administration of any responsibilities and duties held by the Compensation Committee. In addition, the Compensation Committee has the authority to delegate the authority to grant and determine the terms and conditions of certain awards under the A&R 2024 LTIP to one or more of our officers or directors, subject to such limitations as the Compensation Committee will determine. The Compensation Committee, however, may not delegate such authority with respect to awards granted under the A&R 2024 LTIP to any member of the Board or officer for purposes of Section 16 of the Securities Exchange Act of 1934.
All awards made pursuant to the A&R 2024 LTIP to non-employee directors must be approved by the Board. With respect to such awards, all rights, powers and authorities vested in the Compensation Committee under the A&R 2024 LTIP will instead be exercised by the Board.
The Compensation Committee has the discretionary authority to interpret the A&R 2024 LTIP, to make all factual determinations under the A&R 2024 LTIP, to determine the terms and provisions of the respective award agreements, and to make all other determinations necessary or advisable for the A&R 2024 LTIP’s administration. The Compensation Committee has authority to prescribe, amend, and rescind rules and regulations relating to the A&R 2024 LTIP and all interpretations, determinations, and actions by the Compensation Committee will be final, conclusive, and binding upon all parties. The Compensation Committee may take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the A&R 2024 LTIP, and no authorization in any A&R 2024 LTIP section or other provision of the A&R 2024 LTIP is intended or may be deemed to constitute a limitation on the authority of the Compensation Committee.
The Board may amend the A&R 2024 LTIP from time to time without approval by our shareholders. However, no amendment will be effective without the consent of the shareholders that would:
•materially increase the benefits accruing to participants under the A&R 2024 LTIP;
•materially modify the A&R 2024 LTIP participation requirements;
•materially increase the number of shares of common stock that may be issued under the A&R 2024 LTIP; or
•otherwise need to be approved by our shareholders under applicable stock exchange rules and requirements.

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Eligibility
Our employees and the employees of our subsidiaries (or any person who has agreed to commence serving in those capacities within 90 days of the date of grant), as well as our non-employee directors and certain persons, including consultants, who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”) may be selected by the Compensation Committee to receive benefits under the A&R 2024 LTIP. The Compensation Committee has authority, in its sole discretion, to determine and designate from time to time those eligible to be granted awards, the types of awards to be granted and the number of shares or units subject to the awards that are granted under the A&R 2024 LTIP. As of February 29, 2024, there are approximately 500 employees, and all of our non-employee directors are eligible to participate in the A&R 2024 LTIP. Although consultants of the Company and its subsidiaries are also eligible to participate in the A&R 2024 LTIP, we have not granted equity awards to consultants in recent years and, due to the temporary status of such service providers, do not have a current estimate of how many such consultants may be eligible in the future to participate in the A&R 2024 LTIP. We do not currently expect to make material grants of awards under the A&R 2024 LTIP to consultants. The basis for participation in the A&R 2024 LTIP, by eligible persons, is the selection of such persons for participation, by the Compensation Committee (or its proper delegate) in its discretion.
Shares Available for Awards under the A&R 2024 LTIP
Subject to adjustment as described in the A&R 2024 LTIP, the number of shares of common stock available under the A&R 2024 LTIP for:
•stock options or stock appreciation rights;
•restricted stock;
•restricted stock units;
•performance awards (including performance shares, performance units, and cash incentive awards);
•phantom stock;
•bonus stock awards; or
•dividend equivalents paid with respect to awards under the A&R 2024 LTIP will be, in the aggregate, 2,200,000 shares of common stock (900,000 of which were approved in 2017, 600,000 of which were approved in 2020, and 700,000 of which are anticipated to be approved by the Company’s shareholders in 2024), plus any shares of common stock that become available under the A&R 2024 LTIP as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of awards (the “Available Shares”). The Available Shares may be shares of original issuance, treasury shares or a combination of the foregoing.
Other Share Limits Under the A&R 2024 LTIP.   The A&R 2024 LTIP also includes certain other share limits, as described above under “A&R 2024 LTIP Highlights.”
Prohibition on Liberal Share Counting.   The A&R 2024 LTIP does not permit us to use “liberal share counting” methods, such as adding back to the shares of common stock available for issuance under the A&R 2024 LTIP shares that were used to pay the exercise price of stock options or to cover tax withholding.
Upon payment in cash of the benefit provided by any award granted under the A&R 2024 LTIP, any common stock that is covered by the award to the extent of such cash payment will be available for issue or transfer hereunder. Common stock tendered or otherwise used in payment of the exercise price of an option will not be added to the aggregate plan limit described above. In addition, common stock withheld by us or otherwise used to satisfy tax withholding will not be added to the aggregate plan limit. Moreover, common stock that is repurchased by us with option proceeds will not be added to the aggregate plan limit. All common stock covered by a SAR, to the extent that it is exercised and settled in common stock, and whether or not common stock is actually issued or transferred to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the A&R 2024 LTIP.
For each award we will subtract one share from the available number of shares under the A&R 2024 LTIP for every one share underlying such award.

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Types of Awards Authorized
Awards granted under the A&R 2024 LTIP will be upon such terms as may be approved by the Compensation Committee and set forth in an Award Agreement. An Award Agreement will contain such terms and provisions, consistent with the A&R 2024 LTIP, as the Compensation Committee may approve, including provisions for the acceleration of vesting or satisfaction of other requirements upon the occurrence of certain events. In general, stock options and SARs will not be granted with an exercise price or base price, as the case may be, less than the full fair market value per share on the date of grant. No stock option or SARs may be exercisable more than 10 years from the date of grant.
Subject to the discretionary acceleration (or continued vesting) provisions of the A&R 2024 LTIP, any award that vests solely upon the passage of time will vest over a period of time that is no shorter than one year, and any award that vests upon the achievement of performance objectives will have a performance period of at least one year. Notwithstanding the minimum vesting provisions, up to 5% of the maximum number of shares of common stock that may be available for awards under the A&R 2024 LTIP, subject to adjustment as described in the A&R 2024 LTIP, may be used for stock bonus awards and awards that are not subject to a minimum vesting period.
For any full-value award, we will defer the payment of any dividends or dividend equivalents with respect to the underlying shares of such award until vesting or the achievement of performance objectives and payment of such award, as applicable. To the extent vesting does not occur or the performance objectives are not achieved, and the underlying shares are not earned, the dividends or dividend equivalents with respect to those unearned shares will be forfeited.
Stock Options
A stock option is a right to purchase shares of common stock upon exercise of the stock option. Stock options granted to an employee under the A&R 2024 LTIP may consist of either an incentive stock option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of common stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of common stock subject to the stock option and the required period or periods of the participant’s continuous service before any stock option or portion of a stock option will become vested and exercisable. A grant of stock options may provide for the earlier exercise (or continued vesting) of the stock options, including in the event of retirement, death or disability, or termination of employment or service, of the participant or in the event of a change in control. Each grant of a stock option will be evidenced by an Award Agreement. Each Award Agreement will be subject to the A&R 2024 LTIP and will contain such other terms and provisions, consistent with the A&R 2024 LTIP, as the Compensation Committee may approve.
Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable (1) in cash or by cash equivalent, (2) at the discretion of the Compensation Committee, in shares of common stock acceptable to the Committee, valued at the fair market value of such shares on the date of exercise, (3) at the discretion of the Compensation Committee, and to the extent permitted by law, by a delivery of a notice that the participant has placed a market sell order (or similar instruction) with a broker with respect to shares of common stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price (conditioned upon the payment of such net proceeds), (4) at the discretion of the Compensation Committee, by withholding from delivery shares of common stock for which the option is otherwise exercised, (5) at the discretion of the Compensation Committee, by a combination of the methods described above or (6) by such other method as may be approved by the Compensation Committee and set forth in the Award Agreement. Stock options granted under the A&R 2024 LTIP may not provide for dividends or dividend equivalents.

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Stock Appreciation Rights
The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of stock appreciation rights or SARs. A stock appreciation right is a right to receive from us, without payment by a participant, an amount based on appreciation in the fair market value of a share of common stock between the date of grant and the date of exercise. SARs may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of an option, or they may be granted without any relationship to an option.
Each grant of a stock appreciation right will be evidenced by an Award Agreement. Each Award Agreement will be subject to the A&R 2024 LTIP and will contain such other terms and provisions, consistent with the A&R 2024 LTIP, as the Compensation Committee may approve. Each grant of stock appreciation rights will specify the period or periods of continuous service by the participant with the Company or any subsidiary that is necessary before the stock appreciation rights or installments of such stock appreciation rights will become exercisable. A grant of stock appreciation rights may provide for earlier exercise (or continued vesting), including in the case of retirement, death or disability, or termination of employment or service, of the participant or in the event of a change in control. Any grant of stock appreciation rights may specify management objectives that must be achieved as a condition of the exercise of such stock appreciation rights. A stock appreciation right may be paid in cash, shares of common stock or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a stock appreciation right may not be less than the fair market value of a share of common stock on the date of grant. The term of a stock appreciation right may not extend more than ten years from the date of grant. Stock appreciation rights granted under the A&R 2024 LTIP may not provide for dividends or dividend equivalents.
Restricted Stock
Restricted stock constitutes an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Compensation Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of common stock on the date of grant.
Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Each grant of restricted stock will be evidenced by an Award Agreement. Each Award Agreement will be subject to the A&R 2024 LTIP and will contain such terms and provisions, consistent with the A&R 2024 LTIP, as the Compensation Committee may approve.
Any grant or sale of restricted stock may provide for continued vesting of, or the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability, or termination of employment or service, of the participant or in the event of a change in control.
Restricted Stock Units
Restricted stock units awarded under the A&R 2024 LTIP constitute an agreement by the Company to deliver shares of common stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Compensation Committee may specify. Each grant or sale of restricted stock units may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our common stock on the date of grant.

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Any grant or sale of restricted stock units may provide for continued vesting of ,or the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability, or termination of employment or service, of the participant or in the event of a change in control.
During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of common stock underlying the restricted stock units and no right to vote them. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of and on the terms determined by the Compensation Committee, on a deferred and contingent basis, either in cash or in additional shares of common stock, but dividend equivalents or other distributions on shares of common stock under the restricted stock units will be deferred until and paid contingent upon vesting of such restricted stock units. Each grant or sale of restricted stock units will specify the time and manner of payment of the restricted stock units that have been earned. A restricted stock unit may be paid in cash, shares of common stock or any combination of the two.
Each grant of a restricted stock unit award will be evidenced by an Award Agreement. Each Award Agreement will be subject to the A&R 2024 LTIP and will contain such terms and provisions, consistent with the A&R 2024 LTIP, as the Compensation Committee may approve.
Performance Awards
Performance awards, which include performance shares, performance units, and cash incentive awards, may also be granted to participants under the A&R 2024 LTIP. A performance share is a bookkeeping entry that records the equivalent of one share of common stock and a performance unit is a bookkeeping entry that records a unit in specified dollar amounts as determined by the Compensation Committee. A cash incentive award is a performance-based award that is represented by, and settled in, a cash amount. Each grant will specify the number or amount of performance shares, performance units, or cash, as applicable, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
These awards, when granted under the A&R 2020 LTIP, become payable to participants upon the achievement of specified management objectives and upon such terms and conditions as the Compensation Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement (and, in the case of performance units, will specify a target unit value or a range of unit values for each award) and may set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of performance shares, performance units, or cash amounts that have been earned. Any grant of performance shares or performance units may specify that the amount payable with respect to such grant may be paid by the Company in cash, in shares of common stock, or in any combination thereof. Cash incentive awards may only be paid by the Company in cash.
Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.
The performance period with respect to each grant of performance shares or performance units will be a period of time determined by the Compensation Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting, or earlier lapse or modification, including in the event of retirement, death or disability, or termination of employment or service, of the participant or in the event of a change in control.
Each grant of performance shares or performance units will be evidenced by an Award Agreement. Each Award Agreement will be subject to the A&R 2024 LTIP and will contain such other terms and provisions of such award, consistent with the A&R 2024 LTIP, as the Compensation Committee may approve.

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Phantom Stock
The Compensation Committee may grant to any participant phantom stock, which is an award comprised of a number of hypothetical share units with respect to shares of common stock, with an initial value based on the fair market value of a share of common stock on the date of grant. The terms and conditions of any such awards will be determined by the Compensation Committee. Any grant of phantom stock may provide for continued vesting of, or the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability, or termination of employment or service, of the participant or in the event of a change in control. However, no vesting period shall exceed ten years, and any grant of phantom stock may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Each grant will specify the time and manner of payment of phantom stock that has been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in shares of common stock, or in any combination thereof. Each grant of phantom stock will be evidenced by an Award Agreement. Each Award Agreement will be subject to the A&R 2024 LTIP and will contain such other terms and provisions, consistent with the A&R 2024 LTIP, as the Compensation Committee may approve.
Stock Bonus
The Compensation Committee may also grant a stock bonus to any participant, which represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation Committee may, in connection with an award of a stock bonus, require the payment of a specified purchase price. In the event that the Committee grants a stock bonus, a certificate for (or book entry representing) the shares of common stock constituting such stock bonus will be issued in the name of the participant to whom such grant was made as soon as practicable after the date on which such stock bonus is payable.
Change in Control
The A&R 2024 LTIP includes a definition of “change in control.” Individual award agreements will set forth the treatment of awards granted under the A&R 2024 LTIP in the event of a change in control of the Company. Unless otherwise provided in an award agreement, a change in control of the company generally means the occurrence of one of the following events (subject in each case to certain exceptions described in the A&R 2024 LTIP): (1) the purchase by a person or a group of our stock that gives them ownership of more than 50% of either the total fair market value or total voting power of our stock; (2) the consummated acquisition by a person or a group (including during a 12-month period) of our common stock giving them 30% or more of the total voting power of our stock; (3) the individuals who, as of the effective date of the A&R 2024 LTIP, cease to constitute at least a majority of the Board unless their replacements are approved as described in the A&R 2024 LTIP (subject to certain exceptions); or (4) the consummated acquisition by a person or a group (including over a 12-month period ending on the date of the most recent acquisition by such person or persons) of all or substantially all of our assets.
Performance Criteria
The A&R 2024 LTIP permits the Company to grant awards that are subject to the achievement of specified management objectives or other performance criteria. Performance criteria are the measurable performance objective or objectives established pursuant to the A&R 2024 LTIP for participants who have received grants of performance awards or cash incentive awards, or, when so determined by the Compensation Committee, stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock, or dividend equivalents. The Compensation Committee will determine the performance criteria (or other business criteria) in its sole discretion, which may include (but are not limited to) any of the following:
•total shareholder return;
•stock price appreciation;
•return on equity;
•return on assets;
•modified return on assets;

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•return on capital (including return on invested capital);
•earnings per share;
•EBIT (earnings before interest and taxes);
•EBITDA (earnings before interest, taxes, depreciation and amortization);
•ongoing earnings;
•cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);
•EVA (economic value added);
•economic profit (net operating profit after tax, less a cost of capital charge);
•SVA (shareholder value added);
•revenues;
•net income;
•pre-tax income;
•pre-tax income per share;
•operating income;
•pre-tax profit margin;
•performance against business plan;
•backlog;
•customer service;
•corporate governance quotient or rating;
•market share;
•employee satisfaction;
•employee engagement;
•supplier diversity;
•workforce diversity;
•operating margins;
•credit rating;
•dividend payments;
•expenses;
•fuel cost per million BTU;
•costs per kilowatt hour;
•retained earnings;
•completion of acquisitions, divestitures and corporate restructurings;
•safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and
•strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management.

74	MYR GROUP INC. | 2024 PROXY STATEMENT

Performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed, or may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves. Each such performance criterion will define in an objective manner the extent to which the performance criterion for a performance period has been achieved. In addition to the performance measures, the A&R 2024 LTIP also includes certain individual grant limits for equity or incentive awards that can be granted pursuant to the A&R 2024 LTIP, as further described above under the heading “A&R 2024 LTIP Highlights.”
Transferability
Except as otherwise determined by the Compensation Committee in the terms of an award agreement, no award granted under the A&R 2024 LTIP is transferable by a participant except upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative. In no event may any award granted under the A&R 2024 LTIP be transferred for value.
Adjustments
The number and kind of shares covered by outstanding awards under the A&R 2024 LTIP and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing. The permitted adjustments are only those the Compensation Committee determines are appropriate to reflect the occurrence of the transaction or event, including but not limited to adjustments in the number and kind of securities reserved for issuance; in the award limits on individual awards; in the performance goals of any outstanding awards; and to the number and kind of securities subject to outstanding awards; and, if applicable, to the grant amounts, exercise prices or of the awards. Additionally, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the A&R 2024 LTIP such alternative consideration (including cash), if any, as it determines to be equitable in the circumstances and the Compensation Committee may require the surrender of all awards so replaced. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. Any such adjustments will be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, any such adjustments will be made in a manner consistent with the requirements of Section 424(a) of the Code.
Prohibition on Repricing
Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or stock appreciation rights, respectively, or (2) cancel outstanding “underwater” stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights (including following a participant’s voluntary surrender of “underwater” stock options or stock appreciation rights) with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or stock appreciation rights, as applicable, without shareholder approval. The A&R 2024 LTIP specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and stock appreciation rights and that it may not be amended without approval by our shareholders.

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Forfeiture Events
The Compensation Committee may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, among others, termination of employment for cause, violation of material Company or subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or any subsidiary.awards are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations (including those of the stock exchange on which the common stock is traded) (the “Compensation Recovery Policy”). Applicable sections of any Award Agreement or any related documents will be interpreted consistently with the terms and conditions of the Compensation Recovery Policy. Further, by accepting awards under the Plan, participants agree to fully cooperate with and assist the Company in connection with the Compensation Recovery Policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such participant of any such amounts, including from such participants’ accounts or from any other compensation, as permissible.
Grants to Non-U.S. Based Participants
In order to facilitate the making of any grant or combination of grants under the A&R 2024 LTIP, the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by, or provide services as a non-employee director to, the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the A&R 2024 LTIP (including sub-plans) (to be considered part of the A&R 2024 LTIP) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the A&R 2024 LTIP as then in effect unless the A&R 2024 LTIP could have been amended to eliminate such inconsistency without further approval by our shareholders.
Tax Withholding
A participant will be responsible for payment of any taxes required by law to be withheld from an award or an amount paid in satisfaction of an award, which will be paid by the participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement will specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award; provided, that, if shares of common stock are withheld from delivery upon exercise of an option or an SAR or another taxable event with respect to any award, the fair market value of the shares withheld will not exceed, at the time the withholding occurs, the minimum amount of tax required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences and (2) such additional withholding amount is authorized by the Compensation Committee.
No Right to Continued Employment
The A&R 2024 LTIP does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the A&R 2020 LTIP
The 2017 Plan was adopted by the Board on February 23, 2017 and approved by the Company’s shareholders on April 27, 2017. No grants will be made on or after April 27, 2017 under the Predecessor Plan, but outstanding awards granted under the Predecessor Plan continued unaffected following April 27, 2017. The A&R 2020 Plan was approved by the Company’s shareholders on April 23, 2020. The A&R 2024 LTIP was adopted by the Board on February 20, 2024 and will be effective on the date it is approved by the Company’s shareholders (the "Amendment and Restatement Date").

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Amendment and Termination of the A&R 2024 LTIP
The Board generally may amend the A&R 2024 LTIP at any time and from time to time in whole or in part. However, if any amendment (for purposes of applicable stock exchange rules and except as permitted by the A&R 2024 LTIP) (1) would materially increase the benefits accruing to participants under the A&R 2024 LTIP, (2) would materially increase the number of shares which may be issued under the A&R 2024 LTIP, (3) would materially modify the requirements for participation in the A&R 2024 LTIP, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the A&R 2024 LTIP’s prohibition on repricing, the Compensation Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the A&R 2024 LTIP, no such amendment may be made that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the A&R 2024 LTIP, including in the case of termination of employment or service due to death, disability or retirement, in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Compensation Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the A&R 2024 LTIP.
No grant will be made under the A&R 2024 LTIP after April 24, 2034, the tenth anniversary of the date the A&R 2024 LTIP is being submitted to our shareholders for approval at the 2024 Annual Meeting. The Board may, in its sole discretion and at any earlier date, terminate the A&R 2024 LTIP. Termination of the A&R 2024 LTIP will not affect the rights of participants under any outstanding awards that are not exercised in full on the date of termination.
U.S. Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the A&R 2017 LTIP based on U.S. federal income tax laws in effect on January 1, 2024. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for A&R 2024 LTIP participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.
Tax Consequences to Participants
Non-Qualified Stock Option Rights.   In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Stock Option Rights.   No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

MYR GROUP INC. | 2024 PROXY STATEMENT	77

SARs.   No income will be recognized by a participant in connection with the grant of a tandem SAR or a freestanding SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.
Restricted Stock.   The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
Restricted Stock Units.   No income generally will be recognized upon the grant of restricted stock units. The recipient of restricted stock units generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.
Phantom Stock.   No income generally will be recognized upon the award of phantom stock. The recipient of a phantom stock award generally will be subject to tax at ordinary income rates on the amount of any cash received and the fair market value of any unrestricted common shares received on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the recipient for such phantom stock), and the capital gains/loss holding period for such shares will also commence on such date.
Performance Awards.   No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.
Stock Bonuses.   The recipient of a stock bonus award generally will be subject to tax at ordinary income rates on the amount of the fair market value of any unrestricted shares of common stock received on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares of Common Stock under the A&R 2024 LTIP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the A&R 2024 LTIP by our shareholders.
New Plan Benefits
It is not possible to determine specific amounts and types of awards that may be awarded in the future under the A&R 2024 LTIP because the grant and actual pay-out of awards under the A&R 2024 LTIP are discretionary.

78	MYR GROUP INC. | 2024 PROXY STATEMENT

Awards Granted to Certain Persons
The following table shows, as to each Named Executive Officer and the other individuals and groups indicated below, the aggregate number of awards under the 2017 Plan and 2020 Plan from inception through February 29, 2024 :

Name and Position/Group	Number of Restricted Stock Units Granted	Number of ROIC Performance Granted at Target	Number of TSR Performance Granted at Target
Richard S. Swartz, President and Chief Executive Officer	77,172	57,877	41,609
Kelly M. Huntington, Senior Vice President, Chief Financial Officer	2,198	1,648	1,163
Betty R. Johnson, Former Senior Vice President, Chief Financial Officer	26,423	19,816	14,338
Tod M. Cooper, Senior Vice President, Chief Operating Officer T&D	29,250	21,936	15,825
Don A. Egan, Senior Vice President, Chief Operating Officer C&I	7,752	5,813	4,185
William F. Fry, Senior Vice President, Chief Legal Officer and Secretary	15,988	11,990	8,587
Jeffrey J. Waneka, Former Senior Vice President, Chief Operating	21,900	16,424	11,902
All named executive officers, as a group	180,683	135,504	97,609
Kenneth M. Hartwick	17,052	N/A	N/A
Jennifer E. Lowry	8,491	N/A	N/A
All Other Non-Employee Directors, as a group	39,862	N/A	N/A
All current Non-Employee Directors, as a group	44,219	N/A	N/A
All Employees, including current officers who are not executive officers, as a group	170,206	53,954	39,006
Total Grants	460,513	189,458	136,615
Equity Compensation Plan Information
The following table sets forth certain information regarding our 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) (the “2007 Plan”) and our 2017 Long-Term Incentive Plan (Amended and Restated as of April 23, 2020) (the “LTIP”) as of December 31, 2023. At December 31, 2023, our only active equity compensation plan was the LTIP.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a)) (c)
Equity compensation plans approved by security holders	276,806	(1)	—	500,985	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	276,806	(1)	—	500,985	(2)
___________________________________________
(1)    Includes (i) 196,068 shares subject to outstanding performance share awards granted in 2021, 2022 and 2023 under the LTIP (actual performance for 2021 which vested on December 31, 2023 totaled 77,832 shares and were issued on February 20, 2024 and assumes maximum performance for 2022 and 2023) and (ii) 80,738 shares subject to outstanding restricted stock units granted under the LTIP.
(2)    Reflects securities remaining available for future issuance under our LTIP. No further awards will be granted under the 2007 Plan.

MYR GROUP INC. | 2024 PROXY STATEMENT	79

AUDIT COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee is financially literate and that each of Messrs. Hartwick and Karna and Ms. Lowry qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is independent as required by the Nasdaq’s listing standards and Rule 10A-3 of the Exchange Act. None of the Audit Committee members have participated in the preparation of our financial statements during the past three years.
The Board values the integrity of MYR Group’s financial statements and internal controls. The Audit Committee is responsible for assisting the Board in monitoring the integrity of MYR Group’s financial statements, MYR Group’s compliance with legal and regulatory requirements and the independence and performance of MYR Group’s internal and external auditors. Pursuant to its charter, the Audit Committee performs, among other tasks, the following duties to represent and assist the Board in its oversight of the Company’s financial statements:
•reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations and reviewing management’s corrective action plans where necessary;
•reviews our financial statements, including any significant financial items, discussions on key estimates within our financial statements and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;
•appoints annually our independent registered public accounting firm, evaluates its independence and performance and sets clear hiring policies for employees or former employees of the independent registered public accounting firm;
•reviews periodic reports from management on cyber security measures, security controls, data privacy and security initiatives; and
•meets with the Company’s internal audit department on a quarterly basis. The Company’s internal audit department reports directly to the Audit Committee and assesses and enforces the Company’s internal accounting control structure and policies to ensure that the Company’s financial condition and results are accurately reported in the Company’s public financial statements.
The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Audit Committee encourages employees and outsiders to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, you should call the Company’s Anonymous Incident Reporting System, MySafeWorkplace, at 1-800-461-9330. All complaints received are confidential and anonymous and will be retained for the Company’s records. At least annually, the Audit Committee reviews the Company’s disclosure controls and procedures and its charter. During this review, the Audit Committee analyzes its responsibilities and progress as well as ensuring that these documents comply with current regulatory requirements.
PRE-APPROVAL POLICIES
Consistent with the requirements of the SEC and the U.S. Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established procedures to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

80	MYR GROUP INC. | 2024 PROXY STATEMENT

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before we engage the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting. All services provided by our independent registered public accounting firm for fiscal 2023, as described below, were approved by the Audit Committee in accordance with the foregoing pre-approval policies and procedures.
INDEPENDENT AUDITOR’S FEES
MYR Group’s financial statements for the year ended December 31, 2023 were audited by Crowe, an independent registered public accounting firm. Aggregate fees paid for professional services rendered by Crowe, for 2023 and 2022, were as follows:

	2023	2022
Audit Fees	$1,150,017	$1,065,237
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,150,017	$1,065,237
In the above table, in accordance with the SEC rules, “Audit Fees” are fees that we paid for the audit of our annual financial statements included in the 2023 Form 10-K, review of financial statements included in Quarterly Reports on Form 10-Q and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. “Tax Fees” are fees for tax compliance, tax advice and tax planning.
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2023
As part of our activities, we reviewed and discussed MYR Group’s audited financial statements with management. Additionally, we received Crowe’s written disclosures and letter dated February 28, 2024, as required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with Crowe their independence. We also reviewed and discussed with Crowe the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Based upon this review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2023 Annual Report on Form 10-K.

Audit Committee:	Jennifer E. Lowry, Chair Kenneth M. Hartwick Ajoy H. Karna
The information contained in the above Audit Committee Report for the Year Ended December 31, 2023 shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

MYR GROUP INC. | 2024 PROXY STATEMENT	81

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee is responsible for the selection, retention, termination and oversight of our independent auditors.
The Audit Committee appointed Crowe as our independent auditors for the fiscal year ending December 31, 2024. The Audit Committee and the Board are requesting, as a matter of policy, that shareholders ratify the appointment of Crowe as our independent auditors. The Board and the Audit Committee are not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time.
We expect that representatives of Crowe will be present at the 2024 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions from shareholders.

82	MYR GROUP INC. | 2024 PROXY STATEMENT

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2024 ANNUAL MEETING
Neither the Board nor management knows of any business, other than that described in this Proxy Statement, that may be presented for action at the 2024 Annual Meeting. If any other matters properly come before the meeting, your proxy authorizes the persons named as proxies to vote on such matters in accordance with the Board’s recommendation or, if no recommendation is given, in accordance with the proxies’ best judgment.

MYR GROUP INC. | 2024 PROXY STATEMENT	83

OWNERSHIP OF EQUITY SECURITIES
The following table shows the number of shares of MYR Group common stock beneficially owned (as defined in accordance with Rule 13d-3 under the Exchange Act) as of February 29, 2024 by each director and NEO named in the Summary Compensation Table who was an employee or director of the Company as of December 31, 2023, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. None of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Common Stock	Restricted Stock Units(1)	Total Beneficial Ownership	Percentage(2)
Named Executive Officers and Directors
Richard S. Swartz	135,804	9,904	145,708	*
Kelly M. Huntington	—	732	732	*
Tod M. Cooper	29,242	3,154	32,396	*
Don A. Egan	6,673	1,051	7,724	*
William F. Fry	11,160	2,057	13,217	*
Bradley T. Favreau	10,825	877	11,702	*
Kenneth M. Hartwick	21,649	1,277	22,926	*
Ajoy H. Karna	1,425	877	2,302	*
Jennifer E. Lowry	9,114	877	9,991	*
Donald C.I. Lucky	18,103	877	18,980	*
Shirin S. O'Connor	4,515	877	5,392	*
William D. Patterson	31,750	877	32,627	*
All executive officers and directors as a group (12 persons).	280,260	23,437	303,697	1.8%
*    Percentage less than 1% of outstanding common stock.
(1)This column reflects shares of common stock that could be acquired by the vesting of Restricted Stock Units held by the NEOs and Directors within 60 days of February 29, 2024.
(2)Based on 16,739,341 shares of common stock of MYR Group issued and outstanding as of February 29, 2024.
The following table displays information about persons known to us to be the beneficial owners of 5% or more of our issued and outstanding common stock as of February 29, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)
BlackRock, Inc. •50 Hudson Yards New York, NY 10001	3,040,670	(2)	18.2%
The Vanguard Group •100 Vanguard Blvd. Malvern, PA 19355	1,260,930	(3)	7.5%
(1)The percent of common stock is calculated by dividing the amount of beneficial ownership by 16,739,341 shares of common stock of MYR Group issued and outstanding as of February 29, 2024.
(2)Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 19, 2024, BlackRock, Inc. stated that, of the 3,040,670 shares beneficially owned as of December 31, 2023, it had sole voting power with respect to 2,969,285 shares, sole dispositive power with respect to 3,040,670 shares and shared voting and dispositive power with respect to none of the shares.
(3)Based on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, The Vanguard Group stated that, of the 1,260,930 shares beneficially owned as of December 31, 2023, it had shared voting power with respect to 30,146 shares, sole dispositive power with respect to 1,216,221 shares and shared dispositive power with respect to 44,709 shares.

84	MYR GROUP INC. | 2024 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING
WHY AM I RECEIVING THESE PROXY SOLICITATION MATERIALS?
We are providing you these materials in connection with the Board’s solicitation of proxies to be voted at our 2024 Annual Meeting. These materials provide information regarding the voting procedures and the matters to be voted on at the 2024 Annual Meeting. We began making these materials available on or around March 6, 2024, to all shareholders entitled to vote at the 2024 Annual Meeting.
In addition, copies of the 2023 Form 10-K and this Proxy Statement will be sent free of charge to any shareholder who sends a written request to Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241 or by calling 303-286-8000.
WHO IS ENTITLED TO VOTE AT THE 2024 ANNUAL MEETING?
The Board established February 29, 2024 as the record date (the “Record Date”) for the 2024 Annual Meeting. Shareholders owning our common stock at the close of business on the Record Date are entitled to receive notice of the 2024 Annual Meeting and vote their shares at the 2024 Annual Meeting. At the close of business on the Record Date, 16,739,341 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the 2024 Annual Meeting.
WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?
With respect to the election of directors, you may vote FOR, vote AGAINST or vote to ABSTAIN with respect to each of the nominees. Our By-Laws provide for a majority of votes cast standard in uncontested director elections as will be held at the 2024 Annual Meeting. The By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR or votes AGAINST but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election in an uncontested election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
You may vote FOR, vote AGAINST or vote to ABSTAIN with respect to the advisory approval of the compensation of the Company's NEOs the approval of the MYR Group, Inc. 2017 Long-Term Incentive Plan (amended and restated as of April 24, 2024), and the ratification of the appointment of our independent registered public accounting firm. In order to be approved, each of these three proposals require the affirmative FOR vote of a majority of those shares present (either in person or represented by proxy) and entitled to vote on those proposals. Any ABSTAIN vote will have the same effect as a vote AGAINST a matter.
WHAT EFFECT DO BROKER NON-VOTES HAVE ON THE PROPOSALS?
A broker is entitled to vote shares held for a beneficial holder on “routine” matters without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on “non-routine” proposals, such as the election of directors. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Consequently, if your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct your broker as to how to vote on Proposals 1, 2, and 3, the broker may not exercise discretion to vote FOR or AGAINST such proposal. With respect to Proposal 4, the broker may exercise its discretion to vote FOR or AGAINST that proposal in the absence of your instruction. We strongly encourage you to instruct your bank or broker on how you would like to vote so your vote can be counted on all proposals.

MYR GROUP INC. | 2024 PROXY STATEMENT	85

HOW WILL MY SHARES BE VOTED?
Your shares will be voted as you direct if you vote by signing and returning the enclosed proxy card. If you sign and return the enclosed proxy card but do not specify how you would like your shares voted, they will be voted in accordance with the Board’s recommendations on all matters or, if no recommendation is given, in accordance with the proxies’ best judgment.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of shareholders is necessary to validly hold the 2024 Annual Meeting. A quorum will be present if at least a majority of our shares that are issued and outstanding and entitled to vote on the Record Date are represented at the 2024 Annual Meeting, either in person or by proxy. Abstentions and broker non-votes (i.e., when a shareholder does not provide voting instructions to their broker or nominee) will count for purposes of determining whether a quorum exists.
HOW DO I VOTE?
Voting Before the 2024 Annual Meeting
If you hold shares of the Company’s common stock in your own name (known as ownership “of record”) on the books of our transfer agent, you are a registered shareholder. If a broker, bank or other nominee holds your shares (also known as ownership in “street name”), you are a beneficial owner. Registered shareholders and beneficial owners may vote their shares in advance of the 2024 Annual Meeting using one of the following methods:
•By Mail: Complete, sign, date and return (in the postage-paid envelope provided) your proxy card or voting instruction form;
•By Internet: Go to www.proxyvote.com and follow the instructions – you will need the 16-digit control number included on your proxy card or voting instruction form; or
•By Telephone: Call (800) 690-6903 and following the recorded instructions – you will need the 16-digit control number included on your proxy card or voting instruction form.
Voting During the 2024 Annual Meeting
Registered shareholders and beneficial owners may also vote online during the 2024 Annual Meeting. You will need the 16-digit control number included on your proxy card or voting instruction form to log in to the virtual meeting platform at virtualshareholdermeeting.com/MYRG2024. Voting electronically online during the 2024 Annual Meeting will replace any previous votes with respect to the shares voted during the 2024 Annual Meeting.
CAN I CHANGE MY VOTE?
If you would like to change your vote after submitting your proxy and prior to the 2024 Annual Meeting, you can revoke your proxy and change your proxy instructions by (a) signing and submitting another proxy card with a later date, (b) voting online during the 2024 Annual Meeting, or (c) entering a new vote on the internet or by telephone. Alternatively, you may provide a written statement of your intention to revoke your proxy to our Secretary prior to the 2024 Annual Meeting at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241. If your shares are held in street name (i.e., your shares are held in an account through your broker), you should contact your bank or broker for specific instructions on how to change your vote.

86	MYR GROUP INC. | 2024 PROXY STATEMENT

WHAT IF I WISH TO ATTEND THE 2024 ANNUAL MEETING?
You are entitled to attend and participate virtually in the 2024 Annual Meeting only if you were a shareholder on the Record Date. To attend and participate in the 2024 Annual Meeting on April 24, 2024, visit virtualshareholdermeeting.com/MYRG2024 and enter the 16-digit control number included on your proxy card or voting instruction form. The 2024 Annual Meeting will begin promptly at 8:00 a.m. Mountain time. We encourage you to access the 2024 Annual Meeting prior to the start time.
Online check-in will begin at 7:45 a.m. Mountain time. Even if you wish to attend and participate in the 2024 Annual Meeting, we urge you to cast your vote as soon as possible using one of the methods outlined in this Proxy Statement. If you choose to vote online during the 2024 Annual Meeting, it will revoke any previous proxy or vote submitted with respect to the shares voted during the 2024 Annual Meeting.
WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE 2024 ANNUAL MEETING?
MYR Group bears the cost of soliciting your vote. In addition to mailing the Notice of Meeting or set of proxy materials, our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities. We may enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse the banks and brokerage houses for related out-of-pocket expenses. We retained Morrow Sodali LLC to aid in soliciting votes for the 2024 Annual Meeting for a total fee of $7,500 plus reasonable expenses.
I RECEIVED ONLY ONE SET OF PROXY MATERIALS. IS IT POSSIBLE TO OBTAIN DUPLICATES?
Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of our common stock in an account at the same broker, bank or other nominee, we delivered a single Notice of Meeting or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Shareholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Meeting or set of proxy materials to a shareholder at a shared address to which a single copy of the materials was delivered. A shareholder who wishes to receive a separate copy of the Notice of Meeting or proxy materials for the 2024 Annual Meeting or for future meetings should submit this request by contacting Morrow Sodali, LLC, our proxy solicitor for the 2024 Annual Meeting, by email at myrteam@morrowsodali.com, in writing at 470 West Avenue, Suite 3000, Stamford, CT 06902 or by calling 1-800-662-5200. If you would like to opt out of householding, please contact your broker, bank or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
If you are a registered shareholder, we sent you and each registered shareholder at your address a separate Notice of Meeting or set of proxy materials.
WHO COUNTS THE VOTE?
As the appointed independent tabulator, Broadridge Financial Solutions, Inc. will receive the proxies and tabulate the votes cast. Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the results. Your vote will not be disclosed to our directors, officers or employees, except (a) as necessary to meet legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if you provide a comment with your proxy or otherwise communicate your vote to us or (d) as necessary to allow the independent inspector of election to certify the results.
HOW DO I FIND OUT THE VOTING RESULTS?
Voting results will be included in a Current Report on Form 8-K to be filed with the SEC after the 2024 Annual Meeting. This Form 8-K will also be available on our website at www.myrgroup.com.

MYR GROUP INC. | 2024 PROXY STATEMENT	87

2025 ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2025 ANNUAL MEETING
Under our By-Laws, a shareholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of shareholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 30 days of such anniversary, we must receive shareholder proposal submissions no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made, whichever occurs first. Accordingly, to be considered at the 2025 Annual Meeting of Shareholders, we must receive a shareholder’s written notice of nomination or proposal on or after December 25, 2024 and not later than January 24, 2025.
In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules shareholders who intend to solicit proxies in support of director nominees other than MYR Group’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than MYR Group’s nominees), which notice must be postmarked or transmitted electronically to us at our principal executive office no later than 60 calendar days prior to the anniversary date of the immediately preceding annual meeting of shareholders (for the 2025 Annual Meeting, no later than February 24, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.
Under SEC Rule 14a-8, a shareholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of shareholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of our proxy statement being released to shareholders for the previous year’s annual meeting. If we change the date of an annual meeting by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we print and send our proxy materials for the annual meeting. Accordingly, to be considered for inclusion in our 2025 proxy statement, we must receive a shareholder’s submission of a proposal on or before November 6, 2024.
Shareholder proposals must be sent to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241. For additional information about the shareholder proposal submission process, please see our By-Laws which are available on the Investors page of our website at www.myrgroup.com, under “Corporate Governance.”
2023 ANNUAL REPORT AND SEC FILINGS
Our financial statements for the fiscal year ended December 31, 2023 are included in our 2023 Form 10-K. Our 2023 Form 10-K and this Proxy Statement are posted on our website at www.myrgroup.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our 2023 Form 10-K, you may request a copy of it without charge by writing to our Secretary, at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.

By Order of the Board of Directors

March 6, 2024
William F. Fry
Senior Vice President,
Chief Legal Officer and Secretary

88	MYR GROUP INC. | 2024 PROXY STATEMENT

APPENDIX A
MYR GROUP INC.
2017 LONG-TERM INCENTIVE PLAN
(As Amended and Restated as of April 24, 2024)
1.PURPOSE OF THE PLAN
The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain directors of the Company, employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries. The Plan’s purpose is also to provide Awards to Eligible Persons that promote and recognize service to and performance for the Company and its Subsidiaries.
2.DEFINITIONS
Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:
(a)“Award” means an award of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, a Performance Award, Phantom Stock, Stock Bonus, Dividend Equivalent, or a Cash Incentive Award granted under the Plan.
(b)“Award Agreement” means an agreement entered into between the Company and a Participant, or a certificate, resolution or other type or form of writing or other evidence approved by the Committee, setting forth the terms and conditions of an Award granted to a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(c)“Board” means the Board of Directors of the Company.
(d)“Cash Incentive Award” means a cash-settled Performance Award granted pursuant to Section 10 of this Plan.
(e)“Change in Control” shall have the meaning specified in Section 14 hereof.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)“Committee” means the Compensation Committee of the Board (or its successor), or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.
(h)“Common Stock” means the common stock of the Company, par value $0.01 per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.
(i)“Company” means MYR Group Inc., a Delaware corporation, and its successors.
(j)“Date of Grant” means the date on which an Award under the Plan is made, as provided for by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may provide for on which the Award becomes effective.
(k)“Dividend Equivalent” means an Award under Section 13 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.
(l)“Effective Date” shall have the meaning specified in Section 17.1 hereof.
(m)“Eligible Person” means any person who is an Employee, a Non-Employee Director, or a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).
(n)“Employee” means any person who is an employee of the Company or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who meets the definition of “employees” under Section 3401(c) of the Code.

MYR GROUP INC. | 2024 PROXY STATEMENT	89

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(p)“Fair Market Value” of a share of Common Stock as of a given date means (i) the closing price per share of Common Stock for such date on the national securities exchange on which the shares of Common Stock are principally traded, or (ii) if the shares of Common Stock are then traded only in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the relevant date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such fair market value as the Committee, in its sole discretion, shall determine. The Committee is authorized to establish in good faith another fair market value pricing method, provided such method is stated in the applicable Award Agreement and is determined in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(q)“Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder.
(r)“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.
(s)“Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.
(t)“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.
(u)“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
(v)“Performance Award” means an Award made under Section 10 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”), or a payment in cash (a “Cash Incentive Award”), at the end of a performance period if certain conditions established by the Committee are satisfied.
(w)“Person” means any person, corporation, partnership, joint venture or other entity (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(x)“Phantom Stock” means an Award under Section 11 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.
(y)“Plan” means the MYR Group Inc. 2017 Long-Term Incentive Plan, as it may be amended or amended and restated from time to time. This Plan was last amended and restated effective April 24, 2024.
(z)“Predecessor Plan” means the MYR Group Inc. 2007 Long-Term Incentive Plan, including as amended or amended and restated from time to time.
(aa)“Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.
(ab)“Restricted Stock Unit” means an Award made pursuant to Section 9 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable restriction period.
(ac)“Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the SAR and the Fair Market Value of a share of Common Stock on the date of exercise.
(ad)“Stock Bonus” means an Award under Section 12 hereof entitling a Participant to receive an unrestricted share of Common Stock.
(ae)“Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

90	MYR GROUP INC. | 2024 PROXY STATEMENT

3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN
3.1   Number of Shares.   Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock available for Awards under the Plan is 2,200,000 shares of Common Stock (consisting of 900,000 shares approved by the Company’s shareholders in 2017, 600,000 shares approved by the Company’s shareholders in 2020, and 700,000 shares to be approved by the Company's shareholders in 2024). Shares of Common Stock subject to any Award shall be counted against the aggregate share limit described above as one share of Common Stock for every one share of Common Stock that is issued in connection with such Award. Subject to the provisions of this Section 3, no more than 2,200,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury shares of Common Stock. Except as provided in Section 18 of this Plan, if any Award granted under this Plan or the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash or is unearned, the shares of Common Stock subject to such Award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under this Plan. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award to the extent of such cash payment will be available for Awards hereunder. Notwithstanding anything to the contrary contained herein, (a) Common Stock tendered or otherwise used in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (b) Common Stock withheld or otherwise used by the Company to satisfy tax withholding shall not be added to the aggregate Plan limit described above; (c) Common Stock that is repurchased by the Company with Option proceeds shall not be added to the aggregate Plan limit described above and (d) all Common Stock covered by a SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.
3.2   Adjustments.   If there shall occur any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (a) the maximum numbers and kind of shares provided in Section 3.1 hereof, (b) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2, 9.2 and 10.2 hereof, (c) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (d) the price for each share or unit or other right subject to then-outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (e) the performance targets or goals appropriate to any outstanding Performance Awards or (f) any other terms of an Award that is affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. In addition, for each Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

MYR GROUP INC. | 2024 PROXY STATEMENT	91

4.   ADMINISTRATION OF THE PLAN
4.1   Committee Members.   Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.
4.2   Discretionary Authority.   Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.
4.3   Changes to Awards.   If permitted by Section 409A of the Code, the Committee shall have the authority to effect, at any time and from time to time (a) the cancellation of any or all outstanding Awards and the grant in substitution therefore of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (b) the amendment of the terms of any and all outstanding Awards; provided, however, that (i) no such action may impair the rights of the Participants without their consent and (ii) except in connection with a corporate transaction or event described in Section 3.2 hereof, the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of another Award or cash (including following a voluntary surrender of an “underwater” Award) without the approval of the Company’s shareholders.
4.4   Delegation of Authority.   The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Company the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to applicable law and such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any “officer” of the Company as such term is used for purposes of Section 16 of the Exchange Act.
4.5   Awards to Non-Employee Directors.   An Award to a Non-Employee Director under the Plan shall be approved by the Board. With respect to Awards to Non-Employee Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose. In no event will any Non-Employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $400,000.

92	MYR GROUP INC. | 2024 PROXY STATEMENT

5.   ELIGIBILITY AND AWARDS
All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units (or amount of cash) subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 15 hereof that shall include the terms and conditions consistent with the Plan as the Committee may determine.
6.   STOCK OPTIONS
6.1   Grant of Option.   An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Options granted to any one Participant during any one calendar year shall be limited to 200,000 shares (subject to adjustment as provided in Section 3.2 hereof).
6.2   Exercise Price.   The exercise price of the Option shall be determined by the Committee; provided, however, except with respect to awards under Section 18 of this Plan, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.
6.3   Vesting; Term of Option.   The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, including whether performance criteria must be achieved as a condition to the exercise of the Option; provided, however, that subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, an Option may not become exercisable by the passage of time sooner than after one year (or sooner than after a one-year performance period). Notwithstanding the immediately preceding sentence, an Option may become vested and exercisable (or continue to vest and become exercisable) in circumstances including upon a Participant’s retirement, death or disability, termination of service or employment, or a Change in Control to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Company or any Subsidiary.
6.4   Option Exercise; Withholding.   Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Company together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (a) in cash or by cash equivalent, (b) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (c) at the discretion of the Committee, and to the extent permitted by law, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (d) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (e) at the discretion of the Committee, by a combination of the methods described above or (f) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

MYR GROUP INC. | 2024 PROXY STATEMENT	93

6.5   Limited Transferability.   Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
6.6   Limitation on Repricing.   Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options, or cancel outstanding Options in exchange for cash, other Awards or Options (including following a Participant’s voluntary surrender of “underwater” options) with an exercise price that is less than the exercise price of the original Options, without shareholder approval. This Section 6.6 is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 6.6 may not be amended without approval by the Company’s shareholders.
6.7   Additional Rules for Incentive Stock Options.
(a)Annual Limits.   No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under Section 422(d) of the Code), determined in accordance with Section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.
(b)Termination of Employment.   An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of Section 422 of the Code and Treasury Regulations thereunder.
(c)Other Terms and Conditions; Nontransferability.   Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Company. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(d)Disqualifying Dispositions.   If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

94	MYR GROUP INC. | 2024 PROXY STATEMENT

7.   STOCK APPRECIATION RIGHTS
7.1   Grant of SARs.   A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee, including whether performance criteria must be achieved as a condition of the exercise of the Stock Appreciation Right. A Stock Appreciation Right may become vested and exercisable (or continue to vest and become exercisable) in circumstances including upon a Participant’s retirement, death or disability, termination of service or employment, or a Change in Control to the extent provided in an Award Agreement. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).
7.2   Tandem SARs.   A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.
7.3   Freestanding SARs.   A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, a Stock Appreciation Right may not become exercisable by the passage of time sooner than after one year (or sooner than after a one-year performance period). The base price of a SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, except with respect to awards under Section 18 of this Plan, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.
7.4   Payment of SARs.   A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR; by (b) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.
7.5   Limitation on Repricing.   Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights, or cancel outstanding Stock Appreciation Rights in exchange for cash, other Awards or Stock Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Stock Appreciation Rights) with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without shareholder approval. This Section 7.5 is intended to prohibit the repricing of “underwater” Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 7.5 may not be amended without approval by the Company’s shareholders.
8.   RESTRICTED STOCK
8.1   Grants of Restricted Stock.   An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price.

MYR GROUP INC. | 2024 PROXY STATEMENT	95

8.2   Vesting Requirements.   The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Company or its Subsidiaries for a specified time period or periods, and/or based on the attainment of specified business goals or measures established by the Committee in its sole discretion; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, the period of time will be no shorter than one year (or based on a one-year performance period). Notwithstanding the immediately preceding sentence, Restricted Stock may become vested (or continue to vest) in circumstances including upon a Participant’s retirement, death or disability, termination of service or employment, or a Change in Control to the extent provided in an Award Agreement. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).
8.3   Restrictions.   Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.
8.4   Rights as Shareholder.   Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement; provided, however, that dividends or other distributions on Restricted Stock will be deferred until and paid contingent upon the vesting or earning of such Restricted Stock.
8.5   Section 83(b) Election.   The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company.
9.   RESTRICTED STOCK UNITS
9.1   Grants of Restricted Stock Units.   An Award of Restricted Stock Units to a Participant constitutes the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the passage of time or the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of performance criteria) during the restriction period as the Committee may specify.
9.2   Vesting.   Each such grant or sale of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share of Common Stock on the Date of Grant. Vesting requirements may be based on the continued employment or service of the Participant with the Company or its Subsidiaries for a specified time period or periods and/or based on the attainment of specified business goals or measures established by the Committee in its sole discretion; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, the period of time will be no shorter than one year (or based on a one-year performance period). Notwithstanding the immediately preceding sentence, Restricted Stock Units may become vested (or continue to vest) in circumstances including upon a Participant’s retirement, death or disability, termination of service or employment, or a Change in Control to the extent provided in an Award Agreement. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock Units granted to any one Participant during any one calendar year shall be separately limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

96	MYR GROUP INC. | 2024 PROXY STATEMENT

9.3   No Rights as Shareholder.   During the restriction period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, in accordance with Section 13 of this Plan, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.
9.4   Settlement.   Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.
10.   PERFORMANCE AWARDS
10.1   Grant of Performance Awards.   The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units), or represented by cash amounts (Cash Incentive Awards). At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods of, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, not less than one year and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. Each performance period shall be determined by the Committee. The performance goals applicable to a Performance Award grant (or actual levels of achievement relating thereto) may be subject to such later revisions as the Committee shall deem appropriate including to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Notwithstanding the second sentence of this Section 10.1, Performance Awards may become vested or earned (or continue to become vested or earned) in circumstances including upon a Participant’s retirement, death or disability, termination of service or employment, or a Change in Control to the extent provided in an Award Agreement.
10.2   Payment of Performance Awards.   At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made (for Performance Awards other than Cash Incentive Awards) in the form of cash or shares of Common Stock or a combination of cash and shares of Common Stock. Payments for Cash Incentive Awards, if any, shall be made in the form of cash. Payments of Performance Awards shall generally be made as provided for in the applicable Award Agreement. The Committee may, at the Date of Grant of Performance Shares, provide for the payment of Dividend Equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such Dividend Equivalents are paid. The maximum value of Performance Units that may be granted to any one Participant during any one calendar year shall be separately limited to $3,750,000 (subject to adjustment as provided in Section 3.2 hereof). The maximum number of Performance Shares that may be granted to any one Participant during any one calendar year shall be separately limited to 100,000 share units (subject to adjustment as provided in Section 3.2 hereof). The maximum value of Cash Incentive Awards that may be granted to any one Participant during any one calendar year shall be separately limited to $5,000,000 (subject to adjustment as provided in Section 3.2 hereof).

MYR GROUP INC. | 2024 PROXY STATEMENT	97

10.3   Performance Criteria.   The performance criteria upon which the payment or vesting of a Performance Award shall be based on one or more metrics designated by the Committee, which may include, but shall not be limited to, the following criteria (or such other business criteria as the Committee shall determine in its sole discretion): total shareholder return; stock price appreciation; return on equity; return on assets; modified return on assets; return on capital (including return on invested capital); earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; pre-tax income; pre-tax income per share; operating income; pre-tax profit margin; performance against business plan; backlog; customer service; corporate governance quotient or rating; market share; employee satisfaction; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management. Performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The performance criteria may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. Each such performance criterion will define in an objective manner the extent to which the performance criterion for a performance period has been achieved.
11.   PHANTOM STOCK
11.1   Grant of Phantom Stock.   Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, the period of time will be no shorter than one year (or based on a one-year performance period). Notwithstanding the immediately preceding sentence, Phantom Stock may become vested (or continue to vest) in circumstances including upon a Participant’s retirement, death or disability, termination of service or employment, or a Change in Control to the extent provided in an Award Agreement. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years. In addition, the Committee may, at or after the Date of Grant, in accordance with Section 13 of this Plan, authorize the payment of dividend equivalents on any Phantom Stock on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Phantom Stock will be deferred until and paid contingent upon the vesting of such Phantom Stock.
11.2   Payment of Phantom Stock.   Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof. The maximum number of units of Phantom Stock that may be granted to any one Participant during any one calendar year shall be separately limited to 100,000 units.

98	MYR GROUP INC. | 2024 PROXY STATEMENT

12.   STOCK BONUS
12.1   Grant of Stock Bonus.   An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price. Shares subject to any Stock Bonus shall count against the limit described in Section 17.4 of this Plan.
12.2   Payment of Stock Bonus.   In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable. The maximum number of shares that may be granted as a Stock Bonus to any one Participant during any one calendar year shall be separately limited to 100,000 shares.
13.   DIVIDEND EQUIVALENTS
13.1   Grant of Dividend Equivalents.   A Dividend Equivalent granted to a Participant is an Award, other than an Option or a Stock Appreciation Right, in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.
13.2   Payment of Dividend Equivalents.   Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee; provided, however, that dividends, Dividend Equivalents or other distributions on Awards will be deferred until and paid contingent upon (a) vesting of the Award, if the Award vests based solely on the passage of time, or (b) the attainment of specified business goals or measures, if the Award vests based on the attainment of specified business goals or measures, and the payment of such Award. In no event will any Option Awards or SAR Awards granted under this Plan provide for any dividends or Dividend Equivalents thereon.
14.   CHANGE IN CONTROL
14.1   Effect of Change in Control.   The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (a) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award; (b) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (c) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee; or (d) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.
14.2   Definition of Change in Control.   Unless otherwise specified in the Award Agreement, a “Change in Control” means any of the following:
(a)Change in Ownership of the Company.   A change in the ownership of the Company occurs on the date that any one Person or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition, on an arm’s length basis, of ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company. However, if any one Person (or more than one Person acting as a group) is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock prior to the acquisition, any consummation of the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company;

MYR GROUP INC. | 2024 PROXY STATEMENT	99

(b)Change in Effective Control of the Company.   A change in the effective control of the Company occurs on either of the following dates: (i) the date any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition (including over a 12-month period ending on the date of the most recent acquisition by such Person or Persons) of ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, or (ii) the date individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, and provided further, that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a “Change in Control,” and after any such reduction the “Incumbent Board” shall mean the Board as so reduced; or
(c)Change in Ownership of a Substantial Portion of the Company’s Assets.   A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition (including over a 12-month period ending on the date of the most recent acquisition by such Person or Persons) of all or substantially all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
15.   AWARD AGREEMENTS
15.1   Form of Agreement.   Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
15.2   Termination of Service.   The Award Agreements may include provisions describing the treatment of an Award, including in the event of the retirement, disability, death or other termination of a Participant’s employment with or other services to the Company and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options.
15.3   Forfeiture Events.   The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary. In addition, notwithstanding anything in this Plan to the contrary, Awards granted under this Plan are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of any Award Agreement to which this Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any Award under the Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or

100	MYR GROUP INC. | 2024 PROXY STATEMENT

has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
15.4   Contract Rights; Amendment.   Any obligation of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations, including those created by an Award Agreement. If determined applicable, no Award shall be enforceable until the Award Agreement has been signed on behalf of the Company (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Company. If applicable, by executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Subject to Section 409A of the Code, as applicable, Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement and Plan. If applicable, in accordance with such procedures as the Company may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.
16.   GENERAL PROVISIONS
16.1   No Assignment or Transfer; Beneficiaries.   Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant’s death. Notwithstanding anything herein to the contrary, in no event may any Award granted under the Plan be transferred for value.
16.2   Deferrals of Payment.   The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Company, any such deferral shall be effected in accordance with the requirements of Section 409A of the Code so as to avoid any imposition of a tax under Section 409A of the Code.
16.3   Rights as Shareholder.   Except as otherwise provided in this Plan, a Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits; provided, however, that dividends, Dividend Equivalents or other distributions on Awards will be deferred until and paid contingent upon vesting or the attainment of such specified business goals or measures, as applicable.
16.4   Employment or Service.   Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Company or any Subsidiary.

MYR GROUP INC. | 2024 PROXY STATEMENT	101

16.5   Securities Laws.   No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. Notwithstanding anything in this Plan or an Award Agreement (or otherwise) to the contrary, nothing in this Plan or in an Award Agreement (or otherwise) prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations (and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act).
16.6   Tax Withholding.   The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award; provided, that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right or another taxable event with respect to any Award, the fair market value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences and (b) such additional withholding amount is authorized by the Committee.
16.7   Unfunded Plan.   The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.
16.8   Other Compensation and Benefit Plans.   The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.
16.9   Plan Binding on Successors.   The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his or her executor, administrator and permitted transferees and beneficiaries.
16.10   Construction and Interpretation.   Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan. Further, the Company will not be required to issue any fractional Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
16.11   Severability.   If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
16.12   Governing Law.   The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

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16.13   Non-U.S. Employees.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by, or provide services as a Non-Employee Director to, the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
16.14   Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder will be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the earlier of (x) the first day of the seventh month following the date of the Participant’s separation from service and (y) the Participant’s death.
(d)Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such Award.
(e)Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

MYR GROUP INC. | 2024 PROXY STATEMENT	103

17.   EFFECTIVE DATE, TERMINATION AND AMENDMENT
17.1   Effective Date; Shareholder Approval.   The original MYR Group Inc. 2017 Long-Term Incentive Plan was adopted by the Board on February 23, 2017 and approved by the Company’s shareholders (and effective) on April 27, 2017 (the "Effective Date"). The 2020 amendment and restatement of the MYR Group Inc. 2017 Long-Term Incentive Plan was effective on April 23, 2020. This 2024 amendment and restatement of the MYR Group Inc. 2017 Long-Term Incentive Plan will be effective as of the date on which such amendment and restatement is approved by the shareholders of the Company (the "Amendment and Restatement Date"). No grants will be made on or after April 27, 2017 under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan continued following April 27, 2017.
17.2   Termination.   The Plan shall no longer be used for new Awards after the date immediately preceding the tenth anniversary of the Amendment and Restatement Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Common Stock under such awards to be added to the aggregate number of shares of Common Stock available under Section 3 of this Plan pursuant to the share counting rules of this Plan). The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.
17.3   Amendment.   The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that, for purposes of applicable stock exchange rules and except as permitted under Section 3.2 of this Plan, no amendment or modification of the Plan shall be effective without the consent of the Company’s shareholders if the amendment or modification (a) would materially increase the benefits accruing to participants under the Plan, (b) would materially increase the number of shares of Common Stock that may be issued under the Plan, (c) would materially modify the requirements for participation in the Plan, or (d) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market (or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted), in which case such amendment or modification will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
17.4   Notwithstanding the minimum vesting provision of the Plan, an aggregate of up to 5% of the maximum number of shares of Common Stock that may be available for Awards under the Plan as provided for in Section 3.1 hereof, as may be adjusted under Section 3.2 hereof, may be used for Awards granted under the Plan under Section 12 (plus Awards granted under the Plan that do not comply with the one-year vesting requirements set forth in Section 6.3, 7.3, 8.2, 9.2, 10.1 and 11.1 of the Plan).
18.STOCK-BASED AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY ANOTHER COMPANY
Notwithstanding anything in this Plan to the contrary:
18.1   Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

104	MYR GROUP INC. | 2024 PROXY STATEMENT

18.2   In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
18.3   Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 18.1 or 18.2 of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 18.1 or 18.2 of this Plan, will be added to the aggregate limit contained in Section 3.1 of this Plan.

MYR GROUP INC. | 2024 PROXY STATEMENT	105

APPENDIX B

MYR GROUP INC.
ATTN: CORPORATE SECRETARY
12121 GRANT STREET
SUITE 610
THORNTON, CO 80241

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 23, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYRG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 23, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30916-P00368

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MYR GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4.

	For	Against	Abstain
1. ELECTION OF TWO CLASS II DIRECTOR NOMINEES FOR TWO YEAR TERMS.			
1a. Donald C.I. Lucky	☐	☐	☐
1b. Shirin S. O'Connor	☐	☐	☐
2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐
3. APPROVAL OF THE MYR GROUP INC. 2017 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF APRIL 24, 2024).	☐	☐	☐
4. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted "FOR" each of the nominees named in Proposal 1 and "FOR" proposals 2, 3, and 4. The Proxies are hereby authorized to vote in accordance with their best judgment on any other matter that may properly come before the 2024 Annual Meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

106	MYR GROUP INC. | 2024 PROXY STATEMENT

APPENDIX C
2023, 2022 and 2021 Return on Invested Capital (“ROIC”)
ROIC is not recognized under GAAP, and is a key metric used by management to determine our executive compensation. We define ROIC as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period, computed as follows:

ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Shareholder’ Equity) at the beginning and the end of each performance year in the period
ROIC calculated for each of the years ended December 31, 2023, 2022 and 2021, and average of those years is computed as follows:

	2023	2022	2021
Net income	$90,990	$83,381	$85,010
Plus: Net Interest	4,051	3,376	1,729
Plus: Amortization of Intangible Assets	4,907	9,009	2,311
Less: Tax on Interest and Amortization	(2,437)	(3,344)	(1,087)
Less: Dividends	—	—	—
Return	$97,511	$92,422	$87,963

	2023	2022	2021	2020
Shareholders' equity	$651,202	$560,200	$519,102	$429,288
Plus: total funded debt	36,241	40,553	4,503	29,420
Less: cash and cash equivalents	(24,899)	(51,040)	(82,092)	(22,668)
Invested Capital	662,544	549,713	441,513	436,040
Average Invested Capital	$606,129	$495,613	$438,777

	Three Year Average (2023, 2022 and 2021)	2023	2022	2021
ROIC	18.3%	16.1%	18.6%	20.0%

MYR GROUP INC. | 2024 PROXY STATEMENT	107